                                                                   EXHIBIT 10.10


                         DATED                    1998
                -----------------------------------------------




                                MEDIARESEAUX MARNE                (1)
                        As Parent and Original Borrower

                                      and

                                   PARIBAS                        (2)
                                  As Arranger

                                      and

                     THE BANKS AND FINANCIAL INSTITUTIONS         (3)
                               REFERRED TO HEREIN

                                      and

                                 PARIBAS                          (4)
                               As Facility Agent

                                      and

                                   PARIBAS                        (5)
                               As Security Agent


                -----------------------------------------------

                              FACILITY AGREEMENT
                             FOR A FRF 700,000,000
                            SECURED CREDIT FACILITY

                -----------------------------------------------



                                  Norton Rose
                                     Paris

                                   CONTENTS

Clause                                           Headings                                           Page
1        Interpretation.............................................................................   1

2        The Facility...............................................................................  30

3        Conditions Precedent.......................................................................  32

4        Advances and Overdraft Utilisations........................................................  34

5        Repayment and Prepayment...................................................................  40

6        Interest...................................................................................  43

7        Fees, Expenses and Stamp Taxes.............................................................  49

8        Payments and Taxes; Accounts...............................................................  51

9        Representations and Warranties.............................................................  56

10       Undertakings...............................................................................  65

11       Commercial and Financial Covenants.........................................................  83

12       Public Offering - Flotation................................................................  86

13       Default....................................................................................  86

14       Indemnities................................................................................  95

15       Unlawfulness and increased costs; mitigation...............................................  96

16       Arranger, Facility Agent and Security Agent................................................  99

17       Waivers, Remedies Cumulative............................................................... 107

18       Notices.................................................................................... 107

19       Changes to the Parties..................................................................... 108

20       Redistribution............................................................................. 111

21       Confidentiality............................................................................ 113

22       Miscellaneous.............................................................................. 114

23       Governing Law and Jurisdiction............................................................. 114

SCHEDULES

1        The Banks And Their Commitments............................................................ 115

         Part A - Tranche A Banks................................................................... 115

         Part B - Tranche B Banks................................................................... 116

2        Conditions Precedent....................................................................... 117

         Part A Conditions Precedent to the First Advance and Overdraft Utilisation................. 117

         Part B - Conditions Precedent to Accession of Acceding Borrowers........................... 119

3        Form of Drawdown Notice.................................................................... 120

         Part A - RCF Advances requested during the Tranche A Availability Period................... 120

         Part B - Form of Rollover Notice........................................................... 123

4        Parent Security Documents.................................................................. 125

5        List of CSA Authorisations................................................................. 126

6        Accounts................................................................................... 127

         Part A - Quarterly Management Account...................................................... 127

         Part B - Monthly Management Account........................................................ 130

7        Compliance Certificates.................................................................... 132

         Part A - Form of Financial  Ratio  Compliance  Certificate to be issued by the President of the
         Parent..................................................................................... 132

         Part B - Form of Certificate to be issued by the Statutory  Auditors of the Parent  pursuant to
         Clause 10.1(j)(ii) concerning Excess Cash Flow............................................. 135

8A       Essential  Principles  and  Documents  required  for  approval of a Proposed  Future  Franchise
         Agreement as a Permitted Future Franchise Agreement........................................ 136

         Part A - Essential Principles of Permitted Future Franchise Agreements..................... 136

         Part B - Certificate of Compliance  with  Essential  Principles of Permitted  Future  Franchise
         Agreements................................................................................. 139

         Part C - Documents  required to be delivered  to the Facility  Agent for approval of a Proposed
         Future Franchise Agreement as a Permitted Future Franchise Agreement....................... 140

8B       Essential  Principles  and  Documents  required  for  approval of a Proposed  Future  Radio and
         Television  Network  Public  Domain  Occupation  Agreement  as a  Permitted  Future  Radio  and
         Television Network Public Domain Occupation Agreement...................................... 142

         Part A - Essential  Principles of Permitted  Future Radio and Television  Network Public Domain
         Occupation Agreements...................................................................... 142

         Part B - Certificate  of Compliance  with  Essential  Principles of Permitted  Future Radio and
         Television Network Public Domain Occupation Franchise Agreements........................... 143

         Part C - Documents  required to be delivered  to the Facility  Agent for approval of a Proposed
         Future Radio and Television  Network Public Domain  Occupation  Agreement as a Permitted Future
         Radio and Television Network Public Domain Occupation Agreement............................ 144

9        Addresses For Notices...................................................................... 146

10       1998 Business Plan......................................................................... 148

11       Interest Rate Protection Strategy.......................................................... 166

12       Acquired Company Negative Pledge Letter.................................................... 168

13       Substitution Certificate................................................................... 169

14       Existing Third-Party Trademarks............................................................ 171

15       Borrower Accession Notice.................................................................. 172

16       Form of Parent Guarantee................................................................... 174

THIS FACILITY AGREEMEDEGREEST (the "AGREEMENT") is dated                  , 1998
and made BETWEEN:

(1) MEDIARESEAUX MARNE, a societe anonyme organised under the laws of France with a share capital of FRF 144,000,000 whose registered office (siege social) is at 12, rue Albert Einstein, 77420 Champs-sur-Marne, France and which is registered at the Registry of Commerce and Companies of Meaux under no 400 461 950 (as PARENT and as a INITIAL BORROWER);

(2) PARIBAS, a societe anonyme organised under the laws of France, with a share capital of FRF 16,012,752,600, whose registered office (siege social) is at 3, rue d'Antin, 75002 Paris, France, and which is registered at the Registry of Commerce and Companies of Paris under number 662 047 885, as arranger of the facility to be provided under this Agreement (the "ARRANGER");

(3) THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (Commitments) (the "BANKS");

(4) PARIBAS, as Facility Agent for the Banks (in this capacity the "FACILITY AGENT"); and

(5) PARIBAS, as Security Agent for the Banks (in this capacity, the "SECURITY AGENT").

IT IS AGREED as follows:

1    INTERPRETATION
     --------------

1.1  Purpose

     This Agreement sets out the terms and conditions upon and subject to which all of the Banks agree, according to their several obligations, to make available to the Borrowers credit facilities in a maximum amount of FRF 700,000,000, divided into two tranches designated Tranche A and Tranche B respectively, as follows:

     (a) TRANCHE A FACILITY: a revolving credit facility in the maximum principal amount of FRF 680,000,000 (six hundred and eighty million French Francs) to be made available to the Borrowers by the Tranche A Banks for the duration of the Tranche A Availability Period (as defined below), to be converted thereafter into a five (5) year term loan facility upon the commencement of the Repayment Period (as defined below) and to be used

          (i) to assist in the financing of the on-going capital expenditure necessary for the construction, installation and operation by any relevant Borrowers of networks consisting of :

               (A)  cable radio and television networks as permitted herein;
                    and/or

                (B) telecommunications networks (including telephone, high-speed data transmission, Internet access, video, multi-media services and related activities) in which signals are broadcast by means of optical fibres, cables or other wired means (and excluding, for the avoidance of doubt, radioeletric (Hertzian) telecommunications networks and satellite telecommunications networks except for experimental purposes or as otherwise agreed) as permitted herein,

          (ii) to finance costs associated with the authorisation process for the networks referred to in sub-paragraph (i), subject to the provisions of Clauses 10.2(p)(ii) and 10.2(q)(ii) hereof,

          (iii) to finance any relevant Borrower's working capital requirements relating to the construction and the operation of the networks referred to in sub-paragraph (i),

          (iv) to reimburse bridge funding of an amount of FRF 6,062,737.53 advanced to the Parent by UPC;

          (v)   to finance Permitted Acquisitions; and

          (vi) to pay the fees and associated costs incurred by the Parent in relation to the negotiation, preparation and execution of this Agreement;


     (b) TRANCHE B FACILITY: an overdraft facility in the maximum principal amount of FRF 20,000,000 (twenty million French Francs) to be made available by the Tranche B Bank to the Parent for the duration of the Tranche B Availability Period (as defined below), and to be used to finance working capital requirements of the Parent.

1.2  European Monetary union

     (a)  Definitions

          In this Clause 1.2 and in each other provision of the Facility Documents to which an express reference is made to this Clause 1.2, the following terms have the meanings set out below:

          "COMMENCEMENT OF THE THIRD STAGE OF EMU" means the commencement of the third stage of EMU or circumstances which (in the reasonable opinion of the Majority Banks) have substantially the same effect and result in substantially the same consequences as the third stage of EMU as contemplated by the Treaty on European Union;

          "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union;

          "EMU LEGISLATION" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), including the implementation of the third stage of EMU;

          "EURO" means the single currency of Participating Member States of the European Union;

          "EURO UNIT" means the currency unit of the Euro;

          "NATIONAL CURRENCY UNIT" means the unit of currency (other than a Euro
          Unit) of a Participating Member State, including (without limiting the generality of the foregoing) the French Franc;

          "PARTICIPATING MEMBER STATE" means each state so described in any EMU legislation ; and

          "TREATY ON EUROPEAN UNION" means the Treaty of Rome of 25th March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 1st February 1992 and came into force on 1st November 1993), as amended from time to time.

     (b)  Alternative Currencies during the Transition Period

          If and to the extent that any EMU Legislation provides that following the Commencement of the Third Stage of EMU an amount denominated either in the Euro or in the National Currency Unit of a Participating Member State and payable within that Participating Member State by crediting an account of the creditor can be paid by the debtor either in the Euro Unit or in the National Currency Unit, a Borrower shall be entitled under the Facility Documents to pay or to repay any such amount either in the Euro Unit or in such National Currency Unit.

     (c)  Advances and Overdraft Utilisations during the Transition Period

          If any Advance or Overdraft Utilisation made (or to be made) on or after the Commencement of the Third Stage of EMU would, but for this provision, be capable of being made either in the Euro or in French Francs, such Advance or Overdraft Utilisation shall be made in the Euro.

     (d)  Banking Days

          With effect on and from the Commencement of the Third Stage of EMU, the definition of Banking Day in Clause 1.3 (Defined Terms) shall be amended by the addition thereto (at the end) of the following:

          "(or, if payments hereunder are required to be made in the Euro, then a day on which dealings in the Euro are carried on in such clearing or settlement system reasonably determined by the Facility Agent to be suitable for clearing or settlement of the Euro and previously notified to a Borrower)."

     (e)  Payments to the Facility Agent

          With effect from and on the Commencement of the Third Stage of EMU, the first sentence of Clause 8.1 shall be amended by the insertion of the following wording, after the wording "for this purpose" and Clause
          8.2 shall be amended by the insertion of the following wording after the words "may have notified to the Banks":

          "; or where such amount is denominated in the Euro and payment thereof is to be in the Euro, by payment in the Euro and in immediately available, freely transferable, cleared funds to such account with such bank in such principal financial centre as the Facility Agent shall have reasonably specified for this purpose."

     (f)  Rounding and Other Consequential Changes

          With effect on and from the Commencement of the Third Stage of EMU:

          (i) without prejudice to Clause 1.2(b) and without prejudice and in addition to any method of conversion or rounding prescribed by EMU Legislation, each reference in any of the Facility Documents to a fixed amount or fixed amounts in a National Currency unit shall be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in the Euro Unit as the Facility Agent may from time to time specify ; and

          (ii) save as expressly provided in this Clause 1.2(f), each provision of the Facility Documents shall be subject to such changes of construction as the Facility Agent may from time to time reasonably and in accordance with market practice specify to be necessary to reflect the changeover in the Euro in Participating Member States but not so as to change in any material respect the obligations or liabilities of the parties hereunder without the prior written consent of such party.

1.3  Defined Terms

     In this Agreement, unless the context otherwise requires:

     "ACCEDING BORROWER" means any Acquired Company which has become a party to this Agreement as a Borrower pursuant to Clause 2.5 hereof and "ACCEDING BORROWERS" shall be construed accordingly;

     "ACCEDING BORROWER SECURITY DOCUMENTS" means those security documents to be entered into by any Acceding Borrower, referred to in Clause 10.1(ff) hereof;

     "ACCOUNTS" means at any time and from time to time:

     (a) the latest audited annual accounts of the Parent (or, following any Permitted Share Acquisition, the latest audited annual accounts of each member of the Group and the latest audited consolidated annual accounts of the Group);

     (b) the latest unaudited half-yearly accounts of the Borrower (or, following any Permitted Share Acquisition, the latest unaudited half-yearly accounts of each member of the Group and the latest unaudited consolidated half-yearly accounts of the Group);

     (c)  the Quarterly Management Accounts; and

     (d)  the Monthly Management Reports.

     in each case delivered or required to be delivered to the Facility Agent pursuant to this Agreement, or such of those accounts as applicable;

     "ACQUIRED COMPANY" means a company the shares or other ownership interests of which have been acquired by the Parent as a result of a Permitted Share Acquisition;

     "ACQUIRED COMPANY NEGATIVE PLEDGE LETTER" means a letter addressed to the Security Agent, on behalf of the Senior Creditors, to be executed by an Acquired Company, in the form attached hereto as Schedule 12 and "ACQUIRED COMPANY NEGATIVE PLEDGE LETTERS" shall be construed accordingly;

     "ACQUISITION" means the acquisition of any interest whatsoever in the share capital (or equivalent), the business (fonds de commerce) or equivalent, or the activity (including, without limitation, any franchise rights) or assets constituting a separate business of any company or other entity;

     "ADVANCE" means each borrowing made or to be made by a Borrower under the Tranche A Facility, being either an RCF Advance or a Portion of a Term Loan (as applicable) and "ADVANCES" shall be construed accordingly;

     "AFFILIATE" means, in relation to a body corporate, another body corporate which is controlled by, controls or is under common control with, such body corporate, and "control" for such purpose has the meaning ascribed to "controle" in Article 355-1 of the French Company Law;

     "AGENT" means the Facility Agent or the Security Agent, as applicable;

     "ANNUAL OPERATING BUDGET" means a budget in respect of the Parent (or, following any Permitted Share Acquisition, of the Group) for each financial year containing the annual projected revenues and projected expenditure required for operation and utilisation of the Cable Broadcasting and Telecommunications Systems, and a projected profit and loss statement and sources and uses of funds statement for such financial year;

     "ANNUALISED EBITDA" means the EBITDA for the most recently ended financial Quarterly Period, multiplied by four (4);

     "ART" means the Autorite de Regulation des Telecommunications or any successor entity;

     "AUTHORISED OFFICER" means that officer or those officers of any Borrower authorised to sign any of the Facility Documents or any Compliance Certificates, Drawdown Notices and any other notices, requests or confirmations referred to in this Agreement or relating to the Facility granted pursuant to the Facility Documents;

     "AVAILABILITY TEST" shall have the meaning set out in Clause 4.2(b);

     "BANK" means each of the banks or other financial institutions listed in
     Schedule 1 (The Banks and Their Commitments) and includes their successors in title, assignees and substitutes, and "BANKS" shall be construed accordingly;

     "BANK DEBT" means, for purposes of calculation of the financial ratios referred to in Clause 11 (Commercial and Financial Covenants) all debt which is secured by the Security Documents other than the Interest Rate Protection Agreements;

     "BANKING DAY" means a day (not being a Saturday or Sunday) on which banks are open for business in London and Paris.

     "BENEFICIARIES" means the Arranger, the Facility Agent, the Security Agent, the Banks and the Interest Rate Protection Banks;

     "BORROWER ACCESSION NOTICE" means in respect of a proposed Acceding Borrower, a notice substantially in the form of Schedule 15 with such amendments as the Facility Agent may approve or reasonably require duly completed and signed on behalf of the proposed Acceding Borrower and the Parent;

     "BORROWERS" means the Parent and any Acceding Borrower, and "BORROWER" shall be construed accordingly;

     "BORROWED MONEY" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent (including, for the avoidance of doubt, but without double counting, any guarantees of such obligations) in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, debenture, security or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) payments of assets or services acquired which provide for such payments to be deferred for a period of 180 days or more after the relevant assets or services were supplied, (vi) principal elements of rental payments under credit-bail agreements or other finance leases, (vii) guarantees, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts to the extent that the same are treated as borrowings in accordance with the generally accepted principles and practices used in the preparation of the most recent audited financial statements of the Parent (or the Group, as the case may be) delivered to the Facility Agent under this Agreement and (viii) any other transaction having the commercial effect of a borrowing or raising of money entered into for the purpose of financing a person's operational or capital requirements provided that in making any calculation of Borrowed Money under this Agreement no such obligations shall be taken into account more than once;

     "BUSINESS PLAN" means, as at the date of this Agreement, the business plan submitted by the Parent to the Facility Agent dated 1998 (the "1998 BUSINESS PLAN"), annexed hereto as Schedule 10 and thereafter the Parent's business plan and financial model covering the entire life of the Facility as updated from time to time (including, without limiting the generality of the foregoing, as such Business Plan is required to be updated pursuant to Clause 10.1(k) hereof), provided that the format and method of calculation employed in each such update will be on the same basis as in the 1998 Business Plan unless any change in format or the method of calculation is first explained in reasonable detail in writing to, and thereafter approved by, the Facility Agent (such approval by the Facility Agent not to be unreasonably withheld);

     "CABLE BROADCASTING LAW AUTHORISATION" means, as the case may be, a Local Authority Approval, a CSA Authorisation or any other governmental or administrative authorisation which is necessary to be obtained under the Cable Broadcasting Laws;

     "CABLE BROADCASTING LAWS" means Law no 86-1067 of 30th September, 1986 (as amended from time to time) and any regulations implementing such Law, applicable to the Parent (and, following any Permitted Share Acquisition, to any other member of the Group), and/or the business carried on by the Parent (and, following any Permitted Share Acquisition, any other member of the Group);

     "CABLE BROADCASTING AND TELECOMMUNICATIONS LAWS" means the Cable Broadcasting Laws and the Telecommunications Laws respectively;

     "CABLE BROADCASTING AND TELECOMMUNICATIONS LAW AUTHORISATIONS" means the Cable Broadcasting Law Authorisations and the Telecommunications Law Authorisations respectively;

     "CABLE BROADCASTING AND TELECOMMUNICATIONS SYSTEMS" means:

     a) the cable radio and television networks constructed or which may be constructed in the areas covered by the Franchise Agreements and/or the Radio and Television Public Domain Occupation Agreements; and/or

     b) the telecommunications networks (including telephone, high-speed data transmission, Internet access, video, multi media services and related activities) in which signals are broadcast by means of optical fibres, cables or other wired means (and excluding, for the avoidance of doubt, radioelectric (Hertzian) telecommunications networks and satellite telecommunications networks except for experimental purposes or as otherwise agreed) which may be constructed in the areas covered by the Telephony Licence and the Telecommunications Public Domain Occupation Agreements;

     and operated or run by the Parent (and, following any Permitted Share Acquisition, any other member of the Group) pursuant to the Cable Broadcasting and Telecommunications Law Authorisations and includes any part of any such systems (including all apparatus and equipment of every description which the Parent (and, following any Permitted Share Acquisition, any other member of the Group) is authorised to operate or run under the Cable Broadcasting and Telecommunications Law Authorisations) and all modifications, substitutions, replacements, renewals and extensions made thereto;

     "CABLE BROADCASTING SYSTEM REVENUES" means all amounts payable to or to the order of the Parent (and, following any Permitted Share, any other member of the Group) in connection with cable radio and television network services operated by the Parent and/or any other member of the Group;

     "CABLE BROADCASTING AND TELECOMMUNICATIONS SYSTEM REVENUES" means all amounts payable to or to the order of the Parent (and, following any Permitted Share Acquisition, any other member of the Group) in connection with cable radio and television services and telecommunications services offered through the Cable Broadcasting and Telecommunications Systems;

     "CAHIER DES CHARGES" means the Cahier des Charges appended to the Telephony Licence;

     "CAPITALISATION" means, at any time, the sum of outstanding Bank Debt and outstanding Shareholders' Contributions;

     "COMMITMENT" in respect of each Bank means a Tranche A Commitment and the Tranche B Commitment, as the case may be;

     "CONSTRUCTION AGREEMENTS" means the contracts entered into prior to the date hereof or which may be entered into from time to time by the Parent (and, following any Permitted Share Acquisition, any other member of the Group) with the Construction Companies for the construction of the Cable Broadcasting and Telecommunications Systems;

     "CONSTRUCTION COMPANIES" means such companies as are designated from time to time by the Parent (and, following any Permitted Share Acquisition, any other member of the Group) for the purposes of cabling (cablage), civil engineering (genie civil) and other construction services required in connection with the construction of the Cable Broadcasting and Telecommunications Systems;

     "CONSTRUCTION MASTER RECEIVABLES ASSIGNMENT AGREEMENT" means the Construction Master Receivables Assignment Agreement concluded or to be concluded among the Parent, the Senior Creditors and the Security Agent, relating to the security assignment by the Parent of certain receivables vis a vis the Construction Companies arising under Construction Agreements as security for the obligations of the Parent under the Facility Documents;

     "CSA" means the Conseil Superieur de l'Audiovisuel or any successor entity;

     "CSA AUTHORISATION" means an authorisation granted prior to the date hereof or which may be granted from time to time after the date hereof pursuant to the Cable Broadcasting Laws by the CSA, for the operation by the Parent (and, following any Permitted Share Acquisition, any other member of the Group) of a cable network for radio and television services;

     "DEFAULT" means any Event of Default or any event or circumstance which with (i) the giving of any notice, (ii) the lapse of any period of time or
     (iii) the satisfaction of any other condition (or any combination of (i), (ii) and (iii) above) will constitute an Event of Default;

     "DRAWDOWN DATE" means the date, being a Banking Day, on which an RCF Advance is or is to be drawn down;

     "DRAWDOWN NOTICE" means a notice, substantially in the form of Schedule 3, Part A (Form of Drawdown Notice), made by any Borrower to the Facility Agent for an RCF Advance to be made under this Agreement, and indicating compliance by such Borrower with the conditions set forth in Clause 3.1 or 3.2, as the case may be, issued by an Authorised Officer of such Borrower (in the case of any Drawdown Notice by a Borrower other than the Parent, countersigned by an Authorised Officer of the Parent);

     "EBITDA" means, with respect to the Parent (or, following any Permitted Share Acquisition, with respect to the Group as a whole on a consolidated basis), operating revenues minus all operating expenses, but before charging (i) interest expenses and commitment fees, (ii) income tax expenses and (iii) depreciation, amortisation and other non-cash charges, for the relevant financial period;

     "ENCUMBRANCE" means any mortgage, pledge, lien, charge, assignment or security interest of any kind under French or foreign law securing any obligation of any person or any other type of preferential arrangement (including without limitation title transfer and/or retention arrangements having similar effect);

     "ENVIRONMENTAL CLAIM" means any claim, notice of violation, prosecution, demand, action, official warning, abatement or other order (conditional or otherwise), relating to Environmental Matters and any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

     "ENVIRONMENTAL LAWS" includes all or any laws, statutes, regulations, treaties, and judgements of any governmental authority or agency or any regulatory body in any jurisdiction in which the Parent (and, following any Permitted Share Acquisition, any other member of the Group) is formed or carries on business or the European Union relating to Environmental Matters in force and applicable to the Parent (and, following any Permitted Share Acquisition, any other member of the Group) and/or construction, installation and operation of Cable Broadcasting and Telecommunications Systems and/or any other activities from time to time carried on by the Parent (and, following any Permitted Share Acquisition, any other member of the Group) and/or the occupation or use of any property owned, leased or occupied by the Parent (and, following any Permitted Share Acquisition, any other member of the Group);

     "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required by any Environmental Law (but excluding, for the avoidance of doubt, planning permission, listed building consent and building regulation approvals) for the construction, installation and operation of Cable Broadcasting and Telecommunications Systems;

     "ENVIRONMENTAL MATTERS" means: (i) any generation, deposit, disposal, keeping, treatment, transportation, transmission, handling or manufacture of any waste or any Relevant Substance; (ii) nuisance, noise, defective premises, health and safety at work or elsewhere; and (iii) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organism supported by the environment (both natural and built);

     "ESSENTIAL PRINCIPLES OF PERMITTED FUTURE FRANCHISE AGREEMENTS" means those principles set forth in Schedule 8A, Part A hereof and to be included in any Permitted Future Franchise Agreement;

     "ESSENTIAL PRINCIPLES OF PERMITTED FUTURE RADIO AND TELEVISION NETWORK PUBLIC DOMAIN OCCUPATION AGREEMENTS" means those principles set forth in
     Schedule 8B, Part A hereof and to be included either in Permitted Future Radio and Television Network Public Domain Occupation Agreements and/or in the Local Authority Direct Authorisation Approvals which give rise to such Permitted Future Radio and Television Network Public Domain Occupation Agreements;

     "EURO-FRENCH FRANCS" means the lawful currency for the time being of France which is freely available in the euro-currency market (and not the domestic French franc market);

     "EVENT OF DEFAULT" means an event specified as such in Clause 13.1 (Events of Default);

     "EXCESS CASH FLOW" means, for any annual accounting period, EBITDA less, with respect to the Parent (or, following any Permitted Share Acquisition, with respect to the Group as a whole on a consolidated basis), (i) capital expenditure, (ii) cash income taxes paid, and (iii) cash interest payments and mandatory debt repayments, the total of which shall be increased or decreased to reflect changes in working capital ;

     "EXISTING FRANCHISE AGREEMENTS" means the agreements entered into by the Parent prior to the date hereof with Local Authorities (relevant details of which are set forth in Schedule 5), pursuant to Local Authority Public Service Delegation Approvals, for the operation of cable radio and television networks in the territory over which each such Local Authority has jurisdiction, in respect of which :

     (i) Local Authority Approval has been received by the Parent from the relevant Local Authority pursuant to the Cable Broadcasting Laws; and

     (ii) any legal period for appeal from the relevant Local Authority Approval has expired; and

     (iii) an assignment by the Parent of its rights thereunder to payment of any indemnities due to it by the relevant Local Authority has been effected in favour of the Security Agent (as agent for the Senior Creditors) by delivery of a bordereau, as set forth in the Local Authority Master Receivables Assignment Agreement;

     "EXISTING SHAREHOLDERS' AGREEMENT" means the agreement between certain shareholders of the Parent a copy of which has been furnished for inspection, but a copy of which has not been retained by the Arranger;

     "EXISTING THIRD-PARTY TRADEMARKS" means the Third-Party Trademarks described in Schedule 14;

     "EXISTING THIRD-PARTY TRADEMARK PLEDGE AGREEMENT" means the Trademark Pledge Agreements concluded or to be concluded between Mediareseaux S.A., as the owner of the Existing Third-Party Trademarks, the Senior Creditors and the Security Agent, relating to the pledge by Mediareseaux S.A. of the Existing Third-Party Trademarks;

     "FACILITY DOCUMENTS" means this Agreement, the Fee Letter, the Interest Rate Protection Agreements, the Security Documents, the Subordination Agreement, and the Acquired Company Negative Pledge Letters and thereafter, any other document designated as such by agreement between the Parent and the Facility Agent;

     "FEE LETTER" means the letter signed on the date hereof between the Parent, the Arranger and the Facility Agent with respect to arrangement, underwriting, agency and syndication fees to be payable by the Parent to the Arranger and the Facility Agent;

     "FINAL MATURITY DATE" means 31st December, 2007;

     "FINANCIAL INSTRUMENT ACCOUNTS PLEDGE AGREEMENT" means the Agreement for the Pledge of Accounts of Financial Instruments concluded or to be concluded between the Pledgors, the Account Holder (as both such terms are defined therein), the Senior Creditors and the Security Agent;

     "FINANCIAL RATIO COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 7, Part A, in relation to the compliance (or otherwise) of the Parent (and, following any Permitted Share Acquisition, of the Group as a whole) with the financial ratios set out in Clause 11 (Commercial and Financial Covenants);

     "FRANCE" means the Republic of France;

     "FRANCHISE AGREEMENT" means any of :

     (i)  the Existing Franchise Agreements; and

     (ii) the Permitted Future Franchise Agreements;

     "FRF" OR "FRENCH FRANCS" means the lawful currency of France;

     "FRENCH GAAP" means the accounting principles and practices generally accepted in France from time to time;

     "FRENCH COMPANY LAW" means Law n degress 66-537 of 24th July 1966, as amended;

     "GENERAL OPERATIONS ACCOUNT" has the meaning ascribed thereto in the Master Accounts Balance and Cash Pledge Agreement;

     "GOING CONCERN PLEDGE AGREEMENT" means the Going Concern Pledge Agreement concluded or to be concluded between the Parent, the Senior Creditors and the Security Agent, relating to the pledge by the Parent of its going concern (fonds de commerce) as security for its obligations under the Facility Documents;

     "GROUP" means the Parent and any Acquired Company;

     "INFORMATION MEMORANDUM" means the information memorandum to be prepared in relation to the Parent and the Facility;

     "INSURANCE" means any or all of the contracts of insurance which may be entered into with an Insurance Company insuring the interests of the Parent (and, following any Permitted Share Acquisition, any other member of the Group) which the Parent is required from time to time to procure and maintain in order to meet the Minimum Insurance Requirements;

     "INSURANCE COMPANIES" means such insurance company or companies of an internationally recognised standing with which the Parent (and, following any Permitted Share Acquisition, any other member of the Group) from time to time maintains the Insurance;

     "INSURANCE DELEGATION AGREEMENT" means the agreements concluded or to be concluded with respect to the delegation by the Parent of the Insurance Companies to the Security Agent by way of security for the obligations of the Parent under the Facility Documents (it being specified that Insurance covering liability to third parties (responsabilite civile) will not be the subject of such delegation);

     "INSURANCE REPORT" means the insurance report dated 7 July 1998 relating to the Parent and the Cable Broadcasting and Telecommunications Systems prepared by Agence Francaise de Courtage et Merle and addressed to the Arranger;

     "INTELLECTUAL PROPERTY RIGHTS" means any patent, trade mark, service mark, registered design, trade name or copyright required or used to carry on the business of constructing, installing or operating Cable Broadcasting and Telecommunications Systems and which is carried on at the relevant time;

     "INTERCONNECTION AGREEMENT" means any interconnection agreement signed between the Parent (and, following any Permitted Share Acquisition, any other member of the Group) and any telephone or telecommunications operator, including (but not limited to) France Telecom;

     "INTEREST PAYMENT DATE" means the last day of an Interest Period;

     "INTEREST PAYMENTS" means payments of interest on the Advances and on the Overdraft Utilisations made until the Final Maturity Date in accordance with Clauses 6.1 and 6.7 hereof;

     "INTEREST PERIOD" means, in relation to any Advance, each period for calculation of interest in respect of such Advance ascertained in accordance with Clause 6;

     "INTEREST RATE PROTECTION AGREEMENTS" means any and all interest rate swap and/or interest rate cap, floor, collar or option transactions and/or other interest rate hedging or derivative agreements, arrangements or confirmations entered into by the Parent with any of the Interest Rate Protection Counterparties in accordance with Clause 10.1(y) and Schedule 11;

     "INTEREST RATE PROTECTION BANKS" means Banks (or Subsidiaries or Affiliates of Banks) which are Interest Rate Protection Counterparties;

     "INTEREST RATE PROTECTION COUNTERPARTIES" means the Interest Rate Protection Banks which are parties to the Interest Rate Protection Agreements provided that, if no Bank is able to enter into an Interest Rate Protection Agreement at a rate consistent with the rates quoted by leading banks for a similar risk, such term shall also include any other financial institution acceptable to the Facility Agent (such acceptance not to be unreasonably withheld);

     "INTEREST RATE PROTECTION MASTER RECEIVABLES ASSIGNMENT AGREEMENT" means the Interest Rate Protection Master Receivables Assignment Agreement concluded or to be concluded among the Parent, the Senior Creditors and the Security Agent, relating to the security assignment by the Parent of certain receivables vis a vis the Interest Rate Protection Counterparties arising under the Interest Rate Protection Agreements as security for the obligations of the Parent under the Facility Documents;

     "INTEREST RATE PROTECTION STRATEGY" means the interest rate protection strategy agreed between the Parent and the Facility Agent pursuant to Clause 10.1(y), as the same may subsequently be amended from time to time by agreement between the Parent and the Facility Agent;

     "IPO PROCEEDS" means the proceeds (net of equity sale expenses and fees, and taking deferred proceeds and non-cash proceeds at their fair value) of any Public Offering;

     "LEGAL DUE DILIGENCE REPORT" means the legal due diligence report prepared relating to the Parent and the Cable Broadcasting and Telecommunications Systems prepared by Norton Rose, Paris and addressed to the Arranger;

     "LIBOR" means:

     (a) the rate per annum appearing on Telerate Page 3740 or any other relevant Telerate Page, as appropriate, or any equivalent successor to that page (as determined by the Facility Agent) (the "LIBOR TELERATE SCREEN") at or about 11.00 a.m. (London time) on the Quotation Date for the offering of deposits in Euro-French Francs in the London interbank market for a period comparable to the corresponding Interest Period; or

     (b) if no such offered rate appears on Telerate Page 3740, or if the Facility Agent determines that no rate for a period of comparable duration to that Interest Period appears on the Telerate Screen at the relevant time, the arithmetic mean (rounded upwards, if necessary, to five decimal places) of the per annum rates, as supplied to the Facility Agent at its request, quoted by each Reference Bank to leading banks in the London interbank market at or about 11.00 a.m. (London time) on the Quotation Date for the offering of deposits in Euro-French Francs for a period comparable to the corresponding Interest Period.

     For the purposes of this definition, "TELERATE PAGE 3740" means the display designated as "Page 3740" on the Telerate Service or such other page as may replace that page on that service, or such other service as may be nominated by the British Bankers' Association or such other person as may from time to time succeed to or replace British Bankers' Association as the information vendor for the purposes of displaying British Bankers' Association Interest Settlement Rates for deposits in Euro-French francs;

     "LOCAL AUTHORITY" means the authorities or groups of authorities responsible for establishing or authorising the establishment in their geographical area, of cable networks for the distribution of radio and television, as described in the Cable Broadcasting Laws;

     "LOCAL AUTHORITY APPROVAL" means the approval (being either a Local Authority Public Service Delegation Approval and/or a Local Authority Direct Authorisation Approval) obtained or proposed to be obtained from time to time after the date hereof, by the Parent (and, following any Permitted Share Acquisition, any other member of the Group) from a Local Authority in accordance with all relevant laws, including (without limiting the generality of the foregoing) the Cable Broadcasting Laws and Law n degrees 93-122 of 29th January 1993, relating to the construction of a cable radio and television network by the Parent (and, following any Permitted Share Acquisition, any other member of the Group) on the territory of the Local Authority, including relevant decisions of the relevant prefecture;

     "LOCAL AUTHORITY DIRECT AUTHORISATION APPROVAL" means a Local Authority Approval taking the form of an authorisation (autorisation d'etablissement) by the Local Authority to the Parent (and, following any Permitted Share Acquisition, any other member of the Group) to establish a cable radio and television network for the Parent's (and, following any Permitted Share Acquisition, any other member of the Group's) own account on the territory of the Local Authority, and giving rise to the signature of a Radio and Television Network Public Domain Occupation Agreement between the Parent (and, following any Permitted Share Acquisition, any other member of the Group) and the Local Authority;

     "LOCAL AUTHORITY MASTER RECEIVABLES ASSIGNMENT AGREEMENT" means the Local Authority Master Receivables Assignment Agreement concluded or to be concluded among the Parent, the Senior Creditors and the Security Agent, relating to the security assignment by the Parent of certain receivables vis a vis the Local Authorities arising under Franchise Agreements as security for the obligations of the Parent under the Facility Documents;

     "LOCAL AUTHORITY PUBLIC SERVICE DELEGATION APPROVAL" means a Local Authority Approval taking the form of a public service delegation (delegation de service public) by the Local Authority to the Parent (and, following any Permitted Share Acquisition, any other member of the Group) for the Parent (and, following any Permitted Share Acquisition, any other member of the Group) to establish a cable radio and television network on the territory of the

     Local Authority for the account of the Local Authority, and giving rise to the signature of a Franchise Agreement between the Parent (and, following any Permitted Share Acquisition, any other member of the Group) and the Local Authority;

     "MAJORITY BANKS" means (i) at any time a Bank or Banks the aggregate of whose participations, prior to the making of any Advance, in the Commitments and thereafter, in the Advances and the Tranche B Commitment, represent by value more than sixty-six and two-thirds per cent (66 2/3%) of the aggregate of all those amounts at such time (the "RELEVANT AMOUNTS") and (ii) more specifically in relation to the enforcement of any Security Document, a Bank or Banks the aggregate of whose participations represent by value more than seventy five per cent (75%) of the total of the Relevant Amounts.

     "MARGIN" means two per cent (2.00%) per annum (subject to adjustment under Clause 6.11 (Margin adjustment));

     "MARKETABLE SECURITIES" means any of the following:

     (a) marketable obligations of or guaranteed by the French Government or issued by an agency thereof and backed by the French Government;

     (b) certificates of deposit and commercial paper (with a maturity of no more than ninety (90) days in the case of deposits and twelve (12) months for commercial paper) issued by any bank which is a Bank, or a European authorised institution under the Second Council Directive dated 15th December, 1989 (reference 89-646-CEE), authorised for accepting such investments, provided that, in the case of an institution other than a Bank, such institution's short term senior debt immediately prior to the making of such an investment is not rated less than A2 by Standard & Poor's Corporation and/or P2 by Moody's Investors Services Inc.;

     (c) commercial paper issued by bodies corporate (having a separate legal personality and with limited liability) and which are incorporated in France with not more than 187 days to maturity, provided that immediately prior to the making of such an investment, the issuer (or guarantor) of the commercial paper is rated for short term obligations not less than A1 by Standard & Poor's Corporation and/or P1 by Moody's Investors Services; and

     (d) shares in a SICAV (societe d'investissement a capital variable) or a FCP (fonds commun de placement) where such a SICAV or FCP is subject to French law and is owned or managed by a bank or financial institution having a rating of not less than A- (Standard & Poor's) or A3 (Moody's);

     (e) bonds issued by bodies corporate (having a separate legal personality and with limited liability) and which are incorporated in France, provided that immediately prior to the making of such an investment, the issuer (or guarantor) of the bonds is rated for long-term obligations not less than AA by Standard & Poor's Corporation and/or aa2 by Moody's Investors Services; and

     (f) shares issued by bodies corporate (having a separate legal personality and with limited liability) and which are incorporated in France, provided that immediately prior to the making of such investment, the issuer (or guarantor) of the shares is rated for long-term obligations not less than AA by Standard & Poor's Corporation and/or aa2 by Moody's Investors Services and provided that the value of such shares shall not exceed five (5) per cent of the value of such Marketable Securities at the time of the relevant investment;

     "MARKETABLE SECURITIES ACCOUNT" has the meaning ascribed thereto in the Master Accounts Balance and Cash Pledge Agreement;

     "MASTER ACCOUNTS BALANCE AND CASH PLEDGE AGREEMENT" means the Master Accounts Balance and Cash Pledge Agreement concluded or to be concluded among the Parent, the Senior Creditors and the Security Agent, relating to pledges to be granted by the Parent over the Postal Subscription Payment Account, the General Operations Account, the Marketable Securities Account, the Overdraft Account and over the cash to be deposited in each Prepayment Account as security for its obligations under the Facility Documents;

     "MATERIAL ADVERSE CIRCUMSTANCE" means any event or circumstance which:

     (a)  is materially adverse, to:

          (i) the ability of the Parent (or, following any Permitted Share Acquisition, the members of the Group taken as a whole) to perform its payment or other material obligations under any Facility Document to which it is party; or

          (ii) the business operations of the Parent (or, following any Permitted Share Acquisition, the members of the Group taken as a whole); or

     (b)  results in:

          (i) any Facility Document (including, for the avoidance of doubt, any Security Document) not being valid and legally binding on, and enforceable substantially in accordance with its terms against, any party thereto; or

          (ii) (in the case of any Security Documents) not providing to the Security Agent for itself and on behalf of the Beneficiaries perfected and enforceable security over the assets purported to be covered by that Security;

     "MATERIAL CONTRACT" means any Shareholders' Agreement, the Franchise Agreements, the Public Domain Occupation Agreements, the Construction Agreements, and any Interconnection Agreement;

     "MINIMUM INSURANCE REQUIREMENTS" means the maintenance of insurance cover of a type (including, following the commencement of telephony services, the maintenance of business interruption insurance) and level which a prudent company in the same business as the Parent would effect;

     "MONTH" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly;

     "MONTHLY MANAGEMENT REPORTS" shall mean the reports to be delivered pursuant to Clause 10.1(h) in the form and including the matters more fully described in Schedule 6, Part B;

     "OTHER REQUIRED AUTHORISATIONS AND CONTRACTS" means, on any date, any authorisations, consents or approvals (other than the Cable Broadcasting and Telecommunications Law Authorisations) required to be obtained by the Parent (and, following any Permitted Share Acquisition, any other member of the Group) from any governmental or administrative authority, and any contracts (other than the Material Contracts) required to be concluded by the Parent (and, following any Permitted Share Acquisition, any other member of the Group), in each case if necessary on such date to construct, maintain and operate the Cable Broadcasting and Telecommunications Systems;

     "OVERDRAFT ACCOUNT" means a special overdraft account opened in the name of the Parent with the Tranche B Bank for the purpose of Overdraft Utilisations pursuant to the Tranche B Facility;

     "OVERDRAFT UTILISATION" means a borrowing by way of overdraft made available to and used by the Parent under the Tranche B Facility by the debit by the Parent of the Overdraft Account in accordance with the provisions of Clause 4.3 hereof.

     "PARENT" means Mediareseaux Marne, a societe anonyme organised under the laws of France with a share capital of FRF 144,000,000 whose registered office (siege social) is at 12, rue Albert Einstein, 77420 Champs-sur-Marne, France and which is registered at the Registry of Commerce and Companies of Meaux under no 400 461 950;

     "PARENT GUARANTEE" means a guarantee by the Parent of the obligations of any Acceding Borrower hereunder in the form annexed hereto as Schedule 16;

     "PARENT SECURITY DOCUMENTS" means each of the security documents identified in Schedule 4 (Parent Security Documents), any Parent Guarantee required to be executed by the Parent pursuant to Clause 3.2(a) hereof, any Acquired Company Financial Instruments Pledge Agreement required to be executed by the Parent pursuant to Clause 10.1(dd)(i) hereof and any Acquired Company Subordinated Loan Pledge Agreement required to be executed by the Parent pursuant to Clause 10.2(f)(i)(B)2) hereof;

     "PERIODIC FINANCIAL RATIO TEST DATE" shall mean each Quarter Day unless and until the following conditions are met:

          (i) 25 per cent of the aggregate amounts outstanding under the Tranche A Facility at the end of the Tranche A Availability Period shall have been repaid by the Borrowers; and

          (ii) the ratio of Bank Debt to Annualised EBITDA when calculated on both such Quarter Day and on the immediately preceding Quarter Day is less than 3.0:1; and thereafter (but only for so long as such conditions continue to be met) shall mean every June 30th and December 31st;

     "PERMITTED ACQUISITION" means any Acquisition by the Parent in France relating to companies involved in the construction, installation and operation of

     a)   cable radio and television networks; and/or

     b) telecommunications networks (including telephone, high-speed data transmission, Internet access, video, multi media services and related activities) in which signals are broadcast by means of optical fibres, cables or other wired means (and excluding, for the avoidance of doubt, radioelectric (Hertzian) telecommunications networks and satellite telecommunications networks except for experimental purposes or as otherwise agreed);

     provided that such company benefits from a Cable Broadcasting Law Authorisation and/or a Telecommunications Law Authorisation:

          (i)  in respect of which the Parent acquires either:

               (A) all of the share capital (or equivalent) of such company except the minimum number of shares which are required to be held as a matter of law by members of the Board of Directors or equivalent body of such company or in order to constitute the legally required minimum number of shareholders (a "PERMITTED SHARE ACQUISITION"); or

               (B) all or a distinct line of the business (fonds de commerce) or equivalent, or of the activity (including such Cable Broadcasting Law Authorisation and/or

                    Telecommunications Law Authorisation) or assets of such company (a "PERMITTED ASSET ACQUISITION"); and

          (ii) in respect of which either of the following conditions are satisfied:

                (A) the total purchase price paid or to be paid by the Parent is not in excess of FRF 50,000,000 (fifty million French Francs) ; or

                (B) the total purchase price paid or to be paid by the Parent is in excess of FRF 50,000,000 (fifty million French Francs) and in respect of which the procedure set forth in Clause 10.1(k) hereof has been followed; and

          (iii) which would not result in the aggregate purchase price paid by the Parent for Acquisitions during the term of this Agreement being in excess of FRF 120,000,000 (one hundred and twenty million French Francs); and

          (iv) the terms of which result in all then outstanding Borrowed Money of the entity acquired (other than Permitted Borrowings) to be repaid out of the proceeds of sale or otherwise discharged upon the consummation of the Acquisition;

          (v) the terms of which result any Encumbrance which may then be outstanding on any of the assets or rights of such company (other than Permitted Encumbrances) being fully released upon the consummation of the Acquisition; and

          (vi) is made at a time when no Default has occurred which is continuing or which has not been waived at the time of the proposed Acquisition;

     "PERMITTED ASSET ACQUISITION" has the meaning ascribed thereto in the definition of "PERMITTED ACQUISITION";

     "PERMITTED BORROWINGS" means:

     (a)  any Borrowed Money arising hereunder or under the Security Documents;

     (b)  any borrowings which qualify as a Shareholders' Contribution;

     (c) any Borrowed Money arising under the Interest Rate Protection Arrangements concluded pursuant to the Interest Rate Protection Strategy; and

     (d) any finance leasing arrangements and/or vendor financing up to an aggregate maximum amount of FRF 25,000,000;

     "PERMITTED DISPOSALS" means :

     (a) disposals of assets by the Parent (and, following any Permitted Share Acquisition, any member of the Group) on bona fide arm's length commercial terms in the ordinary course of business;

     (b) disposals by the Parent (and, following any Permitted Share Acquisition, any member of the Group) of assets which are redundant, obsolete or no longer useful in the ordinary course of such Borrower's business (and in respect of which a certification to such effect is made by the Parent to the Facility Agent in the Quarterly Management Account delivered following such disposal);

     (c) any disposals by the Parent (and, following any Permitted Share Acquisition, any member of the Group) approved by the Facility Agent (acting on the instructions of the Majority Banks); and

     (d) on an annual basis, the sale of property or transfer or disposal of other assets by the Parent (and, following any Permitted Share Acquisition, any member of the Group) representing in aggregate up to five (5) per cent of Cable Broadcasting and Telecommunications System Revenues or (when positive) EBITDA where such disposal is within the framework of the business of the Parent as exercised on the date hereof or, in the event that such threshold of 5% is surpassed, then any other sale of property or transfer or disposal of other assets either:

          (i) approved in advance by the Facility Agent acting upon instruction of the Majority Banks; or

          (ii) in respect of which the net proceeds of the sale are applied forthwith after such sale to the acquisition of assets of a similar nature of identical or greater value;

     provided that nothing in this definition shall be read as permitting the disposal of any assets which are the subject of security created by any Security Document, except in accordance with, and as permitted by, the terms of the relevant Security Document, without the consent of all the Banks;

     "PERMITTED DISTRIBUTIONS" means a payment of dividends in respect of Shares of the Parent following the end of the Tranche A Availability Period where all of the following conditions are satisfied:

     (a) no Event of Default has occurred and is continuing unremedied or unwaived or would occur as a result of such payment; and

     (b) the Bank Debt to Annualised EBITDA Ratio referred to in Clause 11.5 has been less than 3.0:1 for the two immediately preceding Quarterly Periods; and

     (c) the Borrowers as a whole have fully complied with the obligations in respect of mandatory prepayments of Excess Cash Flow pursuant to Clause 5.5 hereof; and

     (d) the Borrowers as a whole have repaid at least 25 per cent of the aggregate amount of the Term Loans;

     and further provided that

     (a) any such payment of dividends by the Parent are made from excess cash, not required to meet such Borrower's financial obligations over the following six (6) month period; and

     (b) the payment of any such dividend, when taken together with all such other payments made by the Parent in any given financial year, does not exceed the aggregate amount of the principal prepayments or repayments made under the Facility during the same financial year;

     "PERMITTED ENCUMBRANCES" means:

     (a)  any Encumbrance arising hereunder or under any of the Security
          Documents;

     (b) any Encumbrance to which the Facility Agent, acting on the instructions of the Majority Banks, has at any time consented in writing; and

     (c) any Encumbrance arising in the ordinary course of business by operation of law (including reversionary and repurchase rights in favour of Local Authorities with respect to cable radio and television systems arising under the terms of Franchise Agreements or of the Cable Broadcasting Laws);

     "PERMITTED FUTURE FRANCHISE AGREEMENT" has the meaning specified in Clause 10.2(p) (Permitted Future Franchise Agreement);

     "PERMITTED FUTURE RADIO AND TELEVISION NETWORK PUBLIC DOMAIN OCCUPATION AGREEMENT" has the meaning specified in Clause 10.2(q) (Permitted Future Radio and Television Network Public Domain Occupation Agreement);

     "PERMITTED INVESTMENTS" means:

     (a)  the placing of cash on deposit in the General Operations Account; and

     (b) the investing of cash balances in Marketable Securities which are deposited in a Marketable Securities Account pledged in favour of the Security Agent, acting on behalf of the Senior Creditors, pursuant to the Master Accounts Balance and Cash Pledge Agreement; and

     (c) any investments approved by the Facility Agent (acting on the instructions of the Majority Banks);

     "PERMITTED MERGER" means any transaction pursuant to which all of the assets of an Acquired Company are transferred to the Parent and the Acquired Company is dissolved, consisting of :

     (a)  a merger (fusion-absorption) of the Acquired Company into the Parent;
          or

     (b) contribution of the assets (apport d'actif) of the Acquired Company into the Parent; or

     (c) any other method which would result in the transfer of all of the assets of the Acquired Company to the Parent and the dissolution of the Acquired Company and which has been approved in advance by the Facility Agent acting on the instructions of the Majority Banks;

     and no later than twenty-five (25) Banking Days following the consummation of which, the Parent has taken any action required pursuant to the Parent Security Documents or otherwise reasonably requested by the Security Agent in order to cause the assets so transferred to the Parent to be made subject to the security created pursuant to the Parent Security Documents;

     "PERMITTED SHARE ACQUISITION" has the meaning ascribed thereto in the definition of "PERMITTED ACQUISITION";

     "PORTION(S) OF A TERM LOAN" means a portion of a Term Loan as divided and/or consolidated in accordance with Clause 4.2(h), or, failing any such division or consolidation, the portion of a Term Loan deemed to be constituted under Clause 4.2(h) ;

     "POSTAL SUBSCRIPTION PAYMENT ACCOUNT" has the meaning ascribed thereto in the Master Accounts Balance and Cash Pledge Agreement;

     "POSTAL AND TELECOMMUNICATIONS CODE" means the Code des Postes et Telecommunications as amended from time to time;

     "PREPAYMENT ACCOUNT" has the meaning given to it in Clause 5.5(c) (Mandatory prepayment);

     "PRINCIPAL SHAREHOLDER" means UPC and any other person holding, directly or indirectly, 33% or more of the Shares of the Parent;

     "PRO-FORMA DEBT SERVICE" means at any given time, in respect of the immediately following twelve (12) month period, the scheduled repayments of the Tranche A Facility, plus projected interest on such Bank Debt, and the relevant commitment fees referred to in Clause 7.1(c);

     "PROGRAMMING AGREEMENTS" means the agreements concluded or which may be concluded by the Parent (and, following any Permitted Share Acquisition, any other member of the Group) with the providers of television programmes for transmission over the Cable Broadcasting and Telecommunications Systems;

     "PROPOSED FUTURE FRANCHISE AGREEMENTS" means any franchise agreements proposed to be entered into by the Parent (or, following any Permitted Share Acquisition, by any other member of the Group) following the date hereof with Local Authorities, pursuant to Local Authority Public Service Delegation Approvals, for the operation of cable radio and television networks in the territory over which each such Local Authority has jurisdiction;

     "PROPOSED FUTURE RADIO AND TELEVISION NETWORK PUBLIC DOMAIN OCCUPATION AGREEMENTS" means any public domain occupation agreements (conventions d'occupation du domaine public) proposed to be entered into by the Parent (or, following any Permitted Share Acquisition, by any other member of the Group) following the date hereof with Local Authorities, pursuant to Local Authority Direct Authorisation Approvals, for the occupation by the Parent (or, following any Permitted Share Acquisition, by any other member of the Group) of the public domain administered by such Local Authorities in order for the Parent (or, following any Permitted Share Acquisition, any other member of the Group) to establish cable radio and television networks in such public domain;

     "PUBLIC DOMAIN OCCUPATION AGREEMENTS" means the Radio and Television Network Public Domain Occupation Agreements and the Telecommunications Network Public Domain Occupation Agreements;

     "PUBLIC OFFERING" means any rights issue, public placing, listing or other primary or secondary public offering of shares or securities of the Parent or of any other member of the Group;

     "QUALIFYING BANK" means a person, being a bank or financial institution (whether incorporated in France or elsewhere), which is eligible to have payments made to it by any Borrower under this Agreement without any deduction or withholding in respect of Taxes either (i) by virtue of a double taxation treaty (assuming for this purpose only that a direction or consent such as is referred to in Clause 8.11 has been given), or (ii) by virtue of the fact that no such deduction or withholding is imposed in the jurisdiction to which a Borrower is subject;

     "QUARTER DAYS" means each of 31st March, 30th June, 30th September and 31st December in any year;

     "QUARTERLY MANAGEMENT ACCOUNTS" means the reports to be delivered pursuant to Clause 10.1(g) in the form and including the matters more fully described in Schedule 6, Part A;

     "QUARTERLY PERIOD" means each period of approximately three (3) months commencing on the day after a Quarter Day and ending on the next following Quarter Day;

     "QUOTATION DATE" means, in relation to an Advance, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits in Euro-French Francs for delivery on the first day of the period of the relevant Advance (being, on the date hereof, two Banking Days prior to the commencement of the Interest Period in respect of which the relevant rate is to be fixed;

     "RADIO AND TELEVISION NETWORK PUBLIC DOMAIN OCCUPATION AGREEMENTS" means the public domain occupation agreements (conventions d'occupation du domaine public) which may be entered into between the Parent (or, following any Permitted Share Acquisition, any other member of the Group) and Local Authorities pursuant to Local Authority Direct Authorisation Approvals, for the occupation by the Parent (or, following any Permitted Share Acquisition, by any other member of the Group) of the public domain administered by such Local Authorities in order for the Parent (or, following any Permitted Share Acquisition, any other member of the Group) to establish cable radio and television networks in such public domain;

     "RCF ADVANCE" means an Advance made during the Tranche A Availability
     Period;

     "REFERENCE BANKS" means the principal London offices of Paribas, Societe Generale and National Westminster Bank or such other banks as may become reference banks with respect to calculations of LIBOR pursuant to Clause
     19.6 (Reference Banks);

     "RELEVANT SUBSTANCE" means (i) any radioactive emissions, (ii) electricity and any electrical or electromagnetic emissions and (iii) any substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) which is capable of causing harm to man or any other living organism supported by the environment (both natural and built), or damaging the environment (both natural and built) or public health or welfare;

     "REPAYMENT PERIOD" means in respect of the Tranche A Facility, the period from 1st January 2003 to the Final Maturity Date;

     "REPORTS" means the Insurance Report and the Legal Due Diligence Report;

     "REQUIRED PORTION OF IPO PROCEEDS" shall have the meaning set forth in Clause 12.2 hereof;

     "ROLLOVER NOTICE" means a notice substantially in the form of Schedule 3, Part B;

     "SECURITY DOCUMENTS" means the Parent Security Documents, the Acquired Company Negative Pledge Letters and the Acceding Borrower Security Documents;

     "SECURITY AND SUBORDINATION DOCUMENTS" means the Security Documents and the Subordination Agreement;

     "SENIOR CREDITORS" has the meaning given to such term in the Subordination Agreement;

     "SHAREHOLDER" means a holder at any time of Shares;

     "SHAREHOLDERS' AGREEMENTS" means the Existing Shareholders' Agreement and any other agreement entered into between any of the shareholders of the Parent, and "SHAREHOLDERS' AGREEMENT" shall be construed accordingly;

     "SHAREHOLDERS' CONTRIBUTIONS" means (i) paid-in equity in respect of Shares, and (ii) funds made available to the Parent by Shareholders pursuant to Subordinated Loans (but, for the avoidance of doubt, not including accrued interest on such Subordinated Loans nor any equity created by capitalisation of such accrued interest);

     "SHARES" means the shares (actions) of the Parent;

     "STATUTS" means the Articles of Association (statuts) of the Parent;

     "STATUTORY AUDITORS" means the Parent's commissaires aux comptes, being Barbier, Frinault & Associes on the date hereof and at any time thereafter such leading firm of independent and internationally recognised accountants appointed by the shareholders of the Parent's as its statutory auditors and notified to the Facility Agent;

     "SUBORDINATED CREDITORS" has the meaning given to such term in the Subordination Agreement;

     "SUBORDINATED LOAN" has the meaning given to such term in the Subordination Agreement;

     "SUBORDINATED LOAN PLEDGE AGREEMENT" means a Subordinated Loan Pledge Agreement entered into between a Subordinated Creditor, the Senior Creditors and the Security Agent, with respect to any Subordinated Loan, in the form of Schedule 2 to the Subordination Agreement;

     "SUBORDINATION AGREEMENT" means the Subordination Agreement concluded or to be concluded among the Parent, the Facility Agent, the Security Agent, the Senior Creditors and the Subordinated Creditors;

     "SUBSCRIBER" means a person who has entered into an agreement (which has not expired or been terminated) (a "SUBSCRIBER AGREEMENT") with the Parent (or, following any Permitted Share Acquisition, any member of the Group) to be provided with services by the Parent (or, following any Permitted Share Acquisition, any member of the Group) through the operation of Cable Broadcasting and Telecommunications Systems, where such Subscriber Agreement generates revenue for the Parent or, as the case may be, any member of the Group, whether through subscription or otherwise;

     "SUBSIDIARY" of a person means any company or entity directly or indirectly controlled by such person, for which purpose "control" means either ownership of more than 50 per cent of the voting share capital (or equivalent right of ownership) of such company or entity or power to direct its policies and management whether by contract or otherwise or the right to receive more than 50 per cent of any distributions (of whatever nature) made in respect of the share capital or other ownership interests of such company or entity;

     "TAXES" includes all present and future taxes, levies, imposts, duties, fees or charges of a similar nature together with interest thereon and penalties in respect thereof and "TAXATION" shall be construed accordingly;

     "TELECOMMUNICATIONS LAW AUTHORISATION" means, as the case may be, the Telephony Licence and any other governmental or administrative authorisation required, if necessary, to be obtained under the Telecommunications Laws to implement and operate telecommunications networks and services;

     "TELECOMMUNICATIONS LAWS" means the Postal and Telecommunications Code, French Law No 96-659 of 26th July 1996 (as amended from time to time), Decree no 96-1175 of 27th December 1996, and all other laws, statutes, regulations and judgements relating to telecommunications networks and services;

     "TELECOMMUNICATIONS NETWORK PUBLIC DOMAIN OCCUPATION AGREEMENTS" means the public domain occupation agreements (conventions d'occupation du domaine public) which may be entered into between the Parent (or, following any Permitted Share Acquisition, any other member of the Group) and authorities charged with the concession or administration of the non-road public domain (autorites concessionnaires ou gestionnaires du domaine public non-routier) pursuant to Article L. 45-1 of the Postal and Telecommunications Code, for the occupation by the Parent (or, following any Permitted Share Acquisition, by any other member of the Group) of such non-road public domain in order for the Parent (or, following any Permitted Share Acquisition, any other member of the Group) to establish telecommunications networks in such non-road public domain;

     "TELEPHONY LICENCE" means the decree (arrete) dated 17th June 1998 and the Cahier des Charges referred to therein, delivered, pursuant to Articles L. 33-1, L 34-1 and L.34-1 of the Postal and Telecommunications Code, by the Minister responsible for telecommunications (Ministre charge des telecommunications), following investigation (instruction) by, decision 98-268 of 17th April, 1998 and consultation with the relevant Local Authorities, authorising the Parent to implement and operate (etablir et exploiter) a telecommunications network open to the public and to provide telephony services to the public in the departements of Seine-et-Marne, Seine-Saint-Denis and Val de Marne;

     "TERM" means, in relation to an RCF Advance, the period for which such RCF Advance is or is to be made or renewed, as specified in the Drawdown Notice or Rollover Notice for such RCF Advance, or as otherwise determined in accordance with the provisions hereof;

     "TERM DATE" means, in relation to an RCF Advance, the last day of the Term of such RCF Advance;

     "TERM LOAN" has the meaning set forth in Clause 4.2(g);

     "THIRD-PARTY TRADEMARKS" means trademarks owned by any Principal Shareholder or by any Affiliate or Subsidiary thereof and used by the Parent in its business;

     "TMP" means the rate per annum published daily by the French Stock Exchange Association (Societe des Bourses Francaises) on the Official List (Cote Officielle), as the average overnight monetary market rate (taux moyen du marche monetaire au jour le jour contre pensions) in the Paris interbank market;

     "TOTAL COMMITMENTS" means at any relevant time, the total of the Tranche A Commitments and the Tranche B Commitment of all the Banks at such time;

     "TOTAL FACILITY AMOUNT" means a maximum amount of FRF 700,000,000;

     "TRANCHE A AVAILABILITY PERIOD" means the period from the date of this Agreement up to and including 31st December, 2002 or such earlier date on which the relevant Commitments have been cancelled in full pursuant to the terms of this Agreement;

     "TRANCHE A BANK" means any of the Banks the name and the address of which is set forth in Part A of Schedule 1 hereof, and "TRANCHE A BANKS" means all of such Banks;

     "TRANCHE A COMMITMENT" means in relation to a Tranche A Bank the amount set opposite its name in Part A of Schedule 1 in respect of the Tranche A Facility, as amended by any relevant term of this Agreement;

     "TRANCHE A FACILITY" means that part of the facility to be made available to the Parent or any Acceding Borrower hereunder, which is referred to herein as such;

     "TRANCHE A FACILITY AMOUNT" means a maximum amount of FRF 680,000,000;

     "TRANCHE B AVAILABILITY PERIOD" means the period from the date of this Agreement up to and including the Banking Day preceding 31st December 2007 or such earlier date on which the relevant Commitments (as set out in Schedule 1 hereto) have been cancelled in full pursuant to the terms of this Agreement;

     "TRANCHE B BANK" means the Bank the name and the address of which is set forth in Part B of Schedule 1 hereof;

     "TRANCHE B COMMITMENT" means in relation to the Tranche B Bank the amount set opposite its name in Part B of Schedule 1 in respect of the Tranche B Facility (being the Tranche B Facility Amount) as amended by any relevant term of this Agreement;

     "TRANCHE B FACILITY" means that part of the facility to be made available to the Parent hereunder, which is referred to herein as such;

     "TRANCHE B FACILITY AMOUNT" means a maximum amount (including accrued interest due on Overdraft Utilisations) of FRF 20,000,000;

     "UPC" means United Pan-Europe Communications N.V., a limited liability company (naamloze vennootschap) organised under the laws of the Netherlands with a share capital of NLG 54,000,000, having its registered office at Fred. Roeskestraat 123, 1076 EE Amsterdam, the Netherlands; and

     "YEAR-TO-DATE EBITDA" means, on any Quarter Date, EBITDA for the financial year (exercice social) in question accumulated from the beginning of such financial year to such Quarter Date.

1.4  Construction

     In this Agreement, unless the context otherwise requires:

     (a) reference to Clauses and schedules are to be construed as references to the Clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

     (b) reference to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document required to be obtained as a condition to such amendment being permitted) the prior written consent of the Facility Agent, all of the Banks or the Majority Banks (as the case may be);

     (c) reference to a "regulation" includes any regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority which is applicable and in effect at the period contemplated;

     (d)  words importing the plural shall include the singular and vice versa;

     (e)  reference to a time of day are to Paris time;

     (f) references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof and that person's successors in title;

     (g) reference to a document "in the agreed form" means in the form of a Schedule to any Facility Document or otherwise a draft of such document initialled by way of identification by the Facility Agent and the Parent;

     (h) references to any enactment shall be deemed to include reference to such enactment as re-enacted, amended or extended;

     (i) references to "business" in relation to a Borrower mean the construction, installation, operation and utilisation of Cable Broadcasting and Telecommunications Systems, and references to "ordinary course of business" in relation to a Borrower shall be similarly construed; and

     (j) a reference to an Franchise Agreement, a Public Domain Occupation Agreement, a Cable Broadcasting Law Authorisation, a Telecommunications Law Authorisation or an Other Required Authorisation or Contract, shall be deemed to be a reference to such contract, permit, or authorisation as amended, supplemented, superseded or varied from time to time as expressly permitted by and in accordance with the provisions of Clause 10.2(n) (Amendments to documents).

1.5  Bank Commitments

     For the purpose of the definition of "Majority Banks" in Clause 1.3, references to the Tranche A Commitment or the Tranche B Commitment of a Bank shall, if the Total Commitments have, at any relevant time, been reduced to zero, be deemed to be a reference to the Tranche A Commitment or the Tranche B Commitment of that Bank immediately prior to such reduction to zero.

2    THE FACILITY
     ------------

2.1  Tranche A Facility Amount

     The Tranche A Banks, relying upon each of the representations and warranties in Clause 9 hereof and in the Security and Subordination Documents, agree:

     (a) to lend to the Borrowers by way of Advances during the Tranche A Availability Period the principal sum of up to FRF 680,000,000; and

     (b)  thereafter to maintain the Term Loans;

     upon and subject to the terms of this Agreement.

     The obligation of each Tranche A Bank under this Agreement shall, subject to the terms of this Agreement, be

     (a) to contribute that proportion of each RCF Advance which, as at the Drawdown Date of such RCF Advance, its Tranche A Commitment bears to the Total Commitments; and

     (b) following the end of the Tranche A Availability Period, to maintain that proportion of the Term Loans which, at the end of the Tranche A Availability Period, its Tranche A Commitment bears to the Total Commitments.

2.2  Tranche B Facility Amount

     The Tranche B Bank, relying on each of the representations and warranties in Clause 9 hereof and in the Security and Subordination Documents, agrees to make available to the Parent in the form of an overdraft on the Overdraft Account, the Tranche B Facility Amount, upon and subject to the terms of this Agreement.

2.3  Obligations several

     The obligations of each Bank under this Agreement are several; the failure of any Bank to perform such obligations shall not relieve any other Bank, the Arranger, the Facility Agent, the Security Agent nor any other party of any of their respective obligations or liabilities under any Facility Document nor shall the Facility Agent, the Security Agent or the Arranger be responsible for the obligations of any Bank or other Beneficiary (except for its own obligations, if any, as a Bank) nor shall any Bank be responsible for the obligations of any other Bank under this Agreement.

     Notwithstanding the foregoing, the Facility Agent undertakes at any time, in the event that a financial institution selected by the Facility Agent in agreement with the Parent to be a Bank hereunder defaults, for any reason whatsoever, in its obligations to any Borrower, to use its best efforts to replace as soon as possible such defaulting financial institution by another financial institution of similar repute, provided that any additional costs for such Borrower and any costs incurred by the Facility Agent in the replacement process shall be initially agreed upon between the Facility Agent and the Parent. Any costs incurred by the Facility Agent in the replacement process will be reimbursed by the Parent. No such replacement will result in a waiver by any of the Facility Agent, any Borrower or any other party hereto against the defaulting Bank.

2.4  Interests several

     Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interest of the Facility Agent, the Security Agent, the Arranger and the Banks are several and the amount due to the Facility Agent (for its own account), to the Arranger, to the Security Agent and to each Bank is a separate and independent debt. The Facility Agent, the Security Agent, the Arranger and each Bank shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for the Facility Agent, the Security Agent, the Arranger or any Bank (as the case may be) to be joined as an additional party in any proceedings for this purpose.

2.5  Accession of Additional Borrowers

     The Parent may deliver to the Facility Agent at any time during the Availability Period a Borrower Accession Notice duly completed and executed by the Parent and the proposed Acceding Borrower. Upon, but not before the Facility Agent notifying the Banks of receipt of the Borrower Accession Notice and the documents referred to in Clause 3.2(a) hereof, the proposed Acceding Borrower shall become an Acceding Borrower.

3    CONDITIONS PRECEDENT
     --------------------

3.1 Conditions precedent to first Advance under the Tranche A Facility and to first Overdraft Utilisation under the Tranche B Facility

     The obligations of each Tranche A Bank to make its Tranche A Commitment available to the Parent and the obligation of the Tranche B Bank to make the Tranche B Commitment available shall be subject to the following conditions:

     (a) the Facility Agent shall have received the documents and evidence specified in Schedule 2 Part A not later than three (3) Banking Days before the earlier of the following two dates:

          (i) the day on which the Drawdown Notice in respect of the first RCF Advance is given; and

          (ii) the day on which the first Overdraft Utilisation occurs;

     (b) completion of an economic and commercial due diligence process satisfactory to the Facility Agent, including such presentations by the Parent to the Banks as are deemed necessary by the Facility Agent;

     (c) satisfaction of the Facility Agent with the terms of the Material Contracts concluded prior to the date hereof;

     (d) satisfaction of the Facility Agent with the Interest Rate Protection Strategy;

     (e)  satisfaction of the Facility Agent with the terms of the Insurance;

     (f) the opening by the Parent of the General Operations Account and the Overdraft Account and the creation of a pledge thereon in accordance with the provisions of the Master Accounts Balance and Cash Pledge Agreement;

     (g) payment by the Parent of the amounts payable by it to the Facility Agent in respect of fees and commissions pursuant to Clause 7.1 (a) and (b) of this Agreement, at the times and in the amounts stated in the Fee Letter.

3.2  Conditions precedent to first Advance to any Acceding Borrower

     (a) At least three (3) Banking Days prior to any Acceding Borrower being able to request an initial Advance under the Tranche A Facility, the Parent shall procure that it or such Acceding Borrower delivers to the Facility Agent in respect of such Acceding Borrower, the documents and evidence specified in Schedule 2 Part B hereto.

     (b) Upon confirmation by the Facility Agent to the Banks that it has received all the documents referred to in Clause 3.2(a) above, the relevant Acceding Borrower shall be entitled to request Advances under the Tranche A Facility, as if it had been a party to this Agreement at the date hereof. Delivery of a Borrower Accession Notice executed by the Parent and the relevant Acceding Borrower shall constitute confirmation by the Parent and such relevant Acceding Borrower that the representations and warranties set out in Clause 9 hereof and to be made by them on the date of the signing of the Borrower Accession Notice are correct, as if made with reference to the facts and circumstances then existing.

3.3 Conditions precedent to each RCF Advance under the Tranche A Facility and each Overdraft Utilisation

     The obligation of each Bank to contribute to any RCF Advance under the Tranche A Facility and the obligation of the Tranche B Bank to permit any Overdraft Utilisation is subject to the further conditions that at the time of the giving of a Drawdown Notice (or Rollover Notice, as applicable) for, and at the time of the making of, such RCF Advance, or at the time the Overdraft Utilisation is effected, as the case may be:

     (a) the representations and warranties deemed to be made pursuant to Clause 9.2, being true and correct as of each such time as if each was made with respect to the facts and circumstances existing at such time;

     (b) no Default shall have occurred and be continuing which has not been remedied or expressly waived or would result from the making of such RCF Advance or such Overdraft Utilisation; and

     (c)  no Material Adverse Circumstance has occurred and is continuing.

3.4  Waiver of conditions precedent

     The conditions specified in this Clause 3 are inserted solely for the benefit of the Banks and may be waived on their behalf in whole or in part and with or without conditions by the Facility Agent acting (i) on the instructions of all of the Banks in respect of the first RCF Advance under the Tranche A Facility, (ii) on the instructions of the Majority Banks in respect of subsequent RCF Advances under the Tranche A Facility, and (iii) on the instructions of the Tranche B Bank in respect of Overdraft Utilisations without prejudicing the right of the Facility Agent acting on such instructions to require fulfilment of such conditions in whole or in part in respect of any other Advance.

4    ADVANCES AND OVERDRAFT UTILISATIONS
     -----------------------------------

4.1  RCF Advances, Drawdown Notice and Rollover Notice

     (a) Subject to the terms and conditions of this Agreement (including, without limiting the generality of the foregoing, the satisfaction of the conditions precedent described in Clauses 3.1, 3.2 and 3.3 and the Availability Test and compliance with the covenants described in Clauses 10 and 11), each Tranche A Bank severally agrees that it will
          (i) during the Tranche A Availability Period, join in making RCF Advances to any Borrower until the end of such Tranche A Availability Period and (ii) at the end of the Tranche A Availability Period, continue in ma king available Portions of the Term Loans to the Borrowers.

     (b) RCF Advances will be made to any Borrower following receipt by the Facility Agent from such Borrower of a Drawdown Notice or a Rollover Notice signed by an Authorised Officer of the relevant Borrower (and, in the case of Drawdown Notices or Rollover Notices on behalf of a Borrower other than the Parent, countersigned by an Authorised Officer of the Parent) not later than 10:00 a.m. on the fifth Banking Day before the proposed Drawdown Date, provided however, that where the Parent requests an RCF Advance for the purpose of a Permitted Acquisition in respect of which the Parent is to pay a purchase price in excess of FRF 50,000,000, then such Drawdown Notice must be received by the Facility Agent from the Parent not later than the fifteenth Banking Day prior to the proposed Drawdown Date and in such case the Drawdown Notice shall be accompanied by the information set forth in Clause 10.1(k) hereof, and provided further that in the event that an initial Drawdown Notice is effected by the Parent on the date of signature hereof for purposes other than a Permitted Acquisition, and subject to satisfaction of the conditions precedent referred to in Clause 3.1 hereof, the Drawdown Date in respect of such initial Drawdown Notice will be the second Business Day following the date of signature hereof. Each such Drawdown Notice shall be effective on actual receipt by the Facility Agent, and once given, shall, subject as provided in Clause 6.13, be irrevocable. No Drawdown Notice may be given in respect of an amount which is the subje ct of a notice received by the Facility Agent under Clause 4.2(i).

     (c) Upon receipt of a Drawdown Notice or a Rollover Notice complying with the terms of this Agreement, the Facility Agent shall promptly notify each Tranche A Bank of the request for an RCF Advance, the date on which such RCF Advance is to be made, the Term thereof and the amount of each Bank's participation in such RCF Advance. On the date for the making of such RCF Advance, each of the Tranche A Banks shall make available to the Facility Agent its portion of such RCF Advance.

     (d) Subject to the terms and conditions of this Agreement, if a Borrower wishes to draw an RCF Advance during the Tranche A Availability Period on any day (the "RELEVANT DAY") of an amount of not more than the amount of a RCF Advance which is due to be repaid on the Relevant Day in accordance with Clause 5.1, such Borrower shall not be obliged to serve a Drawdown Notice in relation to such new RCF Advance but may serve a Rollover Notice signed by an Authorised Officer of the relevant Borrower (and, in the case of Rollover Notices on behalf of a Borrower other than the Parent, countersigned by an Authorised Officer of the Parent) specifying the amount of the new RCF Advance and the Term thereof. A Rollover Notice shall be effective on actual receipt by the Facility Agent (which must be no later than 10:00 a.m. on the fifth Banking Day before the Relevant Day) and, once given shall, subject as provided in Clause 6.13 be irrevocable. No Rollover Notice may be given in respect of an amount which is the subject of a notice received by the Facility Agent under Clause 4.2(i).

4.2 Tranche A Facility; Terms and Amount of RCF Advances; Conversion to Term Loans; Division and Consolidation of Term Loans into Portions of the Term Loans

     (a) RCF Advances may be made only on Banking Days during the Tranche A Availability Period and an RCF Advance may be borrowed, at the relevant Borrower's discretion, for a Term of one month or two, three or six months or (with the prior agreement of all of the Banks) any other period (but not less than one month), in any such case ending no later than the last day of the Tranche A Availability Period.

     (b) During the Tranche A Availability Period, the aggregate maximum amount available at any time for Advances to be made pursuant to Drawdown Notices (the "AVAILABLE AMOUNT") shall (subject to the following paragraph) be limited to the result obtained by application of an availability test (the "AVAILABILITY TEST"), consisting of multiplying the Revenue Generating Units from time to time by the relevant Availability Factor (but not greater than the maximum aggregate Tranche A Commitment), where:

          (i) "REVENUE GENERATING UNITS" means the Actual Recurring Revenue at the end of the most recent month as set forth in the most recent Monthly Management Reports delivered to the Facility Agent pursuant to Clause 10.1(h), divided by FRF 150 ;

          (ii) "ACTUAL RECURRING REVENUE" means the aggregate of all Cable Broadcasting and Telecommunications System Revenues (excluding non-recurring installation and connection revenues) for the most recent month as set forth in the most recent Monthly Management Reports; and

          (iii) "AVAILABILITY FACTOR" shall mean the following figures in each of the months during the Tranche A Availability Period:

                          1998           1999           2000           2001           2002
                         -----          -----          -----          -----          -----
------------------------------------------------------------------------------------------
January                                 8,500          6,500          4,750          4,150
------------------------------------------------------------------------------------------
February                                8,500          6,400          4,700          4,050
------------------------------------------------------------------------------------------
March                                   8,500          6,150          4,650          4,000
------------------------------------------------------------------------------------------
April                                   8,500          6,100          4,650          3,900
------------------------------------------------------------------------------------------
May                                     8,500          5,950          4,600          3,800
------------------------------------------------------------------------------------------
June                     9,000          8,500          5,750          4,600          3,750
------------------------------------------------------------------------------------------
July                     9,000          8,400          5,600          4,500          3,650
------------------------------------------------------------------------------------------
August                   9,000          8,250          5,450          4,450          3,600
------------------------------------------------------------------------------------------
September                9,000          8,000          5,250          4,400          3,500
------------------------------------------------------------------------------------------
October                  8,500          7,600          5,100          4,350          3,450
------------------------------------------------------------------------------------------
November                 8,500          7,150          4,950          4,300          3,350
------------------------------------------------------------------------------------------
December                 8,500          6,650          4,750          4,250          3,300
------------------------------------------------------------------------------------------

          For the avoidance of doubt, it is expressly agreed that in the event that an RCF Advance requested pursuant to a Drawdown Notice satisfies the Availability Test, then (i) a Rollover Notice may subsequently be given during the Tranche A Availability Period with respect to such RCF Advance without the relevant Borrower being required independently to satisfy the Availability Test with respect to the amount of the RCF Advance which is the subject of such Rollover Notice; and (ii) one or more additional Drawdown Requests may be made by a Borrower on the date of such Rollover Notice provided that the aggregate amount to be made available to such Borrower pursuant to such Rollover Notice and such RCF Advance(s) satisfies the Availability Test on such date.

     (c) Without prejudice to the foregoing provisions, Drawdown Notices in respect of RCF Advances to be used for the purposes of financing of a proposed Acquisition shall:

          (i)  not be permitted unless:

               (A)  the Acquisition qualifies as a Permitted Acquisition; and

               (B) the Parent has, where relevant, provided together with such Drawdown Notice the information referred to in Clause 10.1(k) hereof with respect to such proposed Acquisition;

          (ii) specifically state that the RCF Advance is being requested for the purposes of the proposed Acquisition; and

          (III) be honoured only if the Parent would, immediately following the consummation of the proposed Acquisition, satisfy the Availability Test on the basis of the consolidated revenues of the Parent and the entity or business which would result from the proposed Acquisition calculated in accordance with French GAAP;

     (d)  Number and amount of RCF Advances

          Each RCF Advance during the Tranche A Availability Period shall be of
          (i) a minimum principal amount of FRF 20,000,000 or any larger sum which is an integral multiple of FRF 5,000,000 or (ii) the remaining amount available under the Tranche A Facility (as applicable).

     (e)  Number of RCF Advances Outstanding

          No RCF Advance may be drawn if, as a result, there would be more than ten (10) RCF Advances then outstanding.

     (f)  Termination of Tranche A Commitments

          Any part of the Tranche A Commitments in respect of RCF Advances remaining undrawn and uncancelled at the end of the Tranche A Availability Period shall thereupon be automatically reduced to zero.

     (g)  Conversion to Term Loans

          On the last day of the Tranche A Availability Period, all outstanding RCF Advances made to each Borrower shall be deemed to be repaid and the revolving credit facility then made available shall convert into a term loan to such Borrower (each a "TERM LOAN" and collectively the "TERM LOANS") the duration of which shall be the Repayment Period and the aggregate principal amount of each of which shall be the aggregate amount of all RCF Advances outstanding at such time.

     (h)  Division and Consolidation of Term Loans into Portions of the Term
          Loans

          Following the conversion referred to in Clause 4.2(g), any Borrower may by notice received by the Facility Agent no later than 10:00 a.m. on the fifth Business Day before the beginning of each Interest Period in respect of its Term Loan made to it specify that such Term Loan shall be divided into more than one Portion of its Term Loan, and thereafter may, by notice received by the Facility Agent no later than 10:00 a.m. on the fifth Business Day before the beginning of each Interest Period in respect of a Portion of its Term Loan specify that such Portion of its Term Loan shall be divided into more than one Portion of its Term Loan, or consolidate with any other Portion of its Term Loan in respect of which the then current Interest Period ends on the same day as the current Interest Period in respect of such Portion of its Term Loan. In the event that no such division or consolidation is requested, then the total amount of its Term Loan shall be deemed to constitute one single Portion of such Term Loan. No more than five
          (5) Portions of all of the Term Loans may be outstanding in respect of all of the Term Loans; each such Portion of a Term Loan shall be either (i) FRF 20,000,000 or (ii) any larger sum which is an integral multiple of FRF 5,000,000 or (iii) (if the balance of a Term Loan is less than FRF 5,000,000) the balance of such Term Loan.

     (i)  Cancellation of Tranche A Commitments

          The Parent may at any time during the Tranche A Availability Period only, by notice to the Facility Agent (effective only on actual receipt, such notice to include an affirmation by an Authorised Officer of the Parent that the viability of the then-existing Cable Broadcasting and Telecommunications Systems will not be threatened thereby), cancel without premium or penalty with effect from a date not less than ten (10) Banking Days after the receipt by the Facility Agent of such notice, the whole or any part (being either FRF 10,000,000 or an integral multiple thereof, or the remainder of the Facility) of the total of the Tranche A Commitments of all of the Tranche A Banks which is not then outstanding or requested in a Drawdown Notice or Rollover Notice and in respect of which an RCF Advance has not then been made. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Tranche A Commitment of each of the Banks shall be reduced proportionally. No amounts so cancelled may subsequently be reinstated.

4.3  Overdraft Utilisations under the Tranche B Facility

     (a) Subject to the terms and conditions of this Agreement (including, without limiting the generality of the foregoing, the satisfaction by the Parent of the conditions precedent described in Clauses 3.1 and
          3.3 and compliance with the covenants described in Clauses 10 and 11, but, for the avoidance of doubt, without the Parent being required to satisfy the Availability Test described in Clause 4.2(b), the Tranche B Bank agrees with the Parent that it will during the Tranche B Availability Period make the Tranche B Facility Amount available to the Parent for Overdraft Utilisations in the manner described in the following paragraph.

     (b) Overdraft Utilisations will be effected by debit from the Overdraft Account. Overdraft Utilisations may (subject to the previous paragraph) be effected by the Parent at any time during the Tranche B Availability Period and without the Parent being required to give prior notification thereof to the Facility Agent, by the drawing of cheques on the Overdraft Account or the making of bank transfers from the Overdraft Account, in all cases up to an aggregate amount equal to the Tranche B Facility Amount.

     (c) The Parent may at any time during the Tranche B Availability Period only, by notice to the Facility Agent (effective only on actual receipt, such notice to include an affirmation by an Authorised Officer of the Parent that the viability of the Cable Broadcasting and Telecommunications Systems will not be threatened thereby), cancel without premium or penalty with effect from a date not less than ten
          (10) Banking Days after the receipt by the Facility Agent of such notice, the whole or any part (being either FRF 2,000,000 or an integral multiple thereof, or the remainder of the Facility) of the total of the Tranche B Commitment which is not then the subject of an Overdraft Utilisation. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Tranche B Commitment shall be reduced proportionally. No amounts so cancelled may subsequently be reinstated.

4.4  Acceding Borrower Drawings

     If, following a Permitted Acquisition, an Acquired Company becomes an Acceding Borrower under this Agreement, then the Parent shall not be permitted to on-lend any funds drawn down by the Parent under the Tranche A Facility to such Acceding Borrower without the consent of the Majority Banks. The Parent shall ensure that such funds as any Acceding Borrower may require for the purposes set out in Clause 1.1 hereof shall be drawn down by such Acceding Borrower direct from the Banks in accordance with the terms of this Agreement; provided however, that an Acceding Borrower shall not be entitled to request an Advance in accordance with the terms hereof, if the Group failed and in continuing to fail to meet any of the financial ratios set in Clause 11 hereof or the Available Test.

5  REPAYMENT AND PREPAYMENT
   ------------------------

5.1  Repayment of RCF Advances

     A Borrower shall repay each RCF Advance in respect of which the Term Date is prior to the last day of the Tranche A Availability Period, on such Term Date. If an RCF Advance (the "NEW RCF ADVANCE") is to be made to any Borrower on a day on which another RCF Advance made to the same Borrower (the "MATURING RCF ADVANCE") is due to be repaid then, subject to the terms of this Agreement and so long as the conditions referred to in Clause 3 and Clause 4.2 shall have been satisfied in relation to the new RCF Advance and a Rollover Notice has been given to the Facility Agent as provided in Clause 4.1(d), (i) the maturing RCF Advance shall be deemed to have been repaid on its Term Date either in whole (if the new RCF Advance is equal to or greater than the maturing RCF Advance) or in part (if the new RCF Advance is less than the maturing RCF Advance) and the Borrower in question shall only be obliged to repay the principal amount by which the maturing RCF Advance exceeds the new RCF Advance and (ii) to the extent that the maturing RCF Advance is so deemed to have been repaid, the principal amount of the new RCF Advance to be made on such date shall be deemed to have been credited to the account of such Borrower by the Facility Agent on behalf of the Banks in accordance with the terms of this Agreement and the Banks shall only be obliged to make available to such Borrower pursuant to Clause 4.1(c) a principal amount (if any) equal to the amount by which the new RCF Advance exceeds the maturing RCF Advance

5.2  Repayment of Term Loans

     The Parent, and as the case may be, any Acceding Borrower shall procure that, subject to the application of Clauses 5.4 and 5.5, each of the Term Loans shall be repaid in quarterly instalments (the "REPAYMENT INSTALMENTS") on each of the Quarter Days commencing on the Quarter Day falling on 31st March, 2003, in accordance with the following amortisation schedule:

YEAR                                    REPAYMENTS EXPRESSED AS A
                                        PERCENTAGE OF THE TERM LOANS
2003                                       10.00%
2004                                       20.00%
2005                                       25.00%
2006                                       25.00%
2007                                       20.00%


5.3  Repayment of Overdraft Utilisation

     The Parent agrees to repay to the Tranche B Bank in full any amounts outstanding (including principal and interest accrued thereon) in respect of Overdraft Utilisations on the Final Maturity Date.

5.4  Voluntary Prepayment of Term Loans during the Repayment Period

     Subject to the receipt by the Facility Agent of irrevocable written notice given by any Borrower at least ten (10) Banking Days prior thereto, any Borrower or Borrowers may prepay, during the Repayment Period, any Portion of such Borrower's Term Loan in whole or in part (being FRF 10,000,000 or any larger sum which is an integral multiple of FRF 10,000,000) on the following Interest Payment Date corresponding to such Portion of such Borrower's Term Loan, without premium or penalty. Upon any notice of prepayment being given, the available amounts outstanding in relation to such Portion of the Term Loan in question shall be automatically cancelled.

5.5  Mandatory Prepayment

     (a) Subject to paragraph (c) below, during the Repayment Period, on the first Interest Payment Date following the delivery of the annual Accounts to the Facility Agent in accordance with Clause 10.1(f) (the "NEXT INTEREST PAYMENT DATE"), the Parent shall prepay or cause to be prepaid an aggregate amount (the "EXCESS CASH FLOW MANDATORY PREPAYMENT") of the Term Loans equal to fifty per cent (50%) of the Excess Cash Flow for the financial year to which such annual Accounts relate.

     (b) Subject to paragraph (c) below, in the event of a Public Offering, an amount equivalent to the Required Portion of the IPO Proceeds shall be applied by the relevant Borrower on the Next Interest Payment Date, to prepay outstanding Advances, in accordance with the provisions of Clause 12.2 hereof ("IPO MANDATORY PREPAYMENT").

     (c) If no Interest Payment Date falls within the first two months following delivery of any annual Accounts referred to in paragraph (a) above to the Facility Agent (in the case of an Excess Cash Flow Mandatory Prepayment) or following the consummation of the Public Offering (in the event of the IPO Mandatory Prepayment referred to in paragraph (b) above), then the Parent and/or Acceding Borrower shall, at its option, either:

          (i) pay an amount equal to the Excess Cash Flow Mandatory Prepayment or the IPO Mandatory Prepayment, as the case may be, plus any amount required in accordance with the provisions of Clause 14.2(c) below, to the Facility Agent no later than five (5) Banking Days following the delivery of such annual Accounts or the consummation of the Public Offering, as the case may be, for application in accordance with the provisions of paragraphs (a) or (b) of this Clause 5.5; or

          (ii) pay, no later than five (5) Banking Days following the date upon which any such annual Accounts are published or the consummation of the Public Offering, as the case may be, an amount equal to the Excess Cash Flow Mandatory Prepayment or the IPO Mandatory Prepayment, as the case may be, into a blocked account to be opened at such time for such purposes by the Parent or by the relevant Acceding Borrower with the Facility Agent, which amounts shall be pledged in favour of the Security Agent in accordance with the provisions of the Master Accounts Balance and Cash Pledge Agreement or a similar agreement entered into by the Acceding Borrower pursuant to Clause 10.1(ff) hereof (each such account being referred to as a "PREPAYMENT ACCOUNT").

     (d) The principal amount standing to the balance of any Prepayment Account shall be applied in full in prepayment of outstanding Advances on the Next Interest Payment Date.

     (e) Each Prepayment Account shall bear interest at a commercial rate agreed between the Facility Agent and the Parent or by the relevant Acceding Borrower. Interest on such Prepayment Account shall accrue to and, subject to the other terms of this Agreement, be payable to, the Parent or by the relevant Acceding Borrower on the Next Interest Payment Date and shall not form part of the Excess Cash Flow.

     (f) The Parent or the relevant Acceding Borrower shall have no right to withdraw or deal in any monies standing to the credit of any Prepayment Account (other than interest accruing on such account in accordance with paragraph (e) above) nor to assign, transfer or otherwise dispose of the debt represented thereby without the prior written consent of the Facility Agent .

5.6  Adjustment of Repayment Instalments

     The amount of each voluntary prepayment of a Portion of a Borrower's Term Loan made under Clause 5.4 (Voluntary prepayment during the Repayment Period) and the amount of each mandatory prepayment made under any of Clauses 5.5 (Mandatory Prepayment) or 13 (Default) shall be applied against future Repayment Instalments specified in this Clause 5 as follows:

     (a) in the case of all such prepayments other than IPO Mandatory Prepayments, in inverse order of their maturity; and

     (b) in the case of IPO Mandatory Prepayments, pro rata to the remaining Repayment Instalments.

5.7  Prepayment due to Taxation or Increased Costs

     If circumstances arise which would, or would with a giving of notice, result in:

     (a) any additional amounts becoming payable under Clause 8.7 (Grossing-up for Taxes); or

     (b)  any increased cost becoming payable under Clause 15.2 (Increased
          Costs),

     then, without prejudice to the obligations of each of the Borrowers under those Clauses, any Borrower may prepay the whole (but not part) of the then outstanding amount of the relevant Bank's participation in the then outstanding Advances to such Borrower or (in the case of the Tranche B
     Bank) the Parent may, if affected by such circumstances, prepay the whole (but not part) of the Overdraft Utilisations made by it together with all interest and other charges accrued on those participations and all other amounts payable by it to such Beneficiary under the Facility Documents, on giving not less than ten (10) Banking Days' prior written notice to such Bank (through the Facility Agent).

5.8  General provisions relating to prepayment

     (a) Any notice of prepayment given under this Agreement shall be irrevocable, shall state the amount of the intended prepayment and the date on which it will be made and the relevant Borrower shall be bound to prepay in accordance with such notice. The Facility Agent shall notify the Banks promptly of receipt of any such notice.

     (b) Amounts repaid or prepaid in respect of any Portion of a Term Loan under any provision of this Agreement may not be reborrowed hereunder.

     (c) Any prepayment of any Advance under any provision of this Agreement shall be made together with interest and fees and commission, if any, accrued on the amount prepaid and any amount which becomes due and payable as a result of that prepayment pursuant to Clause 14 (Indemnities).

6  INTEREST
   --------

6.1  Interest on the Advances

     Each Borrower shall pay interest on each Advance made to it under the Tranche A Facility, in respect of each Interest Period relating thereto, on each Interest Payment Date at the rate per annum determined by the Facility Agent to be the aggregate of

     (a)  the Margin; and

     (b)  LIBOR for such Interest Period.

     In the event that an Interest Period is longer than six (6) months, then the relevant Borrower will pay interest accrued during the first six (6) months of such Interest Period at the end of such six (6) months and shall pay interest accrued on the remaining portion of the Interest Period on the last day of such Interest Period.

6.2  Interest Periods

     The Interest Period in relation to each RCF Advance shall be of a duration equal to the Term of such RCF Advance. Interest Periods in respect of a Portion of the Term Loans shall be of a duration determined in accordance with Clauses 6.3 and 6.4.

6.3  Selection of Interest Periods for a Portion of the Term Loans

     The relevant Borrower may by notice received by the Facility Agent not later than 11:00 a.m. on the fifth Banking Day before the beginning of each Interest Period in respect of a Portion of its Term Loan specify whether such Interest Period shall have a duration of one month or two, three or six months or (with the prior agreement of all of the Banks) any other period of not less than one month.

6.4  Determination of Interest Periods for a Portion of a Term Loan
     Every Interest Period in respect of a Portion of a Term Loan shall be of the duration specified by the relevant Borrower pursuant to Clause 6.3 but so that:

     (a) the initial Interest Period in respect of a Portion of a Term Loan will commence on the last day of the Tranche A Availability Period and each subsequent Interest Period in respect of a Portion of a Term Loan will commence forthwith upon the expiration of the previous Interest Period in respect of such Portion of the Term Loans;

     (b) Interest Periods in respect of an aggregate amount of a Portion of a Term Loan at least equal to the amount of all Term Loans to be repaid on any repayment date as referred to in Clause 5.2 shall end on such date; and

     (c) if the relevant Borrower fails to specify the duration of an Interest Period in accordance with the provisions of Clause 6.3 such Interest Period shall, subject to this Clause 6.4, have a duration of three (3) months.

6.5  Restrictions on selection

     (a) The relevant Borrower shall select the duration of Interest Periods pursuant to Clauses 6.2 and 6.3 so as to ensure that no Advance shall have an Interest Period expiring after the Final Maturity Date.

     (b) If it appears to the Facility Agent that the requirements of paragraph (a) above will not be met by the relevant Borrower's selection of any Interest Period, the Facility Agent shall promptly so inform such Borrower which shall promptly choose a period which conforms with such requirements, or, at such Borrower's request, the Facility Agent shall, on behalf of and after consultation with such Borrower, select a different duration for such Interest Period.

6.6  Notification

     The Facility Agent will notify the relevant Banks, the Security Agent and the relevant Borrower of the duration of each Interest Period relating to each Advance promptly after ascertaining the same.

6.7  Interest on Overdraft Utilisations

     The Parent agrees to pay interest on each Overdraft Utilisation at such rate determined by the Facility Agent to be the aggregate of (a) TMP and
     (b) the Margin. Such interest will be calculated by reference to the aggregate of cleared debit balances from time to time on the Overdraft Account and will accrue from day to day on the basis of actual days elapsed and a year of 360 days and will be debited to the Overdraft Account on the last Banking Day for each Quarter Period.

6.8  Default interest

     If any Borrower fails to pay any amount payable by it under this Agreement on the due date therefor, such Borrower, on demand by the Facility Agent from time to time, shall pay interest on a daily basis on such overdue amount from the due date up to the date of actual payment, both before and after judgement, at a rate determined by the Facility Agent to be one per cent (1 %) per annum above the aggregate of (i) the Margin then applicable; and (ii) TMP. Default interest payable by any Borrower under this Agreement will be compounded annually. The payment of default interest will not constitute a waiver of any right or remedy by any Beneficiary under the Facility Documents.

6.9  Calculations

     All interest and other payments of an annual nature under this Agreement or to be calculated on an annual basis shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year. In calculating the actual number of days elapsed in a period which is one of a series of consecutive periods with no interval between them or a period on the last day of which any payment falls to be made in respect of such period, the first day of such period shall be included but the last day excluded.

6.10  Determination conclusive; notification

     Each determination of a rate of interest by the Facility Agent under this Agreement shall be promptly notified to the relevant Borrower and the relevant Bank, together with a statement in reasonable detail of the manner in which such determination was made, and shall, in the absence of manifest error, be conclusive.

6.11  Margin adjustment

     (a) The Margin will be two per cent (2.00%) per annum unless adjusted in accordance with this Clause 6.11.

     (b) The Parent will deliver to the Facility Agent (by no later than the date it delivers to the Facility Agent the Quarterly Management Accounts referred to in Clause 10.1(g)) a notice (a "MARGIN NOTICE") specifying the ratio of Bank Debt to Annualised EBITDA as calculated in accordance with Clause 11.5 (Bank Debt to Annualised EBITDA) as at the date on which the Quarterly Management Accounts were prepared for the purposes of calculating whether the Margin is to be adjusted in accordance with this Clause 6.11.

     (c) The Margin will be adjusted (upwards or downwards) to the percentage rates per annum specified in Column 1 below set opposite the range into which the ratio of Bank Debt to Annualised EBITDA, as shown in the Margin Notice, falls :

COLUMN 1                                            COLUMN 2
MARGIN                                              BANK DEBT
                                                    to Annualised EBITDA
2.00 per cent                                       greater than 4.5:1
1.75 per cent                                       4.5:1 or less
1.50 per cent                                       4.0:1 or less
1.25 per cent                                       3.5:1 or less
1.00 per cent                                       3.0:1 or less
0.75 per cent                                       2.5:1 or less

     (d) The adjustment (if any) specified in paragraph (c) above will (following submission by the relevant Borrower to the Facility Agent of Quarterly Management Accounts) (the date of each such submission being referred to as the "MARGIN TEST DATE") apply as the Margin with respect to each Interest Period commencing after such Margin Test Date, unless and until a subsequent adjustment to the Margin is effected pursuant to the provisions of this Clause 6.11.

     (e) If any Borrower fails to deliver a Margin Notice in accordance with paragraph (b) above, then the Margin with effect from the last date permitted for delivery of the relevant accounts under Clause 10.1(g) will be as stated in paragraph (a) above.

6.12  Effective Global Rate ("Taux effectif global")


     Each of the Borrowers acknowledges and agrees that the effective global rate (taux effectif global) (the "EFFECTIVE GLOBAL RATE") of the facilities to be made available to any Borrower hereunder cannot be calculated for the entire duration thereof by reason, in particular, of the variability of the applicable rate, and therefore that only the use of the facilities will permit the determination of the Effective Global Rate and that the Effective Global Rate provided hereafter is therefore purely illustrative and shall not bind the parties in the future.

     For the purpose of application of articles L 313-1, R 313-1 and R 313-2 of the Consumer Code (Code de la Consommation), it is specified for indicative purposes that :

     (a) for a full utilisation of the Tranche A Facility during the Tranche A Availability Period, and assuming that no Mandatory Prepayment will occur according to Clause 5.5, for an Interest Period of three months, taking into account the rate of three-month LIBOR on 25th June, 1998 of 3.5625% per year, the Effective Global Rate of the Tranche A Facility would, at such date, be 6.01% per year and the periodic interest rate (taux de periode) would be 1.5035%; and

     (b) for a full utilisation of the Tranche B Facility during the Tranche B Availability Period, and taking into account the rate of TMP on 25th June 1998 of 3.375% per year, the Effective Global Rate of the Tranche B Facility would, at such date, be 5.73% per year and the periodic interest rate (taux de periode) would be 0.0157%.

     Such indicative rates include LIBOR or TMP, as the case may be, plus the Margin (calculated on the assumption that no adjustment will be made pursuant to Clause 6.11 hereof) as well as any fees, costs and other expenses due by any Borrower in respect of this Agreement which the Consumer Code, as interpreted on the date hereof, require to be taken into account.

6.13 Market disruption; non-availability

     (a) If and whenever, at any time prior to the commencement of any Interest Period in relation to the Tranche A Facility:

          (i) the Facility Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

          (ii) none or only one of the Relevant Reference Banks supplies the Facility Agent with a quotation for calculating LIBOR; or

          (iii) the Facility Agent shall have received notification from Banks with participations in Advances aggregating not less than forty-five per cent (45%) of the Advances that deposits in Euro-French Francs are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their contributions to the relevant Advance for such Interest Period or that LIBOR does not accurately reflect the cost to such Banks of obtaining such deposits;

          the Facility Agent shall forthwith give notice (a "TRANCHE A DETERMINATION NOTICE") thereof to the relevant Borrowers and to each of the Tranche A Banks. A Tranche A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Tranche A Determination Notice the undrawn amount of the Tranche A Commitments of all of the Banks shall not be borrowed until notice to the contrary is given to the relevant Borrowers by the Facility Agent (which notice shall be given promptly after any substitute basis has been determined pursuant to Clause 6.13(b) hereof).

     (b) Within five Banking Days after any Tranche A Determination Notice has been given by the Facility Agent under Clause 6.13(a), (i) if a Borrower so requires, each Borrower affected thereby and the Facility Agent and each affected Bank shall enter into negotiations for a period of not more than 10 days with a view to agreeing a substitute basis for determining the rates of interest from time to time applicable to the relevant Advances thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms; and (ii) if no substitute basis has been agreed between the relevant Borrowers, the Facility Agent and each affected Bank pursuant to sub-paragraph (i) above, each affected Bank shall certify a substitute basis for funding its contribution to the relevant Advance. Such substitute basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Bank equivalent to the Margin for the relevant Interest Period determined in accordance with Clause 6.11, and shall apply with respect to Interest Periods beginning thereafter.

          Each substitute basis so agreed in accordance with (i) or, failing such agreement, certified in accordance with (ii) shall be binding upon the relevant Borrowers, the Facility Agent and (in the case of (i)) each Bank and (in the case of (ii)) each affected Bank and shall take effect in accordance with its terms from the date on which substituted basis is agreed, until such time, if any, as the conditions giving rise to the issuance of a Tranche A Determination Notice are no longer in effect, in which case the Facility Agent shall so inform the relevant Borrowers and the interest rate shall be determined in accordance with the provisions of Clauses 6.1 through
          6.11 hereof.

     (c) If and when, at any time during the Tranche B Availability Period, the Facility Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining TMP, then the Facility Agent shall forthwith give notice (a "TRANCHE B DETERMINATION NOTICE") thereof to the Parent and to the Tranche B Bank. A Tranche B Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Tranche B Determination Notice the amount of the Tranche B Commitment shall not be the subject of any Overdraft Utilisation until notice to the contrary is given to the Parent by the Facility Agent (which notice shall be given promptly after any substitute basis has been determined pursuant to Clause 6.13(d) hereof).

     (d) Within five Banking Days after any Tranche B Determination Notice has been given by the Facility Agent under Clause 6.13(c), (i) if the Parent so requires, the Parent and the Facility Agent and the Tranche B Bank shall enter into negotiations for a period of not more than 10 days with a view to agreeing a substitute basis for determining the rates of interest from time to time applicable to the Overdraft Utilisations and any such substitute basis that is agreed shall take effect in accordance with its terms; and (ii) if no substitute basis has been agreed between the Parent, the Facility Agent and the Tranche B Bank pursuant to sub-paragraph (i) above, the Tranche B Bank shall certify a substitute basis for funding its contribution to the Overdraft Utilisations. Such substitute basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Tranche B Bank equivalent to the Margin determined in accordance with Clause 6.11, and shall apply with respect to the remaining duration of the Tranche B Availability Period.

          Each substitute basis so agreed in accordance with (i) or, failing such agreement, certified in accordance with (ii) shall be binding upon the Parent, the Facility Agent and the Tranche B Bank and shall take effect in accordance with its terms from the date on which substituted basis is agreed, until such time, if any, as the conditions giving rise to the issuance of a Tranche B Determination Notice are no longer in effect, in which case the Facility Agent shall so inform the Parent and the interest rate shall be determined in accordance with the provisions of Clause 6.7 hereof.

6.14  Reference Bank quotations
      -------------------------

      If any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating LIBOR, the interest rate applicable to the Advances shall be determined, subject to Clause 6.13 (Market Disruption), on the basis of the quotations furnished by the remaining Reference Banks.

7     FEES, EXPENSES AND STAMP TAXES
      ------------------------------

7.1   Fees

      The Parent agrees to pay to the Facility Agent, whether or not the Parent is entitled to request Advances or has made an Overdraft Utilisation pursuant to Clause 4 hereof:

     (a)  Arrangement and Underwriting Fees
          ---------------------------------

          an arrangement and underwriting fee at the time and in the amount set forth in the Fee Letter;

     (b)  Agency fee
          ----------

          an agency fee at the time and in the amount set forth in the Fee Letter; and

     (c)  Commitment fee
          --------------

          (i) during the Tranche A Availability Period, a commitment fee payable in arrears on each Quarter Day following the date of signature of this Agreement and on the last day of the Tranche A Availability Period, for the account of each Bank and computed from the date of this Agreement (calculated on the basis of the actual number of days elapsed in a 360 day year) at the rate of
                0.40 per cent per annum on the daily undrawn and uncancelled amount of such Bank's Tranche A Commitment; and

          (ii) during the Tranche B Availability Period, a commitment fee payable in arrears on each Quarter Day following the date of signature of this Agreement and on the last of the Tranche B Availability Period, for the account of the Facility Agent and computed from the date of this Agreement (calculated on the basis of the actual number of days elapsed in a 360 day year) at the rate of 0.40 per cent per annum on the daily unused and uncancelled amount of the Facility Agent's Tranche B Commitment.

7.2  Expenses

     The Parent agrees to pay to the Facility Agent within thirty (30) days from the date on which the Facility Agent makes demand on the Parent for payment of the same accompanied by reasonable supporting documentation:

     (a) all reasonable out-of-pocket expenses (including legal and other professional expenses) incurred by the Arranger in connection with the negotiation, preparation (including reasonable due diligence), syndication and execution of this Agreement and the Security and Subordination Documents together with interest at the rate referred to in Clause 6.8 from the date falling 30 days after the date of demand for payment of such expenses to the date of payment (as well after as before judgement), subject however, to the provisions of the Fee Letter; and

     (b) all reasonable out-of-pocket expenses (including legal and other professional expenses) incurred by the Facility Agent, the Arranger and the Security Agent in connection with the negotiation, preparation (including reasonable due diligence) and execution of any amendment or extension of or the granting of any waiver or consent under this Agreement or any Security Document or the Subordination Agreement together with interest at the rate referred to in Clause 6.8 from the date falling 30 days after the date of demand for payment of such expenses to the date of payment (as well after as before judgement); and

     (c) all reasonable out-of-pocket expenses (including legal, travel and other professional expenses) incurred by the Facility Agent, the Arranger, the Security Agent and the Banks or any of them in connection with the enforcement of, or preservation of any rights under, this Agreement or any Security Document or the Subordination Agreement, or otherwise in respect of moneys owing under this Agreement that are unpaid on the due date thereof, together with interest at the rate referred to in Clause 6.8 from the date falling 30 days after the date of demand for payment of such expenses to the date of payment (as well after as before judgement).

7.3  Value Added Tax

     All fees and expenses payable pursuant to this Clause 7 shall be paid together with Value Added Tax (if any) properly chargeable thereon.

7.4  Stamp and other duties

     The Parent agrees (i) to pay all stamp, documentary, registration or other like duties or Taxes (including any duties or Taxes payable by the Beneficiaries) imposed on or in connection with the entry into, performance or enforcement against the Parent (or following a Permitted Acquisition, against any other members of the Group) of any of the Facility Documents and (ii) to indemnify the Beneficiaries against any liability arising by reason of any delay or omission by the Parent to pay such stamp or other duties or Taxes.

8    PAYMENTS AND TAXES; ACCOUNTS
     ----------------------------

8.1  No set-off or counterclaim; distribution to the Banks

     All payments to be made by any Borrower under this Agreement shall be made in full, without any set-off (other than as provided for in Clause 5.1 hereof) or counterclaim whatsoever and free and clear of any deductions or withholdings, in French Francs on the due date to the account of the Facility Agent at such bank in Paris as the Facility Agent may from time to time specify for this purpose. Save as otherwise expressly provided by this Agreement such payments made in respect of the Tranche A Facility shall be for the account of the Banks, and the Facility Agent shall forthwith distribute such payments in like funds as are received by the Facility Agent to the Banks rateably in accordance with their Commitments (it being specified that no such Borrower shall incur any liability in respect of such distribution by the Facility Agent). Any such payments made in respect of the Tranche B Facility shall be credited directly to the Overdraft Account.

8.2  Payments by the Tranche A Banks

     All sums to be advanced by the Tranche A Banks to any Borrower under this Agreement shall be remitted in French Francs on the relevant date to the account of the Facility Agent at such bank in Paris as the Facility Agent may have notified to the Tranche A Banks and shall be paid by the Facility Agent on such date in like funds as are received by the Facility Agent to the General Operations Account.

8.3  Currency

     All amounts payable under this Agreement shall be payable in French Francs.

8.4  Facility Agent may assume receipt

     Where any sum is to be paid under this Agreement to the Facility Agent for the account of another person, the Facility Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Facility Agent, then the person to whom such sum was so made available shall on request refund such sum to the Facility Agent together with interest thereon sufficient to compensate the Facility Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Facility Agent for any and all loss or expense which the Facility Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

8.5  Non-Banking Days

     When any payment under this Agreement becomes due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

8.6  Certificates conclusive

     Any certificate or determination of the Facility Agent, the Arranger, the Security Agent or any Bank as to any rate of interest or any amount payable under this Agreement shall include a statement in reasonable detail of the manner in which such determination was made and shall, in the absence of manifest error, be conclusive and binding on any Borrower and (in the case of a certificate or determination by the Facility Agent, the Arranger or the Security Agent) on the Banks.

8.7  Grossing-up for Taxes

     Subject to Clause 8.8, if at any time any Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under this Agreement for the account of any Beneficiary (or if the Facility Agent is required to make any such deduction or withholding from a payment to any other Beneficiary), the sum due from such Borrower in respect of such payment shall, subject to the Banks' compliance with Clause 8.11(b), be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Beneficiary receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the relevant Borrower shall indemnify each Beneficiary against any losses or costs incurred by any of them in direct consequence of any failure of such Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The relevant Borrower shall promptly deliver to the Facility Agent copies of (or, where required, originals of) any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

8.8  Qualifying Banks

     If any Bank is not or ceases to be a Qualifying Bank then it shall promptly notify the Borrowers upon becoming aware of the same and no Borrower shall be obliged to pay such Bank under Clause 8.7 any amount in excess of the amount it would have been obliged to pay if such Bank was or had not ceased to be a Qualifying Bank provided that this Clause 8.8 shall not apply (and the Borrowers shall be obliged to comply with their obligations under Clause 8.7) if after today's date there shall have been any change in, or in the interpretation or application of, any relevant law, directive, treaty (including, without limitation, any applicable double tax treaty) or regulation or practice of any applicable taxation authority and as a result thereof the relevant Bank ceases to be a Qualifying Bank or any Borrower is required to make deduction or withholding on account of tax irrespective of whether the recipient of the relevant payment is or is not a Qualifying Bank. Each Bank confirms to the relevant Borrower that it is a Qualifying Bank.

8.9  Claw-back of Tax benefit

     If following any such deduction or withholding as is referred to in Clause
     8.7 from any payment by any Borrower, any Beneficiary shall receive or be granted a credit against or remission for any taxes payable by it, the relevant Beneficiary shall, subject to the relevant Borrower having made any increased payment in accordance with Clause 8.7 and to the extent that the Facility Agent, the Arranger, the Security Agent or such Bank can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of such Beneficiary to obtain any other relief or allowance which may be available to it, reimburse the relevant Borrower with such amount as such Beneficiary shall certify to be the proportion of such credit or remission as will leave the Beneficiary (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the relevant Borrower as aforesaid. Such reimbursement shall be made forthwith upon the Beneficiary certifying that the amount of such credit or remission has been received by it provided that the relevant Beneficiary shall not unreasonably delay before so certifying. Nothing contained in this Agreement shall oblige any Beneficiary to disclose to the relevant Borrower or any other person any information regarding its tax affairs or tax computations or interfere with the right of the Beneficiary to arrange its tax affairs in whatever manner it thinks fit and, in particular, none of the Beneficiaries shall be under any obligation to claim relief from its corporate profits tax liability or similar tax liabilities in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it. Without prejudice to the generality of the foregoing, no Borrower shall by virtue of this Clause 8.9 be entitled to enquire about any Beneficiary's tax affairs.

8.10 If grossing-up is illegal

     (a) If any Borrower is, or becomes obliged, to make any deduction or withholding on account of any Taxes or deductions of whatever nature under Clause 8.7 (Grossing up for Taxes) and is prevented from making any additional payments in full by applicable law such that the relevant Beneficiary does not receive the full amount which it would have received had payment not been made subject to such taxes or other deduction, the relevant Beneficiary shall have the right by giving notice to such Borrower through the Facility Agent, as the case may be, to require such Borrower to prepay all or part of its participation in each outstanding Advance (without prejudice to the continuing obligation of such Borrower to make any such additional payment, which it is prevented from making by applicable law, as soon as payment becomes permitted by applicable law).

     (b) If a Beneficiary notifies any Borrower through the Facility Agent that it requires such Borrower to prepay all or part of its participation in an outstanding Advance pursuant to paragraph (a) above then such Borrower shall make prepayment of such amount in full as notified to it by the Facility Agent on the earlier of (i) the last day of the then current Interest Period for that Advance and (ii) the date falling 60 days after the giving of such notice to such Borrower subject, in any case, to a minimum prior notice of 10 Banking Days.

8.11 Certification to secure a Tax benefit

     If, in order to make any payment due under this Agreement to the Facility Agent, the Arranger, the Security Agent or any Bank without deduction or withholding for or on account of Tax or to secure the benefit of any reduced rate of such deduction or withholding, any Borrower requires a direction from or the consent of a government or taxing authority:

     (a) such Borrower agrees to use its reasonable endeavours to complete, execute, arrange for any required certification of, and deliver to the Agent, the Security Agent, the Arranger or such Bank or such government or taxing authority as the Agent, the Security Agent, the Arranger or such Bank reasonably directs, any form or document reasonably required of it, and to provide such information that the Agent, the Security Agent, the Arranger, such Bank or such government or taxing authority may reasonably require or request in order to assist or enable the Agent, the Security Agent, the Arranger or such Bank to secure that such a direction or consent is given to such Borrower in respect of any payment. The relevant Borrower shall perform its obligations under this sub-paragraph (a) promptly upon the earlier of:

          (i) being notified that the form, document or information is required or requested; and

          (ii) demand being made by the Facility Agent, the Security Agent, the Arranger, such Bank or the relevant government or taxing authority, as the case may be;

     (b) the Facility Agent, the Security Agent, the Arranger and each such Bank agrees to use its reasonable endeavours to complete, execute, arrange for any required certification of, and deliver to the relevant Borrower, or such government or taxing authority as such Borrower may reasonably direct, any form or document reasonably required of it, and to provide such information that such Borrower or such government or taxing authority may reasonably require or request in order to assist or enable such Borrower to secure that such a direction or consent is given to it in respect of any payment. The obligations of the Agent, the Security Agent, the Arranger and such Bank under this sub-paragraph (b) shall be performed within 30 days of reasonable demand by the relevant Borrower.

8.12 Bank accounts

     Each Bank shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. The Facility Agent shall maintain a control account showing the Advances and other sums owing by each Borrower under this Agreement and all payments in respect thereof made by the relevant Borrower from time to time. The control account shall be prima facie evidence as to the amount from time to time owing by any Borrower under this Agreement.

8.13 Partial payments

     Other than in the case of prepayment to a specific Bank, if, on any date on which a payment is due to be made by any Borrower under this Agreement, the amount received by the Facility Agent from such Borrower falls short of the total amount of the payment due to be made by such Borrower on such date then, without prejudice to any rights or remedies available to the Facility Agent and the Banks under this Agreement, the Facility Agent or, as the case may be, the Security Agent, shall apply the amount actually received from the relevant Borrower in or towards discharge of the obligations of such Borrower under this

     Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by such Borrower:

     (a) first, in or towards payment to the Facility Agent, of any portion of the arrangement and underwriting fee payable under Clause 7.1(a) which shall have become due but remains unpaid;

     (b)  secondly, in or towards payment to the agency fee payable under Clause
          7.1 (b) which shall have become due, but remains unpaid

     (c) thirdly, in or towards payment to the Facility Agent, the Arranger, the Security Agent and the Banks of any unpaid costs and expenses of the Facility Agent, the Arranger, the Security Agent and the Banks due to them on such date pursuant to the terms of this Agreement;

     (d) fourthly, in or towards payment to the Banks, on a pro rata basis, of any accrued commitment fee payable under Clause 7.1(c) which shall have become due, but remains unpaid;

     (e) fifthly, in or towards payment to the Banks, on a prorata basis, of any default interest payable in accordance with Clause 6.8 of this Agreement;

     (f) sixthly, in or towards payment to the Banks, on a pro rata basis, of any accrued interest in respect of the Tranche A Facility or Tranche B Facility which shall have become due, but remains unpaid;

     (g) seventhly, in or towards payment to the Banks, on a pro rata basis, of any principal of the Tranche A Facility and/or the Tranche B Facility which shall have become due, but remains unpaid; and

     (h) eighthly, in or towards payment of any other sum which shall have become due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

     The order of application set out in this Clause 8.13 may be varied by the Facility Agent if all Banks so direct.

9    REPRESENTATIONS AND WARRANTIES
     ------------------------------

9.1  Representations and warranties
     ------------------------------

     Each Borrower represents and warrants in respect of itself (and the Parent, following any Permitted Share Acquisition, represents and warrants in respect of any other member of the Group, so that any reference to a Borrower in this Clause 9.1 shall also be deemed to constitute a representation and warranty by the Borrower with reference to any member of the Group at such time), to each of the Banks, the Arranger, the Security Agent and the Facility Agent that:

     (a)  Due incorporation

          it is duly incorporated and validly existing under the laws of France and has power to carry on its business as it is now being and hereafter proposed to be conducted and to own its property and other assets;

     (b)  Power

          it has all requisite power to enter into, execute and deliver the Facility Documents to which it is at any time a party and to perform its obligations under each such Facility Document, compliance has been made with all necessary requirements and all necessary corporate, shareholder or other action has been taken by it to authorise the execution, delivery and performance of each of the Facility Documents to which it is a party, and no limitation on its powers to borrow will be exceeded as a result of borrowings under this Agreement;

     (c)  Binding obligations

          this Agreement and each Facility Document to which it is a party constitutes its valid and legally binding obligations enforceable in accordance with its terms, subject, however to the effect of bankruptcy, insolvency, reorganisation, moratorium or similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

     (d)  No conflict with other obligations

          the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Agreement and the Facility Documents to which it is a party do not (i) contravene any existing applicable law, statute, rule or regulation or any judgement, decree or permit to which it is subject, (ii) contravene or conflict with any provision of its or their statuts or other constitutive documents, (iii) breach any term of the Cable Broadcasting Law Authorisations or the Telecommunications Law Authorisations, (iv) conflict with or result in any breach of any of the terms of, or constitute a default under any Material Contract, (v) conflict with or result in any breach of any of the material terms of any of the Other Required Authorisations and Contracts or (vi) result in the creation or imposition of, or oblige it to create, any Encumbrance (other than those created by the Security Documents) on it or any of its or their undertakings, assets, rights or revenues, which in any of the foregoing cases would constitute a Material Adverse Circumstance;

     (e)  No litigation

          no litigation, arbitration or administrative or regulatory proceedings or investigations is taking place, pending or, to the knowledge of its officers, is threatened against it which (if adversely determined) would constitute a Material Adverse Circumstance;

     (f)  Accounts

          (i) the Accounts most recently delivered to the Facility Agent under Clauses 10.1(f), (g) and (h) have been prepared, save as expressly disclosed in notes to or accompanying such Accounts, in accordance with French GAAP and (in the case of audited annual Accounts) present a true and fair view of, or (in the case of unaudited Accounts) fairly present, its financial position (and, where relevant, the consolidated financial position of the Group) as at the date to which the same were prepared;

          (ii) It has disclosed all significant liabilities (contingent or otherwise) and any unrealised or anticipated losses of which it is aware;

          (iii) All forecasts and projections contained in the Business Plan and each Annual Operating Budget delivered to the Facility Agent under Clause 10.1(j)(v) were arrived at after careful consideration, were fair, were based on reasonable grounds, represent its expectations for the period covered thereby on the date thereof in light of events and circumstances at that time, and, as at the date of their delivery to the Facility Agent, were not misleading in any material respect;

          (iv) Nothing has occurred since the date of the audited Accounts most recently delivered to the Facility Agent pursuant to Clause 10.1(f) which constitutes a Material Adverse Circumstance (other than as fully disclosed to the Facility Agent);

     (g)  No filing required

          it is not necessary, due to its status or activity or any permits or licences which it holds, to ensure the legality, validity, enforceability or admissibility in evidence of any Facility Document to which it is a party that any of them or any other instrument be notarised, filed, recorded, registered or enrolled in any court or public office in France (other than the Security Documents which by their terms are required to be filed and/or registered as stated therein), nor are stamp or registration duty or similar taxes or charges payable in France in respect of any Facility Document (other than such stamp and registration duty and similar taxes and charges as are specified herein or in the Security and Subordination Documents);

     (h)  No approval of Local Authorities required for security assignment

          The assignment by way of security of receivables arising under the Franchise Agreements pursuant to the Local Authority Master Receivables Assignment Agreement will not entitle any Local Authority to terminate any such Franchise Agreement pursuant to the terms of such Franchise Agreement;

     (i)  Legal ownership

          as of the date hereof or as may be reflected in the Accounts, it is the legal owner of and has good and marketable title to all its or their property and other material assets free from any Encumbrances other than Permitted Encumbrances;

     (j)  No Material Adverse Circumstance

          no Material Adverse Circumstance has occurred since the latest annual audited Accounts provided to the Facility Agent;

     (k)  Compliance with Environmental Laws and Licences

          it:

          (i) complies and has at all times complied with all requirements of Environmental Laws and Environmental Licences where failure to do so would constitute a Material Adverse Circumstance; and

          (ii) has obtained and maintains in full force and effect all Environmental Licences, and there are no facts or circumstances entitling any such Environmental Licences to be revoked, suspended, amended, varied, withdrawn or not renewed where such revocation, suspension, amendment, variation, withdrawal or non-renewal would constitute a Material Adverse Circumstance;

     (l)  Environmental Claim

          no Environmental Claim is pending or has been made or (to its knowledge) threatened against it or its or their officers or any occupier of any property owned or leased by it and it has no reason to believe that it has or is likely to have any liability in relation to Environmental Matters which will constitute a Material Adverse Circumstance;

     (m)  Deposit of Relevant Substance

          to the best of its knowledge, no Relevant Substance has been deposited, disposed of, kept, treated, imported, exported, transported, processed, manufactured, used, collected, sorted or produced at any time, or is present in the environment (whether or not on property owned, leased, occupied or controlled by the Borrower) in circumstances which are likely to result in an Environmental Claim against it which would constitute a Material Adverse Circumstance;

     (n)  Intellectual Property Rights

          (i) the Intellectual Property Rights owned by it are free from any Encumbrance (save for those created or to be created by or pursuant to the Security Documents) and any other rights or interests in favour of third parties;

          (ii) the Intellectual Property Rights owned by it or (in the case of the Third-Party Trademarks) licensed to it are all the Intellectual Property Rights required by it in order to carry on, maintain and operate in all material respects its business, properties and assets and in carrying on its business it is not infringing any Intellectual Property Rights of any third party where any action taken by such third party in respect of any such infringement would constitute a Material Adverse Circumstance; and

          (iii) no Intellectual Property Rights owned by or licensed to it are being infringed, nor (to the best of its knowledge) is there any threatened infringement of any such Intellectual Property Rights which, in either case would constitute a Material Adverse Circumstance;

     (o)  Copyright matters

          it has obtained all consents and taken all other action required in connection with the secondary transmission by it or them of any broadcast television signals and it does not have knowledge, nor is it aware of any claim, that it is or may be liable to any person for any copyright infringement of any nature whatsoever as a result of the operation of its business which liability would constitute a Material Adverse Circumstance, provided that it has been notified by ANGOA/AGICOA of a demand that it sign a contract authorising the Parent to broadcast programmes, the intellectual property rights of which are owned by the producers which ANGOA/AGICOA represent, that the Parent has signed such contract but that such contract is of limited duration.

     (p)  Material Contracts

          (i) it has the corporate power and authority to enter into and perform its obligations under the Material Contracts;

          (ii) it has taken all necessary corporate action to authorise the execution and performance of its obligations under the Material Contracts;

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

          (iii) each Material Contract to which it is a party constitutes its valid, legally binding and enforceable obligations subject, however to the effect of bankruptcy, insolvency, reorganisation, moratorium or similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

          (iv) it is not (nor to the best of its knowledge, information and belief on due enquiry is any other party thereto) in breach of any of its obligations under any Material Contract, and no Material Contract is the subject of any pending or, (to the best of its knowledge, information and belief on due enquiry) threatened, dispute, suspension, withdrawal, termination, cancellation or revocation, whether in whole or in part, by any competent authority and which, in the case of:

                 (A) a pending or (to the best of its knowledge) threatened dispute; or

                 (B) a breach by a party other than the Borrower or any other member of the Group;

                 constitutes or would constitute a Material Adverse
                 Circumstance;

          (v) all Franchise Agreements and Public Domain Occupation Agreements necessary to establish and operate its Cable Broadcasting and Telecommunications Systems have been obtained or effected and are in full force and effect;

     (q)  Cable Broadcasting and Telecommunications Law Authorisations

          (i) it has the corporate power and authority to apply for and perform its or their obligations under the Cable Broadcasting and Telecommunications Law Authorisations;

          (ii) it has taken all necessary corporate action to authorise the execution and performance of its or their obligations under the Cable Broadcasting and Telecommunications Law Authorisations;

          (iii) its obligations under each Cable Broadcasting Law Authorisation and each Telecommunications Law Authorisation constitute its valid, legally binding and enforceable obligations subject, however to the effect of bankruptcy, insolvency, reorganisation, moratorium or similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

          (iv) it is not in breach of any of its obligations under each Cable Broadcasting Law Authorisation and each Telecommunications Law Authorisation, and no Cable Broadcasting Law Authorisation or Telecommunications Law Authorisation is the subject of any pending or (to its knowledge) threatened dispute, suspension, withdrawal, termination, cancellation or revocation, whether in whole or in part, by any competent authority save to the extent that it has demonstrated to the reasonable satisfaction of the Majority Banks that it has taken steps to eliminate the risk of suspension, withdrawal, termination, cancellation or revocation of any Cable Broadcasting Law Authorisation in accordance with Clause 10.1(c);

          (v) subject to Article 10.1(r) all Cable Broadcasting and Telecommunications Law Authorisations necessary for the operation of the Cable Broadcasting and Telecommunications Systems have been obtained or effected and are in full force and effect;

     (r)  Other Required Authorisations and Contracts

          (i) each Other Required Authorisation or Contract constitutes its valid and legally binding obligations subject, however to the effect of bankruptcy, insolvency, reorganisation, moratorium or similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

          (ii) it is not (nor to the best of the Borrower's knowledge, information and belief on due enquiry is any other party thereto) in breach of any of its or their obligations under any Other Required Authorisation or Contract, and no Other Required Authorisation or Contract is the subject of any pending or, (to its knowledge) threatened dispute, suspension, withdrawal, termination, cancellation or revocation, whether in whole or in part, by any competent authority and which breach or dispute, suspension, withdrawal, termination, cancellation or revocation constitutes or would constitute a Material Adverse Circumstance;

          (iii) all Other Required Authorisations and Contracts have been obtained or effected and are in full force and effect, other than:

                 (A) those which are not now required or which it would be premature to obtain or effect and where, in either case,
                      (x) the Borrower, on due enquiry, does not have any reason to believe that it will not be able to obtain or effect the same in good time or (y) the same will be in full force and effect when required under applicable law or contract; or

                 (B) where failure so to obtain or effect an Other Required Authorisation or Contract does not or would not constitute a Material Adverse Circumstance;

     (s)  No withholding Taxes

          (assuming the correctness of the confirmation set out in the last sentence of Clause 8.8) under the law and practice at today's date all amounts payable by it under the Facility Documents may be paid free and clear of and without deduction for or on account of any Tax;

     (t)  Tax liabilities

          (i) no claims are being asserted against it with respect to Taxes which, if adversely determined, would constitute, a Material Adverse Circumstance;

          (ii) it is not overdue in the filing of any Tax returns required to be filed by it and it has paid all Taxes shown to be due on any Tax returns required to be filed by it or them or on any assessments made against it or them for non-payment, or on or in any claim for payment, where failure so to file or so to pay constitutes or would constitute a Material Adverse Circumstance;

     (u)  Compliance with law

          it is in compliance in all material respects with all applicable laws (including, without limiting the generality of the foregoing, the Cable Broadcasting and Telecommunications Laws but excluding, for these purposes only, breaches of the Cable Broadcasting and Telecommunications which have been expressly or impliedly waived by the relevant regulatory authority), rules, regulations and orders of any governmental or administrative authority (including, without limiting the generality of the foregoing, each relevant Local Authority, the CSA and the ART) having jurisdiction over it or any of its assets;

     (v)  No Default

          no Default has occurred and is continuing;

     (w)  Encumbrances:

          (i) no Encumbrance exists over its assets which would cause a breach of Clause 10.2(a) (Negative pledge) or of any relevant Acquired Company Negative Pledge Letter;

          (ii) neither the execution of the Facility Documents or the Material Contracts to which it is a party nor the performance by it of its obligations or the exercise of its rights thereunder results in, or will result in, the existence of, or oblige it to create, any Encumbrance in favour of any third party over the whole or any part of its undertaking or assets, present or future (except Permitted Encumbrances);

          (iii) any security conferred by it pursuant to the Security Documents constitutes at all times a first priority security interest or the sole security interest, as the case may be, of the type therein described over the assets therein referred to, which are not subject to any prior or pari passu Encumbrances (except Permitted Encumbrances);

     (x)  Reports

          So far as its President or Gerant is aware after due and careful review and enquiry:

                 (A) all material factual information furnished by it or its advisors to each of the firms which prepared the Reports was true in all material respects at the date (if any) ascribed thereto or (if none) the date the information was given or, in the case of any other material factual information furnished to each of the firms which prepared any of the Reports, it is not aware that any such information is not true in any material respect at the date (if any) ascribed thereto or (if none) the date the information was given; and

                 (B) all expressions of opinion or intention given by or on behalf of it and all forecasts and projections furnished by it to each such firm were arrived at after careful consideration, were fair and were based on reasonable grounds;

     (y)  Immunity

          it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in France in relation to any Facility Document, and, to the extent that notwithstanding the foregoing it becomes entitled to claim such immunity, it hereby waives such immunity to the fullest extent permitted by law;

     (z)  Consulting Agreements

          there are no consulting agreements in force other than the agreement entered into by the Parent as regards Mr. Lucien Thullemans, and such agreement does not violate the provisions of Clause 10.2(m) hereof;

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

     (aa) Shareholders' Agreements

          to the best of its knowledge, there are no Shareholders' Agreements in effect the performance of the terms of which would constitute a breach of the terms of any of the Facility Documents; and

     (bb) Interconnection Agreements

          each Interconnection Agreement (if any) to which it is a party is compatible with the Business Plan.

9.2  Repetition

     The representations and warranties set out in this Clause 9 shall survive the execution of this Agreement and the making of each Advance or any Overdraft Utilisation hereunder and (except in the case of 9.1(f)(iii) (Accounts) (but only with respect to the Business Plan), 9.1(g) (No filing required), 9.1(x) (Reports) and 9.1(s) (No withholding taxes)) shall be deemed to be repeated on the date of delivery of each Drawdown Notice or Rollover Notice hereunder and on each Drawdown Date as the case may be, on the date of each Overdraft Utilisation and on each Interest Payment Date, with reference to the facts and circumstances then subsisting, as if made at each such time.

10   UNDERTAKINGS
     ------------

10.1 Positive Covenants

     Each Borrower undertakes with each of the Banks, the Arranger, the Security Agent and the Facility Agent that, from the date of this Agreement and so long as (i) the Total Commitments have not been reduced to zero, or (ii) any monies are owing under any of the Facility Documents or (iii) any part of the Advances or the Overdraft Utilisations remains outstanding, it will (and the Parent, following any Permitted Share Acquisition, undertakes that it will, except where reference is expressly made to "the Parent only", cause each member of the Group to):

     (a)  Notice of Default, etc.

          promptly inform the Facility Agent of (1) any Default forthwith upon becoming aware thereof (and will, if so requested by the Facility Agent on any Periodic Financial Ratio Test Date, confirm to the Facility Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing), (2) any lapse, suspension or termination of or refusal by any person to renew or extend any Cable Broadcasting Law Authorisation, Telecommunications Law Authorisation, Other Required Authorisation or Contract or Material Contract or any breach of any Cable Broadcasting Law Authorisation, Telecommunications Law Authorisation, Other Required Authorisation or Contract or Material Contract where any such breach would constitute a Material Adverse Circumstance, (3) (to the extent known to it) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator where any such proceedings, investigations or actions would, if adversely determined, constitute a Material Adverse Circumstance (4) any application of which it becomes aware for any other authorisation or franchise agreement with respect to cable radio and television or telecommunications systems (including satellite master antennae television systems and multi-point microwave distribution systems) with respect to the territory covered by any of the Cable Broadcasting Law Authorisations or any of the Telecommunications Law Authorisations where any such application, if successful, would constitute a Material Adverse Circumstance, (5) any breach of any Cable Broadcasting Laws or Telecommunications Laws which would constitute a Material Adverse Circumstance and (6) (to the extent known to it) any continuing breach by any party of the terms of any of the Cable Broadcasting Law Authorisations or the Telecommunications Law Authorisations;

     (b)  Consents and authorisations

          obtain or cause to be obtained (i) every consent, authorisation (other than a Cable Broadcasting Law Authorisation or a Telecommunications Law Authorisation or a renewal or extension thereof) or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts and (ii) every notarisation, filing, recording, registration or enrolment in any court or public office in France (in any such case) required by it to authorise, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Facility Documents or the performance by it or any Subordinated Creditor of their respective obligations under this Agreement and the Facility Documents to which they are a party;

     (c)  Cable Broadcasting and Telecommunications Law Authorisations

          (i) obtain or cause to be obtained every Cable Broadcasting Law Authorisation and every Telecommunications Law Authorisation necessary for the construction and the operation of the Cable Broadcasting and Telecommunications Systems and ensure that (A) where there are any Subscribers subscribing for services covered by a Cable Broadcasting Law Authorisation and/or a Telecommunications Law Authorisation, such Cable Broadcasting Law Authorisation and/or Telecommunications Law Authorisation is not revoked, cancelled, suspended, withdrawn or terminated owing to its action or omissions, or does not expire or otherwise cease to be in full force and effect unless the same is, prior to or contemporaneously with such event, renewed or replaced and (B) such Cable Broadcasting Law Authorisation and/or Telecommunications Law Authorisation is not modified and it does not commit any breach of the terms or conditions thereof (including, without limitation, any failure to meet the milestones referred to in any relevant Franchise Agreement), where any such modification, breach or failure would constitute a Material Adverse Circumstance;

          (ii) apply to extend or renew each Cable Broadcasting Law Authorisation and Telecommunications Law Authorisation no later than 12 months before the date on which the same is scheduled to expire and take all steps required by the Cable Broadcasting and Telecommunications Laws and all other steps reasonably necessary to effect the extension or renewal of the same for a period extending at least 24 months (or, if the ratio of Bank Debt to Annualised EBITDA on the preceding Periodic Financial Ratio Test Date is less than 2.0:1, then 12 months) after the Final Maturity Date;

          (iii) in the event that, notwithstanding the foregoing, it receives notification by the relevant French regulatory authorities (including, without limitation, the Local Authorities, the CSA or the ART) that such authorities have become aware of the occurrence of an event or circumstances which could lead to the revocation, suspension or withdrawal of any Cable Broadcasting Law Authorisation and/or Telecommunications Law Authorisation (whether in whole of in part), forthwith notify the Facility Agent in writing and at its own cost and expense, take such steps as are reasonable and necessary to mitigate the risk of revocation, suspension or withdrawal (whether in whole or in part) unless it can demonstrate to the reasonable satisfaction of the Majority Banks that the relevant Cable Broadcasting Law Authorisation and/or Telecommunications Law Authorisation is not in danger of being revoked, suspended or withdrawn (whether in whole or in part);

     (d)  Other Required Authorisations and Contracts

          obtain or cause to be obtained every Other Required Authorisation or Contract and ensure that (i) none of the Other Required Authorisations and Contracts is revoked, cancelled, suspended, withdrawn or terminated, or expires and is not renewed or otherwise ceases to be in full force and effect and (ii) no Other Required Authorisation or Contract is modified and it does not commits any breach of the terms or conditions of any Other Required Authorisation or Contract which, in the case of any of the actions or events referred to in either (i) or (ii), would constitute a Material Adverse Circumstance;

     (e)  Business

          engage in the business (in accordance with all laws and regulations applicable to the Cable Broadcasting and Telecommunications Systems) of constructing, installing, operating and utilising

          (i) the cable radio and television networks constructed or which may be constructed in the areas covered by the Franchise Agreements and/or the Radio and Television Public Domain Occupation Agreements; and/or

          (ii) the telecommunications networks (including telephone, high-speed data transmission, Internet access, multi media services and related activities) in which signals are broadcast by means of optical fibres, cables or other wired means (and excluding, for the avoidance of doubt, radioelectric (Hertzian) telecommunications networks and satellite telecommunications networks except for experimental purposes or as otherwise agreed) which may be constructed in the areas covered by the Telephony Licence and the Telecommunications Public Domain Occupation Agreements;

          and in no other activities save for any directly related business reasonably considered to be financially beneficial to such business;

     (f)  Financial statements

          prepare or procure the preparation of :

          (i) annual audited financial statements (including at a minimum, balance sheet, profit and loss account and a statement of sources and uses of funds) (and, in the case of the Parent only, following any Permitted Share Acquisition, such annual audited financial statements for each member of the Group and consolidated financial statements of the Group) in accordance with French GAAP and cause such financial statements to be certified without qualification by the Statutory Auditors and deliver to the Facility Agent sufficient copies of the same for distribution to all of the Banks as soon as practicable but not later than 120 days after the end of the financial year to which they relate;

          (ii) semi-annual unaudited financial statements and (in the case of the Parent only), following any Permitted Share Acquisition, such semi-annual unaudited financial statements for each member of the Group and consolidated financial statements of the Group) (on the same basis used for the annual financial statements referred to in (i) above) in respect of the first semester of each year, and deliver to the Facility Agent sufficient copies of the same for distribution to all of the Banks as soon as practicable but not later than 60 days after the end of the semi-annual period to which they relate;

          in each such case presenting a true and fair view of its financial position and the results of its operations (and, in the case of the Parent only, of each company in the Group and the Group as a whole), as at the end of and for the accounting period to which they relate;

     (g)  Quarterly Management Accounts

          in respect of each Quarterly Period, prepare unaudited Quarterly Management Accounts with respect to it (and, in the case of the Parent only, with respect to each company in the Group and on a consolidated basis for the Group as a whole), in the form and containing the information set forth in Schedule 6 part A hereto, and deliver to Facility Agent sufficient copies of the same for distribution to all of the Banks as soon as practicable but not later than 45 days after the end of the Quarterly Period to which they relate;

     (h)  Monthly Management Reports

          in respect of each calendar month, prepare unaudited Monthly Management Reports with respect to it (and, in the case of the Parent only, with respect to each company in the Group and on a consolidated basis for the Group as a whole), in the form and containing the information set forth in Schedule 6 part B hereto, and deliver to Facility Agent sufficient copies of the same for distribution to all of the Banks as soon as practicable but not later than 30 days after the end of the calendar month to which they relate;

     (i)  Change in basis of Accounts

          ensure that all Accounts delivered under Clause 10.1(f) are prepared in accordance with French GAAP and in accordance with the accounting principles and practices used in the preparation of the financial statements for 1997 delivered to the Facility Agent and the 1998 Business Plan (the "ORIGINAL BASIS") consistently applied in respect of each financial year unless to do so would be inconsistent with then current French GAAP (the "NEW BASIS"). If the preparation of financial statements on the Original Basis is contrary to the New Basis then it shall promptly notify the Facility Agent in writing of the relevant change and (at its option) shall either (1) prepare and deliver to the Facility Agent financial statements on the New Basis only but shall also prepare and deliver an audited reconciliation statement (a "RECONCILIATION STATEMENT") showing those adjustments necessary in order to reconcile the financial statements produced on the New Basis to the Original Basis or (2) request the Facility Agent to enter into good faith negotiations for such amendment (if any) as are necessary to the covenants contained in Clause 11 (Commercial and Financial Covenants) and any other provisions of this Agreement affected by such change, in which event the Facility Agent will enter into such negotiations for a period of not more than 28 days. If agreement is reached between it and the Facility Agent (acting on the instructions of the Majority Banks) within such period as to the amendment of any such covenants or provisions, then the parties hereto will enter into such documentation and take such other steps as are required to put such amendments into effect following which each Borrower shall then be obliged to produce financial statements on the

          New Basis only. If no such agreement is reached then it shall be obliged to prepare and deliver audited financial statements on the New Basis accompanied by a Reconciliation Statement.

          Where any Borrower or the Parent is under an obligation to deliver financial statements under Clause 10.1(f) on the New Basis but accompanied by a Reconciliation Statement, Monthly Management Reports and Quarterly Management Accounts shall also be delivered (at its option) either on both bases or on the New Basis but accompanied by an unaudited Reconciliation Statement.

          All Accounts and Reconciliation Statements delivered pursuant to this Clause 10.1 (i) shall be delivered within the relevant time period set out in Clause 10.1(f), (g) and (h).

          The provisions of this Clause 10.1(i) shall also apply, mutatis mutandis, to the preparation and delivery of the Annual Operating Budget and the Business Plan under Clause 10.1(j)(iv).

     (j)  Delivery of Reports and Compliance Certificates

          deliver to the Facility Agent, for distribution to the Banks, sufficient copies for all of the Banks of each of the following documents, in each case at the time of issue thereof (or in the case of the certificates referred to in (ii) and (iii) below, together with the financial statements prepared in respect of each financial year and Quarterly Management Accounts prepared in respect of each Quarterly Period pursuant to Clause 10.1(g) in respect of the financial period to which such certificate relates):

          (i) every material document issued by it to its shareholders (in their capacity as shareholder, in accordance with the provisions of French company law and regulations) or issued by it to its creditors generally;

          (ii) in the case of the Parent only, at the same time as the annual audited financial statements are delivered to the Facility Agent pursuant to paragraph 10.1(f) above, a certificate of the Statutory Auditors substantially in the form of Schedule 7, Part B, setting out in reasonable detail computations establishing the amount of Excess Cash Flow (if any) for the annual accounting period to which the relevant annual audited financial statements relate for the purposes of Clause 5.5 (Mandatory prepayment);

          (iii) in the case of the Parent only, at the same time as the Quarterly Management Accounts are delivered to the Facility Agent pursuant to paragraph 10.1(g) above, with respect to each Periodic Financial Ratio Test Date which falls within the Quarterly Period to which such Quarterly Management Accounts relate, a Financial Ratio Compliance Certificate in the form set out in Schedule 7, Part A, signed by the President of the Parent;

          (iv) in the case of the Parent only, a copy of the Business Plan and the Annual Operating Budget, as soon as reasonably practicable following approval of the same by the relevant corporate or financial bodies of the Parent;

          (v)  the Reports required to be delivered hereunder; and

          (vi) such other information, data or documents as may reasonably be requested by the Banks in order to make an assessment of work to be carried out in respect of the Cable Broadcasting and Telecommunications Systems, the timing thereof and generally to assess any other relevant aspect of the Cable Broadcasting and Telecommunications Systems;

     (k)  Delivery of Information with respect to Acquisitions

          in the case of the Parent only, deliver to the Facility Agent (together with the relevant Drawdown Notice referred to in Clause 4.1(b)), for distribution to the Banks, sufficient copies for all of the Banks of each of the following documents, in respect of RCF Advances requested for the purpose of a Permitted Acquisition, as described in Clause 4.1(b) above, relating to any proposed Acquisition in respect of which the Parent is to pay a purchase price in excess of FRF 50,000,000 (fifty million French Francs):

          (i) a revised Business Plan taking into account the proposed Acquisition and which shows to the reasonable satisfaction of the Majority Banks that:

               (A)  the proposed Acquisition constitutes a Permitted
                    Acquisition;

               (B) the ability of each Borrower to meet its obligations hereunder (including, without limiting the generality of the foregoing, such Borrowers' payment obligations and the obligations of compliance with the financial covenants set out in Clause 11 hereof) is not prejudiced thereby; and

               (C) the proposed Acquisition is otherwise compatible with the financing made hereunder; and

          (ii) the text of the agreement proposed to be entered into by the Parent in respect of the planned Acquisition;

     (l)  Financial Year End

          maintain a financial year end of 31st December (and in the case of the Parent only, ensure that each member of the Group maintains a financial year end of 31st December);

     (m)  Authorised Officers

          ensure that any new or replacement Authorised Officer has provided the Facility Agent with evidence satisfactory to it of such new officer prior to signing any Compliance Certificates, Drawdown Notices or any other notices, requests or confirmations referred to in this Agreement or relating to the Facility granted pursuant to this Agreement;

     (n)  Statutory Auditors

          ensure that its commissaires aux comptes comply at all times with the definition of "Statutory Auditors" set forth in Clause 1.3 hereof;

     (o)  Provision of further information

          provide the Facility Agent :

          (i) with a copy of each Material Contract entered into after the date of this Agreement, other than;

                (A) any Shareholders' Agreement (but without prejudice to the application of Clause 9.1(aa)); and

                 (B) (to the extent that the terms of such Interconnection Agreement contain, at the request of the other contracting party, a requirement that the provisions thereof remain confidential), any Interconnection Agreement (but without prejudice to the application of Clause 9.1(bb));

          (ii) as soon as the same are instituted or, to its knowledge, threatened, details of any litigation, arbitration or administrative or regulatory proceedings or investigations involving it which, if adversely determined, would constitute a Material Adverse Circumstance;

          (iii) promptly, upon the earlier of (x) its becoming aware of the same, or (y) its being notified of the same,:

                (A) a copy of any agreements or arrangements entered into by the Shareholders or the Parent or both which may supplement, replace or amend or affect any of the provisions of the Statuts; and

               (B) notification of the existence of any agreements or arrangements entered into by the Shareholders which would cause the representation made in Clause 9.1(aa) to become false or misleading;

          (iv) any material report, notice or other communication relating to the Cable Broadcasting Law Authorisations, the Material Contracts and the Other Required Authorisations and Agreements and such financial and other information concerning any Borrower and its affairs (including presentations) as the Facility Agent or any Bank (acting through the Facility Agent) may reasonably require;

     (p)  Insurance

          insure and keep insured all its properties and assets with insurance companies or underwriters of repute in accordance with the Minimum Insurance Requirements and (in the case of the Parent only) produce to the Facility Agent (i) copies of each insurance contract entered into by any member of the Group with an Insurance Company in order to comply with the Minimum Insurance Requirments, (ii) each year, a certificate from an insurance broker confirming compliance with the Minimum Insurance Requirements and (iii) at the time of delivery of the semi-annual accounts to be delivered in accordance with Clause 10.1(f)(ii) hereof, a report describing the occurrence of any insurable event in an amount of FRF 10 million or greater and the action taken to recover under the applicable insurance policy;

     (q)  Inspection

          upon the occurrence of an Event of Default, permit representatives of the Facility Agent or any of the Banks upon reasonable prior written notice to it, after having made arrangements with it so to do and after entering into a confidentiality undertaking if required by it
          (a) visit and inspect its properties during normal business hours, (b) inspect and make extracts from and copies of its books and records other than records which it is prohibited by law from disclosing to the Facility Agent and/or any relevant Bank and (c) discuss with its principal officers and auditors its business, assets, liabilities, financial position, results of operations and business prospects;

     (r)  Compliance with laws and regulations

          comply with the terms and conditions of all laws (including Cable Broadcasting Laws, Telecommunications Laws, the Cable Broadcasting and Telecommunications Law Authorisations and the Other Necessary Authorisations but excluding, for these purposes only, breaches of Telecommunications and Cable Laws which have been expressly or impliedly waived by the relevant regulatory authority) and the Franchise Agreements (including any milestone requirements in respect thereof), regulations, agreements, licences and concessions including, without limitation, all Environmental Laws and all Environmental Licences if the failure to comply therewith, would constitute a Material Adverse Circumstance;

     (s)  Environmental matters

          (i) (A) obtain all requisite Environmental Licences, (B) comply with the terms and conditions of all Environmental Licences applicable to it, and (C) comply with all other applicable Environmental Laws, in each case where failure to do so constitutes, or would constitute, a Material Adverse Circumstance; and

          (ii) promptly upon receipt of the same, notify the Facility Agent and the Security Agent of any claim, notice or other communication served on it in respect of any alleged breach of or corrective or remedial obligation or liability under any Environmental Law which, if substantiated, constitutes, or would constitute, a Material Adverse Circumstance;

     (t)  Relevant Substance

          notify the Facility Agent forthwith upon becoming aware of any Relevant Substance at or brought on to any property owned, leased or occupied by it which is likely to give rise to an Environmental Claim which would constitute a Material Adverse Circumstance and take or procure the taking of all necessary action to deal with, remedy or remove from such property or prevent the incursion of (as the case may be) that Relevant Substance in order to prevent such an Environmental Claim and in a manner that complies with all requirements of Environmental Law;

     (u)  Pari passu status

          insure that its obligations under any of the Facility Documents to which it is a party rank and will at all times rank at least pari passu in right and priority of payment and in point of security (save by reason of and to the extent of the security afforded thereto by the Security Documents) with all its other present and future unsecured and unsubordinated obligations, other than obligations which are mandatorily preferred by law applying to companies generally and not by contract;

     (v)  Taxes

          file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carries on business or is otherwise subject to Taxation and pay or cause to be paid all Taxes shown to be due and payable on such returns or any assessments made against it within the period stipulated for such payment (other than those being contested in good faith and where such payment may be lawfully withheld);

     (w)  Use of proceeds

          use the Advances under the Tranche A Facility and (in the case of the Parent only) the Overdraft Utilisations under the Tranche B Facility exclusively for the purposes specified in Clause 1.1;

     (x)  Maintain Operating Capacity

          maintain managerial, subscriber and technical services from time to time sufficient to meet the projected demand from Subscribers for cable radio and television or telecommunications services at that time;

     (y)  Interest Rate Protection Strategy

          comply at all times with the Interest Rate Protection Strategy described in Schedule 11;

     (z)  Business Plan

          use its reasonable endeavours to comply with the Business Plan;

     (aa) Syndication

          prior to any syndication of the Facility by the Arranger, provide information and make any presentations which the Arranger reasonably requests for the purposes of such syndication, such presentations to include presentations by the representatives of UPC or any other Principal Shareholder;

     (bb) Third-Party Trademarks

          (i) insure that French trademark n degree 95564675, currently owned by United International Holdings, is :

               (A)  transferred to Mediareseaux SA and

               (B) pledged in favour of the Security Agent, on behalf of the Senior Creditors, pursuant to the Existing Third-Party Trademark Pledge Agreement; no later than sixty (60) days from the date hereof; and

          (ii) insure that any agreement pursuant to which any rights to use any Third-Party Trademark are licensed or otherwise granted to it contains a provision to the effect that it shall continue to gave the right to use such Third-Party Trademark at then-prevailing market conditions for at least six months following any change in control;

     (cc) Postal Subscription Payment Account and General Operations Account

          ensure that any amounts standing to the credit of the Postal Subscription Payment Account shall be transferred to the General Operations Account in the manner required under the Master Accounts Balance and Cash Pledge Agreement;

     (dd) Actions required following Permitted Share Acquisition in the case of the Parent only, following the consummation of any Permitted Share Acquisition, take the following acts no later than ten
          (10) Banking Days following the consummation of such Permitted Share
          Acquisition:

          (i) pledge and (to the fullest extent permitted by applicable law) cause to be pledged in favour of the Security Agent, on behalf of the Senior Creditors, all of the shareholder or other interests in the relevant Acquired Company, as security for the obligations of the Parent under the Facility Documents, pursuant to an agreement substantially identical to the Financial Instruments Accounts Pledge Agreement (an "ACQUIRED COMPANY FINANCIAL INSTRUMENTS ACCOUNTS PLEDGE AGREEMENT"); and

          (ii) cause the Acquired Company to execute an Acquired Company Negative Pledge Letter;

     (ee) Actions required following Permitted Asset Acquisition in the case of the Parent only, no later than twenty (20) Banking Days following the consummation of any Permitted Asset Acquisition, take any actions required pursuant to the Parent Security Documents or requested by the Security Agent in order to cause the assets so transferred to the Parent to be made subject to the security created pursuant to the Parent Security Documents;

     (ff) Acceding Borrower Security Documents

          in the case of any Acceding Borrower, provide (and the Parent undertakes to take all action within its power to cause such Acceding Borrower to provide) in favour of the Security Agent, on behalf of the Senior Creditors, security over its own assets in form and substance substantially identical to the Parent Security Documents (collectively, the "ACCEDING BORROWER SECURITY DOCUMENTS"), as security for any borrowings which the relevant Acceding Borrower may request in accordance with the provisions of this Agreement;

     (gg) Dividends by Acquired Company to Parent

          in the case of the Parent only, vote its shares in each Acquired Company so as to cause the payment, on an annual basis, of such amount of dividends by such Acquired Company to the Parent as is permitted by law and as is necessary to meet the Parent's obligations hereunder;

     (hh) Information Memorandum

          as at the date of the Information Memorandum the factual information provided by the Parent and UPC contained in the Information Memorandum shall be true and accurate in all material respects and not misleading in any material respect and such factual information will at such time not omit any material facts; all reasonable enquiries shall have been made by the Parent to verify such factual information; all opinions, projections and forecasts to be contained therein and the assumptions on which such opinions, projections and forecasts shall have been based will be arrived at after due and careful consideration and enquiry and represent the views of the Parent as at the date of the Information Memorandum; there shall be no material facts or circumstances which have not been disclosed to the Arranger prior to the date of such Information Memorandum the omission of which could make any material factual information contained in the Information Memorandum inaccurate or misleading in any material respect as at the date of the Information Memorandum or any of the opinions, projections and forecasts contained in the Information Memorandum (and the assumptions on which such opinions, projections and forecasts were made) misleading in any material respect at the date of the Information Memorandum; provided that for the avoidance of doubt, the Parent makes no representation or warranty in relation to, nor assumes any responsibility with respect to the origin, validity, accuracy or completeness of information contained in the Information Memorandum and derived from public sources; and

     (ii) Postal Subscription Payment Account

          no later than five (5) Business Days following the opening of the Postal Subscription Payment Account, create a pledge over such account in accordance with the provisions of the Master Accounts Balance and Cash Pledge Agreement.

10.2 Negative Covenants

     Each Borrower undertakes with each of the Banks, the Arranger, the Security Agent and the Facility Agent that, from the date of this Agreement and so long as (i) the Total Commitments have not been reduced to zero, or (ii) any monies are owing under any of the Facility Documents or (iii) any part of the Advances or the Overdraft Utilisations remains outstanding, it will not (and the Parent, following any Permitted Share Acquisition, undertakes that it will, except where reference is expressly made to "the Parent only", cause each member of the Group not to):

     (a)  Negative Pledge

          permit any Encumbrance (other than Permitted Encumbrances) to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues to secure or prefer any of its present or future indebtedness or that of any other person;

     (b)  Disposals

          sell, transfer, lease, lend or otherwise dispose of or cease to exercise control over the whole or any part of its present or future undertakings, assets, rights or revenues whether by one or a series of transactions, related or not, other than Permitted Disposals;

     (c)  No Acquisition

          effect any Acquisition other than Permitted Acquisitions,

     (d)  No merger

          merge or consolidate with any other company or person other than pursuant to a Permitted Merger,

     (e)  Borrowed money and other indebtedness

          create, assume, incur or otherwise permit to be outstanding any Borrowed Money other than Permitted Borrowings, or any indebtedness in any form other than such Permitted Borrowings and trade payables in the ordinary course of business;

     (f)  Loans and Guarantees

          (i) make any loans or advances or grant any credit or financing, except for :

               (A) normal trade credit reasonably granted in the ordinary course of its or their business; and

               (B) in the case of the Parent only, intra-group loans made to Acquired Companies which are not Acceding Borrowers, provided that :
                    -------------

                    1) the aggregate principal amount of such loans may not at any time exceed FRF 20,000,000 (twenty million Francs); and

                    2) simultaneously with the making of any loan, the Parent shall grant to the Security Agent, on behalf of the Senior Creditors, a pledge over its rights to payment of amounts due by such Acquired Company under such loans, as security for the obligations of the Parent under the Facility Documents, pursuant to an agreement substantially identical to the Subordinated Loan Pledge Agreement the form of which is annexed to the Subordination Agreement (an "ACQUIRED COMPANY SUBORDINATED LOAN PLEDGE AGREEMENT"); or

          (ii) give any guarantee, security or other backing for the benefit of any third party (including any member of the Group or any Shareholder) other than (in the case of the Parent only) a Parent Guarantee;

     (g)  Capital expenditure

          incur any capital expenditure other than in relation to the business of constructing, installing, operating and utilising Cable Broadcasting and Telecommunications Systems;

     (h)  Distributions

          in the case of the Parent only, make or resolve to make any distribution, dividend or other payment (in cash or in kind) to any Shareholder or its or their Affiliates except for Permitted Distributions;

     (i)  Investments

          make any investment other than a Permitted Investment;

     (j)  Swaps and Hedging

          unless otherwise agreed with the Facility Agent, enter into any interest rate or currency swaps or other hedging arrangements except pursuant to the Interest Rate Protection Strategy;

     (k)  Change of Business

          make, or threaten to make, any change in the nature of its business, interrupt such business, terminate such business, wind-up or proceed with a voluntary winding up of any activity or business as conducted at the date of this Agreement;

     (l)  No Subsidiaries or shareholding in Affiliates

          after the date hereof and until the Final Maturity Date or thereafter while any amounts remain outstanding under the Tranche A Facility or the Tranche B Facility, create or permit to be created any Subsidiary or obtain or maintain shareholdings in any Affiliate, other than as a result of Permitted Acquisitions;

     (m) Management or consulting fees; other commercial arrangements with Shareholders and Affiliates

          (i) refrain from paying management, consulting or similar fees to any Principal Shareholder or to any other entity, which in the aggregate represent an amount in excess of 3% (three per cent) of the Cable Broadcasting and Telecommunications Systems Revenues per annum;

          (ii) without prejudice to the application of the previous paragraph, it shall not undertake any liabilities to, or enter into any agreement with, any of the Shareholders or their Affiliates or any other member of the Group other than on arm's length terms;

     (n)  Amendments to Documents

          amend, supplement, supersede or waive, and procure that there shall not be amended, supplemented, superseded or waived, any term of the Franchise Agreements, the Public Domain Occupation Agreements, the Cable Broadcasting and Telecommunications Law Authorisations, the Other Required Authorisations, the Consulting Agreements or the Insurance, in any such case in a manner likely to constitute a Material Adverse Circumstance, without the prior written consent of the Facility Agent (upon the instruction of the Majority Banks);

     (o)  Bank Accounts

          maintain or operate bank accounts other than the Postal Subscription Payment Account, the General Operations Account, the Marketable Securities Accounts, the Overdraft Account and the Prepayment Accounts and any other account with Paribas, provided however, that it shall have four months from the date of signature hereof in which to close any other accounts (except for the Postal Subscription Payment Account) it may maintain which are not held with Paribas;

     (p)  Permitted Future Franchise Agreement

          (i)  it will not

               (A) sign any Proposed Future Franchise Agreement unless and until :

                         1) such Proposed Future Franchise Agreement complies with the Essential Principles of Permitted Future Franchise Agreements set out in Schedule 8A, Part A hereof and it has provided the Facility Agent prior to the signature thereof with a certificate of an Authorised Officer of the Parent in the form set forth in Schedule 8A, Part B hereof to such effect; and

                         2)   the documents referred to in paragraph (a) of
                              Schedule 8A, Part C of this Agreement with respect thereto have been delivered to the Facility Agent; nor

                    (B) commence the construction of any cable radio and television network pursuant to any Proposed Future Franchise Agreement unless and until the documents referred to in paragraphs (b) through (d) of Schedule 8A, Part C of this Agreement have been furnished to the Facility Agent;

                         (any Proposed Future Franchise Agreement in respect of which all of the foregoing conditions have been satisfied being referred to in this Agreement as a "PERMITTED FUTURE FRANCHISE AGREEMENT");

                         nor

                    (C) commence operation of such cable radio and television network pursuant to the Permitted Future Franchise Agreement unless it has provided to the Facility Agent a copy of the CSA Authorisation for the operation of such cable radio and television network;

               (ii) incur any expenses whatsoever with respect to any Proposed
                    Future Franchise Agreement unless and until it becomes a Permitted Future Franchise Agreement, except for reasonable expenses relating to the obtaining of the relevant Local Authority Approval and/or the negotiation of the relevant Proposed Future Franchise Agreement, and any feasibility studies carried out in connection with such Proposed Future Franchise Agreement, up to a maximum aggregate amount which, when taken together with the amounts referred to in Clause 10.2(q)(ii) below, does not exceed FRF 10,000,000 per calendar year;

          (q) Permitted Future Radio and Television Network Public Domain Occupation Agreement

          (i)  it will not:

               (A) sign any Proposed Future Radio and Television Network Public Domain Occupation Agreement unless and until :

                    1) such Proposed Future Radio and Television Network Public Domain Occupation Agreement and/or the Local Authority Direct Authorisation Approval to which it relates complies with the Essential Principles of Permitted Future Radio and Television Network Public Domain Occupation Agreement set out in Schedule 8B, Part A hereof and it has provided the Facility Agent prior to the signature thereof with a certificate of an Authorised Officer of the Parent in the form set forth in Schedule 8B, Part B hereof to such effect; and

                    2) the documents referred to in paragraph (a) of Schedule 8B, Part C of this Agreement with respect thereto have been delivered to the Facility Agent; nor

               (B) commence the construction of any cable radio and television network pursuant to any Proposed Future Radio and Television Network Public Domain Occupation Agreement unless and until the documents referred to in paragraphs (b) through (d) of
                    Schedule 8B, Part C of this Agreement have been furnished to the Facility Agent;

                    (any Proposed Future Radio and Television Network Public Domain Occupation Franchise Agreement in respect of which all of the foregoing conditions have been satisfied being referred to in this Agreement as a "PERMITTED FUTURE RADIO AND TELEVISION NETWORK PUBLIC DOMAIN OCCUPATION AGREEMENT AGREEMENT"); nor

               (C) commence operation of such cable radio and television network pursuant to the Permitted Future Radio and Television Network Public Domain Occupation Agreement unless it has provided to the Facility Agent a copy of the CSA Authorisation for the operation of such cable radio and television network;

          (ii) incur any expenses whatsoever with respect to any Proposed Future Radio and Television Network Public Domain Occupation Agreement unless and until it becomes a Permitted Future Radio and Television Network Public Domain Occupation Agreement, except for reasonable expenses relating to the obtaining of the relevant Local Authority Approval and/or the negotiation of the relevant Proposed Future Radio and Television Network Public Domain Occupation Agreement, and any feasibility studies carried out in connection with such Proposed Future Radio and Television Network Public Domain Occupation Agreement, up to a maximum aggregate amount which, when taken together with the amounts referred to in Clause 10.2(p)(ii)above, does not exceed FRF 10,000,000 per calendar year;

11   COMMERCIAL AND FINANCIAL COVENANTS
     ----------------------------------

11.1 Year-to-Date EBITDA to 1998 Business Plan Projection

     The Parent shall ensure that the actual amount of Year-to-Date EBITDA will on every Quarter Day up to 31st December 2002 be no less than the following:

     Quarter Day                           Minimum Year-to-
                                           Date EBITDA
     30th September 1998                   FRF -12,000,000
     31st December 1998                    FRF -20,500,000
     31st March 1999                       FRF -8,050,000
     30th June 1999                        FRF -15,200,000
     30th September 1999                   FRF -20,650,000
     31st December 1999                    FRF -23,000,000
     31st March 2000                       FRF -   100,000
     30th June 2000                        FRF   4,160,000
     30th September 2000                   FRF  11,040,000
     31st December 2000                    FRF  22,080,000
     31st March 2001                       FRF  12,400,000
     30th June 2001                        FRF  27,600,000
     30th September 2001                   FRF  45,600,000
     31st December 2001                    FRF  67,600,000

     31st March 2002                       FRF  24,400,000
     30th June 2002                        FRF  51,600,000
     30th September 2002                   FRF  83,200,000
     31st December 2002                    FRF 119,200,000

     The Parent shall provide, in the Quarterly Management Accounts, evidence satisfactory to the Facility Agent of the fulfilment of this covenant on each Quarter Day during the Tranche A Availability Period.

11.2 Bank Debt to Capitalisation

     The Parent will ensure that at all times until the Final Maturity Date, total Bank Debt shall not exceed the following percentage of
     Capitalisation:

                        PERIOD                             PERCENTAGE
     from the date of this Agreement up to and including      50.0%
     31st December, 1998

     from 1st January, 1999 to 31st December, 1999            55.0%

     from 1st January, 2000 to 31st January 2000              60.0%

     from 1st January 2001 onwards                            65.0%

     In the case where, after the date of this Agreement, and until all monies outstanding to the Banks under the Facility have been paid in full by the Parent, or any relevant Acceding Borrower, any Shareholder is obliged, or of its own volition opts to increase its Shareholder Contribution by way of a Subordinated Loan, such Subordinated Loan will be fully subordinated to the rights of the Senior Creditors under the Facility Documents, as required under the Subordination Agreement.

     Interest (if any) which shall accrue on such Subordinated Loan, will not be paid by the Parent to the Shareholder in question, but shall be capitalised annually, except as otherwise expressly provided in the Subordination Agreement. For the purpose of determining the ratio of Bank Debt to Capitalisation set out above, accrued and capitalised interest on any Subordinated Loan will not be taken into account.

11.3 Pro-forma Debt Service

     The Parent will ensure that on each Periodic Financial Ratio Test Date falling within the periods set out below, the ratio of Annualised EBITDA to Pro-Forma Debt Service shall be not less than the following:

                 PERIOD                        ANNUALISED EBITDA TO PRO-FORMA
                                                        DEBT SERVICE
     from 1st January, 2001 to and
     including 31st December, 2001                          1.5:1

     from 1st January, 2002 onwards                         1.1:1

11.4 Interest Coverage

     The Parent will ensure that, on each Periodic Financial Ratio Test Date falling within the periods set out below, the ratio of Annualised EBITDA to Interest Payments shall be not less than the following ratios:

                 PERIOD                         ANNUALISED EBITDA TO
                                                  INTEREST PAYMENTS
     from 1st January, 2000 to and                     1.0:1
     including 31st December, 2000

     from 1st January, 2001 to and                     2.0:1
     including 31st December, 2001

     from 1st January, 2002 to and                     3.0:1
     including 31st December, 2002

     from 1st January, 2003 onwards                    4.0:1

11.5 Bank Debt to Annualised EBITDA

     The Parent will ensure that, on each Periodic Financial Ratio Test Date falling within the periods set out below, the ratio of Bank Debt to Annualised EBITDA shall not exceed the following ratios:

                 PERIOD                   BANK DEBT TO ANNUALISED EBITDA
     from 1st January, 2001 to and                     8.0:1
     including 31st December, 2001

     from 1st January, 2002 to and                     5.5:1
     including 31st December, 2002

     from 1st January, 2003 to and                     3.5:1

     including 31st December,  2003

     from 1st January, 2004 onwards                    3.0:1


12   PUBLIC OFFERING - FLOTATION
     ---------------------------

12.1 Condition for making a Public Offering

     None of the Borrowers shall initiate, promote or undertake, or consent to the initiation, promotion or undertaking of, any Public Offering if the Public Offering would result in a violation of the provisions of Clause 13.1(w).

12.2 Application of proceeds of Public Offering

     The portion of the IPO Proceeds necessary to reduce amounts outstanding under the Facility so that the ratio of Bank Debt to Annualised EBITDA is less than 4.0:1 (the "REQUIRED PORTION OF THE IPO PROCEEDS") shall be applied first to repayment of amounts outstanding under the Tranche A Facility in the manner referred to in Clause 5.5(b) above.

12.3 Public Offering by Subsidiaries or Affiliates of United Pan-European Communications

     For the avoidance of doubt, it is expressly recognised and agreed that the Subordination Agreement contains provisions pursuant to which the UPC Parties (as defined in the Subordination Agreement) agree that proceeds of a Public Offering of a Subsidiary or Affiliate of UPC, a substantial portion of the assets of which consist, directly or indirectly, in the shares in the Parent or any relevant Acceding Borrower, will be applied in the same manner as set forth in Clause 12.2 hereof.

13   DEFAULT
     -------

13.1 Events of Default

     Each of the events and circumstances set out in this Clause 13 is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Parent or following a Permitted Acquisition, outside the control of any other member of the Group or any other person).

     (a)  Non-payment

          any Borrower fails to pay any sum due from it under this Agreement or any Facility Document in the currency, at the time and in the manner stipulated therein (unless the Facility Agent is satisfied that such non-payment is due solely to administrative or technical delays in the transmission of funds and payment is made within three (3) Banking Days of its due date); or

     (b)  Breach of obligation concerning Distributions

          the Parent violates the covenant contained in Clause 10.2(h) hereof;
          or

     (c)  Breach of other obligations

          any Borrower or any other member of the Group commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it hereunder or under any of the Facility Documents (other than failure to pay any sum when due) and any such breach or omission which is capable of remedy is not remedied within thirty (30) days of the Facility Agent giving notice of such default to such Borrower requiring such default to be remedied; or

     (d)  Misrepresentation

          any representation or warranty made or deemed to be made or repeated by or in respect of any Borrower or any other member of the Group herein or in or pursuant to any Facility Document or in any notice, certificate or statement referred to in or delivered under any Facility Document is or proves to have been incorrect or misleading in any material respect on the date on which it was made or deemed to be made or repeated and, in the event that the act or circumstance which led to such representation or warranty being incorrect or misleading is capable of remedy, such remedy shall not have been applied within thirty (30) days of the Facility Agent giving notice of such act or circumstance and requiring such default to be remedied; or

     (e)  Challenge to security

          any Security Document is not or ceases to be effective or any Borrower shall in any way challenge, or any proceedings shall in any way be brought to challenge the prior status of the Encumbrances created by the Security Documents or the validity or enforceability of the Security Documents; or

     (f)  Cross-default

          any Borrowed Money of the Parent or any member of the Group in an aggregate amount of FRF 7,500,000 or greater (or its equivalent in any other currency) is not paid when due (or within any applicable grace period expressly contained in the agreement relating to such Borrowed Money in its original terms) or any Borrowed Money of the Parent or any member of the Group in an aggregate amount of FRF 7,500,000 or greater (or its equivalent in any other currency) becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due or any creditor of the Parent or any member of the Group becomes entitled to declare any Borrowed Money of the Parent or any member of the Group in an aggregate amount of FRF 7,500,000 or greater (or its equivalent in any other currency) so due and payable or to require cash collateralisation or security for any Borrowed Money or any facility or commitment available to the Parent or any member of the Group for any such Borrowed Money is withdrawn, suspended or cancelled by reason of any default (however described) of the Parent or any member of the Group; or

     (g)  Failure to Pay Taxes

          The Parent or any member of the Group fails to pay on the relevant due date any Taxes or social security contributions or other similar contributions except where the Parent or such member of the Group has reasonably contested such payment in good faith and the Parent has notified the Facility Agent of the basis for such contestation; or

     (h)  Unlawfulness

          it becomes unlawful at any time for any Borrower, any Subordinated Creditor or any member of the Group to perform any of their respective material (in the opinion of the Facility Agent upon instruction of the Majority Banks) obligations under this Agreement or the Security and Subordination Documents or any of the material (in the opinion of the Facility Agent upon instruction of the Majority Banks) obligations of any Borrower, any Subordinated Creditor or any member of the Group under this Agreement or the Security and Subordination Documents becomes unenforceable in any way or there ceases to be security over the relevant property or assets of such Borrower as intended and created by the Security Documents; or

     (i)  Legal process

          any judgement or order made against the Parent or any member of the Group ordering it to pay FRF 15 million or greater is not stayed within thirty (30) days or a creditor attaches or takes possession of, or a distress, execution, sequestration, diligence or other process is levied or enforced upon or sued out against, any part of the undertaking, assets, rights or revenues of the Parent or any member of the Group having a value equal to such amounts in such circumstances and is not discharged within thirty (30) days; or

     (j)  Insolvency - France

          the Parent or any member of the Group (i) admits in writing its inability to pay its debts generally as they become due; (ii) declares to the court such inability (declaration de cessation des paiements);
          (iii) applies for or takes any corporate action approving any voluntary liquidation (liquidation volontaire); (iv) applies for the appointment of a conciliator (conciliateur), within the meaning of French law No. 84-148 of 1st

          March, 1984; (v) enters into an amicable settlement (accord amiable) with its creditors; (vi) ceases its payments (cessation de paiements) for the purposes of Article 3 of the French bankruptcy law No. 85-98 of 25th January, 1985; (vii) has a judgement issued in respect of its judicial reorganisation (redressement judiciaire) and the administrateur judiciaire named in connection with such proceedings does not (or is deemed not to) opt to continue performance of this Agreement; or (viii) has a judgement issued in respect of its judicial liquidation (liquidation judiciaire) pursuant to French law No. 85-98 of 25th January, 1985, or pursuant to such law, for the transfer of the whole or part of its business (cessation totale ou partielle de l'entreprise); or

     (k)  Insolvency - the Netherlands

          any Principal Shareholder is declared bankrupt (in staat van faillissement verklaard) or enters into a preliminary or definitive moratorium (in voorlopige of definitieve surseance van betaling gaan) pursuant to the Dutch Bankruptcy Act (Faillissementswet); or

     (l)  Composition

          any steps are taken or negotiations commenced, by the Parent, a Principal Shareholder or any member of the Group or by their respective creditors with a view to proposing any kind of composition, compromise or arrangement involving such company and any group or class of its creditors generally; or

     (m)  Winding-up

          any petition is presented and is not discharged within 14 days or other step is taken for the purpose of winding up the Parent, any Principal Shareholder or any member of the Group or an order is made or resolution passed for the purpose of the appointment of an administrator of the Parent, any Principal Shareholder or any member of the Group, or the Facility Agent reasonably believes that any such petition or other step is imminent or an administration order is made in relation to the Parent, any Principal Shareholder or any member of the Group; or

     (n)  Analogous proceedings

          there occurs, in relation to the Parent, any Principal Shareholder or any member of the Group, in any country or territory in which any of them carries on business or the jurisdiction of whose courts any part of their respective assets is subject, any event which corresponds with, or has an effect equivalent to, any of those mentioned in Clauses 13.1(j) to 13.1(n); or

     (o)  Cessation of business
          the Parent or any member of the Group ceases, or threatens to cease, to carry on all or a substantial part of its business; or

     (p)  Failure of subordination

          (i) any Subordinated Creditor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under the Subordination Agreement and in respect of any such breach or omission which, in the opinion of the Facility Agent (acting on the instructions of the Majority Banks) is capable of remedy, such action as the Facility Agent may require shall not have been taken within thirty (30) days of the Facility Agent notifying such Subordinated Creditor thereof and of such required action; or

          (ii) any representation or warranty made or deemed to be made or repeated by or in respect of any Subordinated Creditor in or pursuant to the Subordination Agreement is or proves to have been incorrect or misleading in any material respect on the date on which it was made or deemed to be made or repeated; or; or

          (iii) any Subordinated Creditor is not or ceases to be bound by the Subordination Agreement; or

          (iv) any payment due from the Parent to a Subordinated Creditor under a Subordinated Loan is not or ceases to be subordinated to the amounts owing under the Facility Documents in accordance with the terms of the Subordination Agreement; or

          (v) any Subordinated Creditor or any liquidator, administrator or administrative or other receiver (or similar officer) of any Subordinated Creditor takes steps to contest the subordination effected by the Subordination Agreement; or

     (q)  Security Documents:

          (i) any Borrower or any Shareholder (a "SECURITY PROVIDER") commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any Security Document and in respect of any such breach or omission which is capable of remedy, such action as the Security Agent may require shall not have been taken within 30 days of the Security Agent notifying such Security Provider thereof of such required action; or

          (ii) any representation or warranty made or deemed to be made or repeated by or in respect of any Security Provider in or pursuant to any Security Document is or proves to have been incorrect or misleading in any material respect on the date on which it was made or deemed to be made or repeated; or

          (iii) any Security Provider is not or ceases to be bound by any Security Document; or

          (iv) any Security Document is not or ceases to constitute a valid security interest over the relevant assets of the relevant Security Provider in accordance with its terms; or

          (v) any Security Provider or any liquidator, administrator or administrative or other receiver (or similar officer) of any Security Provider takes steps to contest any Security Document and/or encumbrance effected by a Security Document; or

     (r)  Seizure

          all or a material part of the undertakings, assets, rights or revenues of or shares or other ownership interests in the Parent or any other member of the Group are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

     (s)  Material Contracts

          (i) any Material Contract is terminated, suspended, revoked, superseded, varied or cancelled or otherwise ceases to be in full force and effect unless services of a similar nature to those provided pursuant to such Material Contract are at all times provided to the Parent (or, following any Permitted Share Acquisition, the relevant other member of the Group) on similar commercial terms or on terms no less beneficial to the Parent or such member of the Group and any such termination, suspension, revocation, cancellation or cessation would constitute a Material Adverse Circumstance; or

          (ii) any alteration or variation is made to any term of any Material Contract which would constitute a Material Adverse Circumstance; or

          (iii) any party breaches any term of or repudiates any of its obligations under any of the Material Contracts where such breach or repudiation would constitute a Material Adverse Circumstance; or

     (t)  Cable Broadcasting Law Authorisations

          Provided that a Cable Broadcasting Law Authorisation is still required:

          (i) The Parent (or, following any Permitted Share Acquisition, any other member of the Group) fails to maintain or comply with a Cable Broadcasting Law Authorisation; or

          (ii) Any Cable Broadcasting Law Authorisation is in whole or in part terminated, suspended, withdrawn, cancelled, or revoked (including, without limiting the generality of the foregoing, declared illegal or unenforceable or nullified by a decision of an administrative court) or does not remain in full force and effect or otherwise expires and is not renewed prior to its expiration; or

          (iii) Any event occurs which is reasonably likely to give rise to such revocation, termination, withdrawal, cancellation or suspension of any Cable Broadcasting Law Authorisation (without replacement) in circumstances where the Parent (and following a Permitted Acquisition, any member of the Group) is unable to demonstrate to the reasonable satisfaction of the Majority Banks within thirty (30) days of such event occurring that such termination, suspension, withdrawal, cancellation or revocation will not occur unless the Parent (and following a Permitted Acquisition, any member of the Group) has demonstrated to the reasonable satisfaction of the Majority Banks that it is taking steps (agreed with the Facility Agent in accordance with Clause 10.1(c)(iii) to mitigate the risk of revocation, termination, withdrawal, cancellation or suspension of any Cable Broadcasting Law Authorisation (whether in whole or in part); or

          (iv) Any Cable Broadcasting Law Authorisation is amended, supplemented, superseded;

          and in the reasonable opinion of the Facility Agent (acting upon instruction of the Majority Banks) this constitutes a Material Adverse Circumstance; or

     (u)  Telecommunications Law Authorisations

          (i) The Parent (or, following any Permitted Share Acquisition, any other member of the Group) fails to maintain or comply with a Telecommunications Law Authorisation; or

          (ii) Any Telecommunications Law Authorisation is in whole or in part terminated, suspended, withdrawn, cancelled, or revoked (including, without limiting the generality of the foregoing, declared illegal or unenforceable or nullified by a decision of an administrative court) or does not remain in full force and effect or otherwise expires and is not renewed prior to its expiration (it being specified that such provision does not apply to provisional authorisations (autorisations experimentales); and it being further specified that no such termination, suspension, withdrawal, cancellation or revocation shall constitute an Event of Default to the extent that it is the subject of an administrative appeal (recours administratif) and such appeal has the effect of suspending the application thereof (effet suspensif));

          (iii) Any event occurs which is reasonably likely to give rise to such revocation, termination, withdrawal, cancellation or suspension of any Telecommunications Law Authorisation (without replacement) in circumstances where the Parent (and following a Permitted Acquisition, any member of the Group) is unable to demonstrate to the reasonable satisfaction of the Majority Banks within thirty (30) days of such event occurring that such termination, suspension, withdrawal, cancellation or revocation will not occur unless the Parent (and following a Permitted Acquisition, any member of the Group) has demonstrated to the reasonable satisfaction of the Majority Banks that it is taking steps (agreed with the Facility Agent in accordance with Clause 10.1(c)(iii) to mitigate the risk of revocation, termination, withdrawal, cancellation or suspension of any Telecommunications Law Authorisation (whether in whole or in part); or

          (iv) Any Telecommunications Law Authorisation is amended, supplemented, superseded and such amendment, supplement or suppression constitutes a Material Adverse Circumstance; or

     (v)  Other Required Authorisations and Contracts

          (i) The Parent (or, following any Permitted Share Acquisition, any other member of the Group) fails to maintain or comply with any Other Required Authorisation or Contract; or

          (ii) any Other Required Authorisation or Contract is in whole or in part terminated, modified, withdrawn, suspended or revoked or does not remain in full force and effect or otherwise expires and is not renewed prior to its expiration; or

          (iii) any event occurs which is reasonably likely to give rise to the revocation, termination or suspension of any Other Required Authorisation or Contract (without replacement) in such circumstance where the Parent (and following a Permitted Acquisition, any member of the Group) is unable to demonstrate to the reasonable satisfaction of the Majority Banks within 30 days of such event occurring that such termination, suspension or revocation will not occur, and in the reasonable opinion of the Facility Agent (acting upon instruction of the Majority Banks) this constitutes a Material Adverse Circumstance; or

     (w)  Change in control of the Parent

          UPC ceases to own, directly or indirectly, in aggregate an interest in excess of 51 per cent in the Parent or ceases to control the appointment of a controlling majority of members of the Board of Directors (Conseil d'Administration) of the Parent, prior to such time as the ratio of Bank Debt to Annualised EBITDA has been less than 3.0:1 as at the Quarter Days falling at the end of the two immediately preceding Quarterly Periods; or

     (x)  Public announcement of abandonment.

          the Parent, any Principal Shareholder or any member of the Group makes a public announcement of the abandonment of the cable radio and television networks and/or the telecommunications networks comprising the Cable Broadcasting and Telecommunications Systems and (in the case of any member of the Group other than the Parent), such announcement constitutes a Material Adverse Circumstance; or

     (y)  Total Loss

          the occurrence of an event resulting in a total loss or destruction or damage beyond repair to a substantial portion of the Cable Broadcasting and Telecommunications Systems, whether or not such total loss is covered by the Insurance, and in the reasonable opinion of the Facility Agent (acting upon instruction of the Majority Banks) this constitutes a Material Adverse Circumstance; or

     (z)  Material Adverse Circumstance

          any other event occurs or circumstances arise which constitute a Material Adverse Circumstance.

13.2 Acceleration

     At any time after the happening of any Event of Default, so long as the same is continuing unremedied and unwaived, the Facility Agent may, and if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks and without any need to first obtain a relevant judgement, by written notice to the Parent (and following a Permitted Acquisition, any member of the Group) declare that:

     (a)  an Event of Default has occurred;

     (b) the obligation of each Bank to make its Commitment available is terminated; and/or

     (c) (subject, in the case of the Event of Default referred to in Clause 13.1(j), to the provisions of the French bankruptcy law No. 85-98 of 25th January, 1985), all RCF Advances or the Term Loan (as the case may

          be), all Overdraft Utilisations and all interest and commitment fees accrued and all other sums payable under this Agreement have become due and payable.

     Consequently, the Facility Agent (and/or, as the case may be, the Security Agent) may, and shall, if so requested by the Majority Banks, without prejudice to any other rights of the Banks and without any need to first obtain a relevant judgement:

          (i)   reduce the Commitments to zero forthwith;

          (ii) require that all RCF Advances or the Term Loan (as the case may be), all Overdraft Utilisations and all interest and commitment fees accrued and all other sums payable under this Agreement which have become due and payable, be paid, immediately, or on demand or otherwise in accordance with the terms of such notice; and

          (iii) shall exercise any of the rights granted to the Facility Agent, the Security Agent or the Banks under the Security and Subordination Documents.

14   INDEMNITIES
     -----------

14.1 Currency indemnity

     If any sum due from any Borrower under this Agreement or any order or judgement given or made in relation hereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable under this Agreement or under such order or judgement into another currency (the "SECOND CURRENCY") for the purpose of (a) making or filing a claim or proof against any Borrower, (b) obtaining an order or judgement in any court or other tribunal or (c) enforcing any order or judgement given or made in relation to this Agreement, each Borrower agrees to indemnify and hold harmless the Facility Agent, the Arranger, the Security Agent, and each Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the prevailing rate or rates of exchange on said date and in such amount at which the first currency can be converted into the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof. Any amount due from any Borrower under this Clause 14.1 shall be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of this Agreement and the term "RATE OF EXCHANGE" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

14.2 Other indemnities

     Each Borrower shall on demand indemnify each Beneficiary, without prejudice to any of their other rights under this Agreement, against (i) in respect of paragraphs (a),(b) and (d) below any losses (including loss of Margin if any), (ii) in respect of paragraph (c) below, breakage costs and (iii) in all cases, charges or expenses which such Beneficiary sustains or incurs as a direct consequence of:

     (a)  the occurrence of any Default; or

     (b) any default in payment by such Borrower of any sum under this Agreement when due; or

     (c) any repayment or prepayment of an Advance or payment of an overdue amount being made by such Borrower otherwise than on its Interest Payment Date; or

     (d) (other than by reason of default by any Beneficiary) any Advance not being made (or not being made in full) to such Borrower after a Drawdown Notice or Rollover Notice has been given pursuant to Clause 4 (Advances).

     A certificate of such Beneficiary as to the amount of any such loss or expense made in good faith shall be prima facie evidence in the absence of manifest error.

15   UNLAWFULNESS AND INCREASED COSTS; MITIGATION
     --------------------------------------------

15.1 Unlawfulness
     ------------

     If it is or becomes contrary to any law or regulation for any Bank to contribute to Advances, to effect Overdraft Utilisations or to maintain its Commitment, such Bank shall promptly, through the Facility Agent, notify the relevant Borrower whereupon (a) such Bank's Commitment shall be reduced to zero and (b) the relevant Borrower shall be obliged to prepay such Bank's prorata portion of all outstanding Advances or Overdraft Utilisations on the earlier of (i) the date falling 30 days after the date of receipt by the relevant Borrower of the relevant notice pursuant to this Clause or (ii) the latest date permitted by the relevant law or regulation. Without prejudice to the reduction of such Bank's Commitment to zero or the obligations of the relevant Borrower to make such repayment, the relevant Borrower, the Facility Agent and such Bank shall negotiate for a period not exceeding 14 days with a view to such Bank reinstating its Commitment and/or funding or maintaining its Advances or Overdraft Utilisations in whole or in part in a manner which is not unlawful.

15.2 Increased costs
     ---------------

     If the result of any change in, or in the interpretation or application of, or the introduction of any law or any regulation, directive, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the relevant Beneficiary or, as the case may be, its holding company habitually complies) including, without limitation, those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits is to:

     (a) subject any Beneficiary to Taxes or change the basis of Taxation of any Beneficiary with respect to any payment under this Agreement (other than Taxes or Taxation on the overall net income, profits or gains of such Beneficiary imposed in the jurisdiction in which its principal or lending office under this Agreement is located and other than Taxes currently payable by such Beneficiary on amounts received by it under this Agreement but only to the extent so payable at the date hereof); and/or

     (b) increase the cost to, or impose an additional cost on, any Beneficiary or its holding company in making or keeping available all or part of such Beneficiary's Commitment or maintaining or funding the Advances made by such Beneficiary or otherwise in having entered into, or performing or maintaining and/or funding its (or such Beneficiary's) obligations under any Facility Document; and/or

     (c) reduce the amount payable or the effective return to any Beneficiary under this Agreement; and/or

     (d) reduce any Beneficiary's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Beneficiary's obligations under this Agreement; and/or

     (e) require any Beneficiary or its holding company to make any additional payment or forego (to a greater extent than at the date hereof) a return calculated by reference to or on any amount received or receivable by such Beneficiary under this Agreement; and/or

     (f) require any Beneficiary or its holding company to incur or sustain a loss (including a loss of future potential profits) additional to that incurred or sustained at the date hereof by reason of being obliged to deduct a greater part of such Beneficiary's Commitment or Advances or Overdraft Utilisations from its capital for regulatory purposes, than is required to be deducted at the date hereof then and in each such case (but subject to Clauses 15.3 and 15.4):

          (i) such Beneficiary shall notify the Parent through the Facility Agent in writing of such event promptly upon its becoming aware of the same; and

          (ii) the Parent undertakes to pay on demand, made at any time, whether or not such Beneficiary's Advances or Overdraft Utilisations have been repaid, to the Facility Agent for the account of such Beneficiary the amount which such Beneficiary specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Beneficiary or its holding company regards as confidential) is required to compensate such Beneficiary and/or (if and to the extent that such holding company has passed the cost of the same on to such Beneficiary) its holding company for such liability to Taxes, increased or additional cost, reduction, payment or foregone return. Nothing in this Clause 15.2 shall oblige any Beneficiary (or any holding company of such Beneficiary), the Arranger, the Facility Agent or the Security Agent to disclose any confidential information relating to the organisation of its affairs.

          For the purposes of this Clause 15.2, "HOLDING COMPANY" means, in relation to a Beneficiary, the company or entity (if any) within the consolidated supervision of which such Beneficiary is included.

15.3 Exceptions
     ----------

     Nothing in Clause 15.2 shall entitle any Beneficiary to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss to the extent that the same:

     (a)  is the subject of an additional payment under Clause 8.7; or

     (b)  arises as a consequence of (or of any law or regulation implementing)
          (i) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (ii) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after the date hereof; or

     (c) arises as a result of a breach by such Beneficiary of any regulation, request or requirement (which either (i) is in existence at the date of this Agreement or (ii) which comes into effect after the date of this Agreement and with which such Beneficiary would have complied if such regulation, request or requirement was in effect on the date of this Agreement) of any applicable central bank or other fiscal, monetary or other authority (whether or not having the force of law).

     For the purposes of this Clause the term "APPLICABLE DIRECTIVE" means (exclusively) each of the Own Funds Directive (89/299/EEC of 17th April
     1989) and the Solvency Ratio Directive (89/647/EEC of 18th December 1989).

15.4 Mitigation
     ----------

     If, in respect of any Beneficiary, circumstances arise which would, or would upon the giving of notice, result in:

     (a) any Borrower being required to make an increased payment to such Beneficiary pursuant to Clause 8.7;

     (b) the reduction of a Bank's Commitment to zero or a Borrower being required to prepay such Bank's Advances or Overdraft Utilisations pursuant to Clause 15.1 (Unlawfulness); or

     (c) the Parent being required to make a payment to such Beneficiary to compensate such Beneficiary for an increased cost, reduction, payment or foregone return pursuant to Clause 15.2,

     then, without in any way limiting, reducing or otherwise qualifying the obligations of the Parent or the relevant Borrower under those Clauses, such Beneficiary shall, in consultation with the Facility Agent, endeavour to take such reasonable steps (and/or in the case of Clause 15.2 and where such increased or additional cost, reduction, payment, return or loss is that of its holding company, endeavour to procure that its holding company takes reasonable steps) as may be open to it to mitigate or remove such circumstances including (without limitation) the transfer of its rights and obligations under this Agreement to another bank or financial institution acceptable to the Parent or a change of lending office of such Beneficiary to one acceptable to the Parent unless, in either case, to do so might (in the opinion of such Beneficiary) be prejudicial to such Beneficiary or be in conflict with such Beneficiary's general banking policies or involve such Beneficiary in expense or an increased administration burden or require it (or its holding company) to disclose any information as to its banking policies or other matters which it regards, in its sole discretion, as confidential or commercially sensitive.

     Any costs and expenses incurred by the Facility Agent and any Beneficiary pursuant to this Clause 15.4 shall be for the account of and paid by the Parent or any relevant Acceding Borrower within ten (10) Banking Days after receipt of a demand specifying the same in reasonable detail.

16   ARRANGER, FACILITY AGENT AND SECURITY AGENT
     -------------------------------------------
16.1 Appointment of Agents
     ---------------------

     Each Bank (including, for the avoidance of doubt, each Interest Rate Protection Bank) appoints each Agent as its agent for the purposes of this Agreement and authorises the relevant Agent in such capacity:

     (a) to execute all documents as may be approved by the Majority Banks for execution by the relevant Agent; and

     (b) to take such action on such Bank's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the relevant Agent by this Agreement or (as the case may be) the Security and Subordination Documents, together with such powers and discretions as are reasonably incidental thereto (but subject to any restrictions or limitations specified in this Agreement). None of the Facility Agent, the Security Agent or the Arranger shall, however, have any duties, obligations or liabilities to the Banks beyond those expressly stated in this Agreement and/or the Security and Subordination Documents. Each Agent's and the Arranger's duties are solely of a mechanical and administrative nature.

     Notwithstanding that the Facility Agent and the Security Agent may from time to time be the same entity, the Facility Agent and the Security Agent have entered into this Agreement in their separate capacities as facility agent for the Banks under and pursuant to this Agreement and the Subordination Agreement and as security agent for the Beneficiaries to hold the security created or to be created by the Security Documents on the terms set out therein. However, where this Agreement provides for the Facility Agent to communicate with or provide instructions to the Security Agent, while the Facility Agent and the Security Agent are the same entity, it will not be necessary for there to be any such formal communications or instructions notwithstanding that this Agreement provides in certain cases for the same to be in writing.

16.2 Agent's actions
     ---------------

     Any action taken by the relevant Agent under or in relation to this Agreement with requisite authority, or on the basis of appropriate instructions, received from the Majority Banks (or as otherwise duly authorised) shall be binding on all the Banks.

16.3 Facility Agent's duties
     -----------------------

     The Facility Agent shall:

     (a) promptly notify each Bank of the contents of each notice, certificate or other document received by the Facility Agent from the Parent or any other member of the Group under or pursuant to this Agreement;

     (b) consult with the Banks as to whether and, if so, how a discretion vested in the Facility Agent is, either in any particular instance or generally, to be exercised but so that this shall not prevent the Facility Agent in exceptional circumstances where time does not permit such consultation and urgent action is required, from exercising its rights and powers, or from instructing the Security Agent to exercise its rights and powers, to preserve the security constituted by the Security Documents and the subordination created by the Subordination Agreement so long as the Facility Agent promptly notifies the Banks subsequently of such exercise; and

     (c) (subject to the other provisions of this Clause 16) take such action or, as the case may be, refrain from taking such action with respect to the exercise of any of its rights, remedies, powers and discretions as Facility Agent or Security Agent, as the Majority Banks may reasonably direct.

16.4 Agents' rights
     --------------

     Each of the Facility Agent and the Security Agent may:

     (a) in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement, act or, as the case may be, refrain from acting in accordance with the instructions of the Majority Banks, and shall be fully protected in so doing;

     (b) unless and until it shall have received directions from the Majority Banks, take such action, or refrain from taking such action in respect of a Default of which the relevant Agent has actual knowledge as it shall deem advisable in the best interests of the Banks (but shall not be obliged to do so);

     (c) refrain from acting in accordance with any instructions of the Majority Banks to institute any legal proceedings arising out of or in connection with this Agreement and/or the Security and Subordination Documents until it has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

     (d) deem and treat (i) each Bank as the person entitled to the rights appertaining to the Advances and the Overdraft Utilisations made by such Bank for all purposes of this Agreement and the Security and Subordination Documents and (ii) the office set opposite the name of each Bank in part A and part B of schedule 1 as such Bank's lending office unless and until a written notice of change of lending office shall have been received by the Facility Agent; and the Facility Agent may act upon any such notice unless and until the same is superseded by a further such notice;

     (e) rely as to matters of fact which might reasonably be expected to be within the knowledge of any Borrower upon a certificate signed by an Authorised Officer on behalf of such Borrower; and

     (f) refrain from doing anything which would, or might in its opinion, be contrary to any law or regulation of any jurisdiction and may do anything which is in its opinion necessary or desirable to comply with any such law or regulation.

16.5 No liability of Arranger, Facility Agent or Security Agent
     ----------------------------------------------------------

     None of the Arranger, the Facility Agent or the Security Agent shall:

     (a) be obliged to request any certificate or opinion hereunder or under any provision of the Security and Subordination Documents or to make any enquiry as to the use of the proceeds of the Facility unless (in the case of the Facility Agent) so required in writing by any Bank, in which case the Facility Agent shall promptly make the appropriate request to the relevant Borrower; or

     (b) be obliged to make any enquiry as to any breach or default by any Borrower in the performance or observance of any of the provisions of this Agreement or as to the existence of a Default unless (in the case of the Facility Agent) the Facility Agent has actual knowledge thereof or has been notified in writing thereof by a Bank, in which case the Facility Agent shall promptly notify the Banks of the relevant event or circumstance; or

     (c) be obliged to enquire whether or not any representation or warranty made by any Borrower or any Shareholder pursuant to this Agreement or any of the Security and Subordination Documents is true; or

     (d) be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

     (e) be obliged to account to any Bank for any sum or the profit element of any sum received by it for its own account; or

     (f) be obliged to institute any legal proceedings arising out of or in connection with, or otherwise take steps to enforce, this Agreement and/or the Security and Subordination Documents other than on the instructions of the Majority Banks; or

     (g) be liable to any Bank for any action taken or omitted under or in connection with this Agreement and/or the Security and Subordination Documents unless caused by its gross negligence or wilful misconduct.

     For the purposes of this Clause 16 neither the Facility Agent nor the Security Agent shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the person for the time being acting as the Facility Agent or the Security Agent, as the case may be, may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Facility Agent or the Security Agent, as the case may be, for the Parent any Shareholder or any other person which may be a trade competitor of the Parent or any of the Shareholders or any of their respective Subsidiaries or Affiliates or may otherwise have commercial interests similar to those of the Parent or any of the Shareholders or any of their respective Subsidiaries or Affiliates.

16.6 Non-reliance on Arranger, Security Agent or Facility Agent
     ----------------------------------------------------------

     Each Bank acknowledges, by virtue of its execution of this Agreement that it has not relied on any statement, opinion, forecast or other representation made by the Arranger, the Security Agent or the Facility Agent to induce it to enter into this Agreement and that it has made and will continue to make, without reliance on the Facility Agent, the Security Agent or the Arranger and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Parent or any Acceding Borrower, the other members of the Group and the Shareholders and its own independent investigation of the financial condition, prospects and affairs of the Parent or any Acceding Borrower, the other members of the Group and the Shareholders in connection with the making and continuation of the Facility under this Agreement. None of the Arranger, the Security Agent or the Facility Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to the Parent or any Acceding Borrower, the other members of the Group and/or Shareholders whether coming into its possession before the making of any Advance or at any time or times thereafter.

16.7 No Responsibility on Arranger, Facility Agent or Security Agent for
     -------------------------------------------------------------------
     Parent's, any Acceding Borrower's, any other Member of the Group's or any
     -------------------------------------------------------------------------
     Shareholder's performance
     -------------------------

     None of the Arranger, the Security Agent or the Facility Agent shall have any responsibility or liability to any Bank:

     (a) on account of the failure of the Parent, any Acceding Borrower, any other member of the Group or any Shareholder to perform its obligations under this Agreement or any other Facility Document; or

     (b) for the financial condition of the Parent, any Acceding Borrower, any other member of the Group or any Shareholder; or

     (c) for the completeness or accuracy of any statements, representations or warranties in this Agreement, any other Facility Document or the Information Memorandum or any document delivered under this Agreement or any other Facility Document; or

     (d) for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or any other Facility Document or of any certificate, report or other document executed or delivered under this Agreement or any other Facility Document; or

     (e) otherwise in connection with the Facility or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Banks.

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

16.8  Documents and professional advice
      ---------------------------------

      The Arranger, the Facility Agent and the Security Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Arranger's or the relevant Agent's employment).

16.9  Other dealings
      --------------

      The Arranger, the Facility Agent and the Security Agent may, without any liability to account to the Banks, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, the Parent or any of its Subsidiaries or Affiliates (including any Acceding Borrower) as if it were not the Arranger, the Facility Agent or the Security Agent, as the case may be.

16.10 Rights of Agent as Bank; no partnership
      ---------------------------------------

      With respect to its own Commitment (if any) the Arranger, the Facility Agent and the Security Agent shall have the same rights and powers under this Agreement and the Security and Subordination Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and/or the Security and Subordination Documents and the term "BANKS" shall, unless the context clearly otherwise indicates, include each of the Facility Agent and the Security Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.11 Amendments; waivers
      -------------------

      (a) Subject to Clause 16.11(b), the Facility Agent or (in the case of the Security and Subordination Documents) the Security Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of this Agreement) and, if so instructed by the Majority Banks, shall (i) agree amendments or modifications to this Agreement or any of the Security and Subordination Documents with the relevant parties thereto and/or (ii) vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of this Agreement or any of the Security and Subordination Documents by any of the parties thereto. Any such action so authorised and effected by the Facility Agent or the Security Agent shall be documented in such manner as the relevant Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the relevant Agent and (without prejudice to the generality of Clause 16.2) shall be binding on all the Banks.

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

      (b) Except with the prior written consent of all the Banks, the Facility Agent shall not have authority on behalf of the Banks (A) to agree with the Parent any amendment or modification to this Agreement or to grant waivers in respect of breaches or defaults or to vary or excuse performance of or under this Agreement by any Borrower, if the effect of such amendment, modification, waiver, variation or excuse would be to (i) reduce the Margin, (ii) postpone the due date or reduce the amount of any reduction in availability, any payment of principal, interest, commitment fee or other amount payable by any Borrower under this Agreement, (iii) change the currency in which any amount is payable by any Borrower under this Agreement, (iv) increase any Bank's Commitment, (v) extend the Tranche A Availability Period or the Tranche B Availability Period, (vi) change the definition of "Majority Banks" in Clause 1.2, (vii) change any provision of this Agreement which expressly or implicitly requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the agreement of all the Banks, (viii) change the order of distribution under Clause 8.13, (ix) change Clause 20.1, (x) change this Clause 16.11 or (B) release the Parent or any Acceding Borrower, or any Shareholder or any of their respective assets from the security created by any of the Security Documents unless such release is to permit the disposal or other dealing with such asset in accordance with the terms of this Agreement and any relevant Security Document.

      (c) For the purposes of this Clause 16.11 it is expressly agreed and acknowledged that the execution of any instrument pursuant to a further assurance provision in the Security and Subordination Documents shall not constitute an amendment or modification to, or variation of, this Agreement or any of the Security Documents.

16.12 Reimbursement and indemnity by Banks
      ------------------------------------

      Each Bank shall reimburse the Arranger and the relevant Agent (rateably in accordance with such Bank's Commitment), to the extent that the Arranger or the relevant Agent is not reimbursed by the Parent, for the costs, charges and expenses incurred by the Arranger and the relevant Agent in connection with the execution of this Agreement and the Security and Subordination Documents and/or in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, or in carrying out its duties under, this Agreement and/or any of the Security and Subordination Documents including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the relevant Agent (rateably in accordance with its Commitment) against all liabilities, damages, costs and claims whatsoever incurred by the relevant Agent in connection with this Agreement and the Security and Subordination Documents or the performance of its duties under this Agreement and the Security and Subordination Documents or any action taken or omitted by the relevant Agent under this Agreement and/or any of the Security and

      Subordination Documents, unless such liabilities, damages, costs or claims arise from the relevant Agent's own gross negligence or wilful misconduct.

16.13 Retirement of Agents
      --------------------

      (a) Each of the Facility Agent and the Security Agent may retire from its appointment as Agent having given to the Parent and any Acceding Borrower and each of the Banks not less than 30 days' notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed by the Banks as a successor agent:

          (i) a Bank nominated by the Majority Banks with the consent of the Parent (not to be unreasonably withheld or delayed) or, failing such a nomination,

          (ii) any reputable and experienced bank or financial institution with offices in Paris nominated by the relevant Agent with the consent of the Parent (not to be unreasonably withheld or delayed);

               provided that no such consent of the Parent shall be required if an Event of Default has occurred and is continuing.

          Any corporation into which the relevant Agent may be merged or converted or any corporation with which the relevant Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the relevant Agent shall be a party shall, to the extent permitted by applicable law, be the relevant successor Agent without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to the Parent and any Acceding Borrower and the Banks, it being agreed that this paragraph relates solely to the case where the legal personality of the Agent has disappeared as a result of such operation.

      (b) Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under this Agreement (but shall continue to have the benefit of this Clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at the expense of the Parent) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under this Agreement.

17   WAIVERS, REMEDIES CUMULATIVE
     ----------------------------

17.1 Waivers

     No failure to exercise and no delay in exercising any right, power or privilege under any Facility Document by any of the Beneficiaries shall operate as a waiver of the same, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of the same, or the exercise of any other right, power or privilege. No waiver by any of the Beneficiaries shall be effective unless it is in writing.

17.2 Remedies cumulative

     The rights and remedies of each of the Beneficiaries in this Agreement may be exercised as often as necessary and are cumulative and not exclusive of any rights or remedies provided by law.

18   NOTICES
     -------

18.1 Giving of notices

     All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by letter, telex or facsimile. Any such notice will be deemed to be given as follows:

     (a)  if by letter, when delivered personally or on actual receipt;

     (b) if by telex, when dispatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

     (c) if by facsimile, when dispatched, but only if, at the time of transmission, an electronic receipt is issued indicating that the facsimile has been received at the number specified in article 18.2 below;

     provided, however, that any notice received on a date which is not a normal business day in the place of receipt or following normal business hours in such place, such notification shall be deemed given at the opening of business on the following business day in the country of receipt of such notice.

18.2 Addresses for notices

     (a) The address, telex number and facsimile number of each party are as set out in Schedule 9 hereto or any other notified by that party for this purpose to the Facility Agent by not less than five (5) Banking Days' notice.

     (b) All notices from or to any Borrower shall be sent through the Facility Agent with a copy to the Facility Agent, or in the case of the Security Documents, the Security Agent.

     (c) The Facility Agent shall, promptly upon request from any party, give to that party the address telex number or facsimile number of any other party applicable at the time for the purposes of this Clause.

19   CHANGES TO THE PARTIES
     ----------------------

19.1 Transfers by Borrowers

     No Borrower may assign, transfer, delegate or dispose of any of or any interest in, its rights and/or obligations under the Facility Documents.

19.2 Transfers by Banks

     (a) Subject to paragraph (b) below, a Bank (the "EXISTING BANK") may at any time assign or transfer all or part of its rights and/or obligations under the Facility Documents to a new Bank (the "NEW BANK"), PROVIDED THAT any such assignment or transfer by a Bank of its Commitment shall be in a minimum amount of FRF 30,000,000 or the balance of its Commitment.

     (b) The prior consent of the Parent is required for any such assignment or transfer, unless (i) the New Bank is another Bank or an Affiliate of a Bank, and such New Bank is a Qualifying Bank or (ii) an Event of Default has occurred and is continuing. However, the prior consent of the Parent must not be unreasonably withheld or delayed and will be deemed to have been given if, within fifteen (15) Banking Days of receipt by the Parent of an application for consent, it has not been expressly refused.

     (c) The Parent hereby acknowledges that following any such transfer and/or assignment, the New Bank will be substituted for the rights and obligations so transferred and assigned to it by the Existing Bank.

     (d) A transfer of obligations will be effective only if the obligations are transferred in accordance with Clause 19.3 (Procedure for Transfers). On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under the Facility Documents to the extent that they are transferred to the New Bank.

     (e) On each occasion an Existing Bank assigns and transfers any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment and transfer takes effect, pay to the Facility Agent for its own account a fee of FRF 5,000.

     (f)  An Existing Bank is not responsible to a New Bank for:

          (i) the execution, genuineness, validity, enforceability or sufficiency of any Facility Document or any other document;

          (ii) the collectability of amounts payable under any Facility Document; or

          (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Facility Document.

     (g) Each New Bank confirms to the Existing Bank and the other Beneficiaries that it:

          (i) has made its own independent investigation and assessment of the financial condition and affairs of the Parent and/or any relevant Acceding Borrower and its or their related entities in connection with its participation in this Agreement and has not relied on any information provided to it by the Existing Bank in connection with any Facility Document; and

          (ii) will continue to make its own independent appraisal of the creditworthiness of the Parent and/or any relevant Acceding Borrower and its or their related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

     (h)  Nothing in any Facility Document obliges an Existing Bank to:

          (i) accept a re-assignment and re-transfer from a New Bank of any of the rights and/or obligations assigned and transferred under this Clause; or

          (ii) support any losses incurred by the New Bank by reason of the non-performance by the Parent and/or any relevant Acceding Borrower of its or their obligations under the Facility Documents or otherwise.

     (i) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

     (j) Each Borrower hereby agrees to consent to, sign, file, register and notify all documents and take such action or do such things as the Facility Agent may consider necessary, acting reasonably, to give effect to each and any transfer and assignment by an Existing Bank to a New Bank under this Agreement.

     (k) If any Bank assigns its rights under this Agreement a written instrument by which such rights are assigned must be notified to each Borrower by huissier (bailiff) in accordance with the provisions of
          Article 1690 of the Civil Code.

19.3 Procedure for transfers

(a)  A transfer is effected if:

          (i) the Existing Bank and the New Bank deliver to the Facility Agent a duly completed certificate, substantially in the form of
                Schedule 13 (a "SUBSTITUTION CERTIFICATE"); and

          (ii) the Facility Agent executes it, which the Facility Agent shall promptly do.

     (b) Each party (other than the Existing Bank and the New Bank) irrevocably authorises the Facility Agent to execute any duly completed Substitution Certificate on its behalf.

     (c) To the extent that they are expressed to be the subject of the transfer in the Substitution Certificate:

          (i) the Existing Bank and the other Banks (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

          (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the Discharged Obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

          (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

          (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the Discharged Rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Substitution Certificate by the Facility Agent or, if later, the date specified in the Substitution Certificate.

19.4 Register

     The Facility Agent shall keep a register of all the Beneficiaries and shall supply any other party to a Facility Document (at that party's expense) with a copy of the register on request.

19.5 Increased costs

     If:

     (a) any assignment or transfer of all or any part of the rights and obligations of a Bank pursuant to this Clause 19; or

     (b) a change in the Facility Office (as defined below) of a Bank or the Facility Agent;

     results in amounts becoming due at that time under Clauses 8.7 (Grossing-up for Taxes), 15.2 (Increased costs) or 7 (Fees, expenses and stamp taxes), then unless such assignment or transfer or change in the Facility Office arises as a consequence of Clause 15.4 (Mitigation) the transferee, New Bank, Bank or Facility Agent, as the case may be, shall be entitled to receive those amounts only to the extent that the transferor, Existing Bank or Bank, as the case may be, would have been entitled had there been no assignment and transfer or change in the Facility Office.

19.6 Reference Banks

     The Facility Agent may with the consent of the Parent (such consent not to be unreasonably withheld or delayed and to be deemed to have been given if the Facility Agent has not received within thirty (30) days of any request for consent being given to the Parent written notice from the Parent refusing such consent and specifying the reasons for such refusal) nominate additional Banks or Affiliates thereof to become Reference Banks and such Banks or Affiliates shall become Reference Banks upon their indicating to the Facility Agent that they are prepared to act as such. The Facility Agent will give the Parent written notice of such Banks or Affiliates having become a Reference Bank as soon as practical thereafter. If a Reference Bank, (or the Bank of which a Reference Bank is an Affiliate, in the case of any Reference Bank which is not itself a Bank) transfers the whole of its rights and obligations under this Agreement as a Bank or ceases to be one of the Banks or in such other circumstances as the Majority Banks determine, the Facility Agent, subject to agreement by the Parent (such agreement not to be unreasonably withheld or delayed) will appoint another Bank to replace such Bank or Affiliate as a Reference Bank.

19.7 Change of Facility Office

     Each Bank shall participate in this Agreement through the office set forth in Schedule 1 hereto (a "FACILITY OFFICE"), but each Bank may change its Facility Office with respect to any Advance from time to time (subject however to the provisions of Clause 19.4 hereof and provided that such change must not prejudice in any manner whatsoever, the security provided pursuant to the Security Documents), on giving not less than ten (10) Banking Days' prior notice to the Facility Agent.

20   REDISTRIBUTION
     --------------

20.1 Redistribution

     (a) If at any time the proportion which any Tranche A Bank (the "RECEIVING PARTY") has received or recovered (whether by set-off or otherwise) on account of any sum due from any Borrower under this Agreement is greater (the amount of the excess being herein referred to as the "EXCESS AMOUNT") than the proportion received or recovered by the Tranche A Bank receiving or recovering the smallest proportion (which shall include a nil receipt) in relation to the sum then due to the latter Tranche

          A Bank from the relevant Borrower under this Agreement, then the receiving party shall promptly notify the Facility Agent thereof and:

          (i)    the receiving party shall promptly and in any event within ten
                 (10) days of receipt or recovery of the excess amount pay to the Facility Agent an amount equal to the excess amount;

          (ii) the excess amount shall be treated as having been paid to or recovered by the receiving party for the account of the Facility Agent for payment to the Tranche A Banks as provided in paragraph (iii) below, and the obligations of the relevant Borrower to the receiving party shall only be reduced or discharged by the receipt or recovery by the receiving party of such excess amount to the extent of the receiving party's entitlement to payment by the Facility Agent pursuant to paragraph (iii) below; and

          (iii) the parties to this Agreement shall treat such payment as if it were a payment by the relevant Borrower to the Facility Agent for payment to the Facility Agent on account of a sum owed to the Tranche A Banks and shall pay the same to the Tranche A Banks (including the receiving party) pro rata to their respective entitlements in such sum,

          PROVIDED THAT where a receiving party is subsequently required to repay to the relevant Borrower any amount received or recovered by it and dealt with under paragraphs (i), (ii) and (iii) above, each Tranche A Bank shall promptly repay to the Facility Agent for payment to the Facility Agent for the receiving party the portion of such amount distributed to it, together with interest on it at a rate sufficient to reimburse the receiving party for any interest which it has been required to pay to the relevant Borrower in respect of such portion of such amount.

     (b) Where a receiving party has recovered any amount as a consequence of the satisfaction or enforcement of a judgement obtained in any legal action or proceedings to which it is a party, this Clause 20.1 shall not apply so as to benefit any Tranche A Bank which (being entitled so to do) did not join with the receiving party in such action or proceedings, unless the receiving party did not give prior notice of its involvement in such action or proceedings to the Facility Agent for disclosure to the Banks.

     (c) Each Tranche A Bank shall promptly give notice to the Facility Agent of:

          (i) the institution by such Tranche A Bank (as the case may be) of any legal action or proceedings under this Agreement or in connection with this Agreement prior to such institution; and

          (ii) the receipt or recovery by such Tranche A Bank (as the case may be) of any amount received or recovered by it otherwise than through the Facility Agent.

     Upon receipt of any such notice, the Facility Agent will as soon as practicable thereafter notify the Facility Agent and all the other Tranche A Banks.

21   CONFIDENTIALITY
     ---------------

     Each Beneficiary may only disclose a copy of any Facility Document or any information which that Beneficiary has acquired under or in connection with any Facility Document:

     (a) to any person to whom it is proposing to enter into, or has entered into, any kind of assignment, transfer, substitution, participation or other similar arrangement;

     (b) to its auditors, accountants, legal counsel and tax advisers and to any other professional advisers appointed to act in connection with the administration of the Facility Documents or the enforcement of, or realisation of any security provided under, any of the Facility Documents PROVIDED THAT such information is disclosed only to such person if and to the extent necessary for his activities and each such person will be informed of the confidential nature of the information and the provisions of this Agreement;

     (c) to any other third party where the Parent (and following a Permitted Acquisition, any other member of the Group) has previously agreed in writing that disclosure may be made to that third party;

     (d) to any banking or other regulatory or examining authorities (whether governmental or otherwise) where such disclosure is requested by them and with whose requests that Beneficiary has to comply (or with whose requests banks in the relevant jurisdiction are accustomed to complying);

     (e) pursuant to subpoena or other legal process, or in connection with any action, suit or proceeding relating to any of the Facility Documents: and

     (f)  pursuant to any law or regulation having the force of law,

     provided in the case of (a) above that the relevant recipient agrees to preserve the confidentiality of any confidential information relating to any Borrower received by it and to make no use of such information otherwise than in connection with the relevant assignment, transfer, substitution, participation or other similar arrangement.

22   MISCELLANEOUS
     -------------

22.1 Severability

     If any provision of any Facility Document is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions of such Facility Document.

22.2 Internal accounts as evidence

     Internal accounts maintained by the Facility Agent and the Security Agent or each Bank in connection herewith shall constitute prima facie evidence of sums owing to such Bank under this Agreement.

22.3 Language

     (a) This Agreement is made in both the French and English languages. In the event of any discrepancies between the French version and the English version of this Agreement, the French version of this Agreement shall prevail.

     (b) Any notice given under or in connection with any Facility Document shall be in English with a French translation or in French with an English translation; for the avoidance of doubt, in the event of any dispute, the French versions shall prevail.

     (c) All other documents provided under or in connection with any Facility Document shall be:

          (i)  if the document is originally produced in English, in English; or

          (ii) if the document is originally produced in French, in French accompanied by an English translation and, in this case, the French version shall prevail unless the document is a statutory or other official document.


23   GOVERNING LAW AND JURISDICTION
     ------------------------------

     This Agreement shall be governed by and construed in accordance with French law and any disputes arising in connection with any Facility Document shall be submitted to the exclusive jurisdiction of the Commercial Court (Tribunal de Commerce) of Paris, without prejudice to the rights of the Arranger, the Facility Agent, the Security Agent or the Banks to bring an action against any Borrower before any other competent jurisdiction.

Signed in Paris, on                     1998, in five (5) copies in the French
language and in five (5) copies in the English language.

                                  SCHEDULE 1
                        THE BANKS AND THEIR COMMITMENTS

                                    PART A
                                Tranche A Banks

Name                           Address                  Tranche A Commitments
Paribas                        3, rue d'Antin           FRF 680,000,000
                               75002 Paris
                               France

TOTAL TRANCHE A                                         FRF 680,000,000
COMMITMENTS

                                    PART B
                                TRANCHE B BANKS


Name                            Address                  Tranche B Commitment
Paribas                         3, rue d'Antin               FRF 20,000,000
                                75002 Paris
                                France

TOTAL TRANCHE B                                              FRF 20,000,000
COMMITMENTS

                                  SCHEDULE 2
                                    Part A
     Conditions Precedent to the First Advance and Overdraft Utilisation


1    A certified copy of the Statuts and original "Extrait K-bis" of the Parent.

2    Certified copies of:

     (a)  all Cable Broadcasting Law Authorisations;

     (b)  any Telecommunications Authorisations; and

     (c)  all Material Contracts.

3 The Facility Documents (other than the Security and Subordination Documents) duly executed by all the parties thereto.

4 The Parent Security Documents identified in Schedule 4 duly executed by all the parties thereto (and where appropriate perfected).

5    The Subordination Agreement, duly executed by all the parties thereto.

6 A certified copy of a resolution of the Board of Directors of the Parent and of the appropriate corporate body of any other party to the Facility Documents other than the Beneficiaries approving the transactions and matters contemplated by this Agreement and the other Facility Documents and authorising an Authorised Officer of the Parent (or an authorised officer of any such other entity, as the case may be) to execute on its behalf all the Facility Documents to which it is a party.

7 A certified copy of (and of all applications for) any and all approvals, consents, licences, exemptions and other requirements of governmental and other authorities required for the entering into or performance of the Facility Documents by each party thereto other than the Beneficiaries.

8 A specimen of the signature of each person (each being an Authorised Officer of the Parent) authorised to execute any of the Facility Documents on behalf of the Parent and any other party to the Facility Documents other than the Beneficiaries and/or to sign all notices, certificates and other documents or communications to be delivered by the Parent and any other party to the Facility Documents other than the Beneficiaries.

9 A legal opinion in form and substance satisfactory to the Facility Agent, addressed to the Facility Agent, the Security Agent, the Arranger and the Banks, of Norton Rose, legal advisers to the Banks, as to such matters relating to the Facility Documents as the Facility Agent may require.

10 A legal opinion of Jeantet & Associes, French legal advisers to the Parent, in the form previously agreed between the Facility Agent and the Borrower, addressed to the Facility Agent, the Security Agent, the Arranger and the Banks.

11 A legal opinion of internal counsel to UPC, in the form previously agreed between the Facility Agent and the Parent, addressed to the Facility Agent, the Security Agent, the Arranger and the Banks.

12   The latest annual audited Accounts of the Parent for 1997.

13   The 1998 Business Plan and the 1998 Annual Operating Budget.

14 A letter from the Parent, addressed to the Facility Agent and the Banks, explaining the accounting policies and principles used by the Parent in 1998 Business Plan and confirming that they comply with the principles used for the 1997 Accounts referred to in paragraph 12 above

15 Tax opinion of Mr. G.F. Winkelman, the internal tax advisors to the Parent, in the agreed from, addressed to the Facility Agent, the Security Agent, the Arranger and the Banks, confirming that the Parent has paid all applicable taxes.

16 A copy of the Insurance Report from insurance consultants appointed by the Facility Agent in relation to the adequacy of insurance cover in effect for the Parent's businesses (and confirming, inter alia, that insurances satisfactory to the Banks are in place against such risks, in such amounts, with such insurers and upon such terms which are consistent with the Insurance Report and as are satisfactory to the Banks) accompanied by written confirmation from the insurance consultants that it can be relied upon by the Security Agent, the Facility Agent, the Banks.

17 A certificate or certificates from the relevant banque depositaire and/or the Statutory Auditors confirming that a minimum of FRF 144,000,000 in cash has been subscribed in equity in the Parent by the Shareholders.

18 A certificate of the President of the Parent certifying that the Parent's assets are not subject to any material retention of title arrangements (other than as permitted under Clause 10.2(a) (Negative Pledge)).

                                    PART B
            Conditions Precedent to Accession of Acceding Borrowers

1 A certified copy of the constitutive documents (modified as necessary to reflect the terms of the Facility Documents) and original registration certificate (Extrait K-bis or equivalent) of the Acceding Borrower.

2 The Borrower Accession Notice signed by the Acceding Borrower, the Parent and the Facility Agent.

3 A Parent Guarantee in respect of the Acceding Borrower executed by an Authorised Officer of the Parent.

4 If so requested by the Facility Agent, the Acceding Borrower Security Documents referred to in Clause 10.1(ff), duly executed by all the parties thereto (and where appropriate perfected).

5 A certified copy of the resolution of the Board of Directors of the Acceding Borrower approving the transaction and matters contemplated by the Borrower Accession Notice and by this Agreement and authorising an Authorised Officer of the Acceding Borrower to execute on its behalf the Borrower Accession Notice and the Acceding Borrower Security Documents.

6 A certified copy of (and of all applications for) any and all approvals, consents, licences, exemptions and other requirements of governmental and other authorities required for the entering into or performance of the Facility Documents by the Acceding Borrower.

7 A specimen signature of each person (each being an Authorised Officer of the Acceding Borrower) authorised to execute the documents referred to above and/or to sign all notices, certificates and other documents or communications to be delivered by the Acceding Borrower.

8 The latest annual audited Accounts of the Acceding Borrower, at the time of its accession to this Agreement.

9 A legal opinion of independent French legal advisers covering the points dealt with in the legal opinion referred to in paragraph 10 of Part 1 of this Schedule 2, with respect to the Acceding Borrower.

                                  SCHEDULE 3
                                    Part A
                            Form of Drawdown Notice
        RCF ADVANCES REQUESTED DURING THE TRANCHE A AVAILABILITY PERIOD

Paribas
3, rue d'Antin
75002 Paris
France

Attention : Gabriel Lefebvre
Ref:  384 DOM " Coordination des
Financements Structures"
Tel:  01. 42. 98. 18. 58
Fax : 01. 42. 98. 43. 17

Copy : Benoit Dauga
Ref: 378 D - "GCEI"
Tel : 01. 42. 98. 57. 24
Fax: 01. 42. 98. 04. 61

                                                                            .19.

                    FRF 700,000,000 SECURED CREDIT FACILITY
                    ---------------------------------------
                    Agreement dated  1998 (THE "AGREEMENT")
                    ---------------------------------------


     We refer to the above Agreement and hereby give you notice that we wish to draw a RCF Advance of FRF . on . 19 .[to be used in relation to the proposed acquisition of .] and select a Term of such Advance of . months. The funds should be credited to the General Operations Account referred to in the Agreement.

[WHERE ADVANCE TO BE USED FOR THE PURPOSES OF A PERMITTED ACQUISITION:

     The RCF Advance will be used for the purposes of DESCRIPTION OF PROPOSED ACQUISITION (the "PROPOSED ACQUISITION"). The Proposed Acquisition qualifies as a Permitted Acquisition pursuant to the Agreement. [WHERE PURCHASE PRICE IS GREATER THAN FRF 50,000,000). Information with respect to the Proposed Acquisition described in Clause 10.1(k) of the Agreement, is attached to this Drawdown Notice.]]

     We confirm that:

     (a) no Default or Event of Default, which has not been remedied, or waived by the Facility Agent, has occurred and is continuing or will result from the making of such Advance;

(b) the representations and warranties contained in Clause 9 of the Agreement which are deemed to be repeated pursuant to Clause 9.2 thereof (and so that the representation and warranty in Clause 9.1(f) refers for this purpose to the audited financial statements of [Parent] [relevant Acceding Borrower and the Group as a whole] in respect of the financial year ended on .19.) are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c) the [Parent and all members of the Group are] [relevant Acceding Borrower is in compliance with all aspects of the Franchise Agreements and (except as compliance therewith has been expressly or impliedly waived by the relevant authority) the Cable Broadcasting and Telecommunications Laws Authorisations;

(d) the borrowing to be effected by such RCF Advance will be within our corporate objects, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;

(e)  no Material Adverse Circumstance has occurred and is continuing;

(f) the amount of Bank Debt is currently FRF. and there are at the date hereof Shareholder Contributions is an amount of FRF., [WHERE SHAREHOLDER CONTRIBUTIONS HAVE BEEN INCREASED SINCE THE MOST RECENT DRAWDOWN NOTICE : as evidenced by the receipt attached hereto issued by the banque depositaire, showing that any such amounts have effectively been paid]. The ratio of Bank Debt to Capitalisation will, following the making of the Advance, therefore be . :1, in full compliance with the provisions of the Facility Agreement; and

(g) on the basis of [ALL DRAWDOWN NOTICES OTHER THAN THE FIRST DRAWDOWN NOTICE : the Monthly Management Reports] [FIRST DRAWDOWN NOTICE : internally prepared [name month] financial statements and subscriber information certified by an Authorised Officer of the Parent and made available to the Facility Agent],[WHERE PURPOSE OF ADVANCE IS TO FINANCE A PROPOSED
     ACQUISITION: and on the basis of the consolidated revenues of the Parent and the entity or business which would result from the Proposed Acquisition], the result (the "AVAILABILITY TEST RESULT") of the calculation of the Availability Test is FRF . and the aggregate amounts previously drawn under the Facility and not reimbursed (the "OUTSTANDING DRAWINGS") are FRF. .

     The amount remaining available for drawing under the Facility (Availability Test Result minus Outstanding Drawings) is therefore FRF ., and the drawing made hereby is therefore not in excess of such amount.

     Words and expressions defined in the Agreement shall have the same meanings where used herein.
                             For and on behalf of
                                       .


                ...............................................
                              Authorised Officer

           [IN THE CASE OF DRAWDOWN NOTICES BY BORROWERS OTHER THAN
                                 THE PARENT :

                             For and on behalf of
                              MEDIARESEAUX MARNE



                ...............................................
                              Authorised Officer

                                  SCHEDULE 3
                                    PART B
                            Form of Rollover Notice

Paribas
3, rue d'Antin
75002 Paris
France

Attention : Gabriel Lefebvre
Ref:  384 DOM " Coordination des
Financements Structures"
Tel:  01. 42. 98. 18. 58
Fax : 01. 42. 98. 43. 17

Copy : Benoit Dauga
Ref: 378 D - "GCEI"
Tel : 01. 42. 98. 57. 24
Fax: 01. 42. 98. 04. 61


                                                                            .19.

                    FRF 700,000,000 SECURED CREDIT FACILITY
                    ---------------------------------------
                   Agreement dated . 1998 (THE "AGREEMENT")


     We refer to the above Agreement and hereby give you notice that we wish to
draw a RCF Advance of FRF[      ] on [    ] under                   and select a
Term for such RCF Advance of [    ] months.  The funds should be applied in
repayment [in part] of the RCF Advance of FRF [       ] which falls due to be
repaid on the same day in accordance with Clause 5.1 of the Agreement [and the
balance of [     ] credited to the General Operations Account referred to in the
Agreement.

     We confirm that:

     (a) no Default or Event of Default, which has not been remedied, or waived by the Facility Agent, has occurred and is continuing or will result from the making of such Advance;

     (b) the representations and warranties contained in Clause 9 of the Agreement which are deemed to be repeated pursuant to Clause 9.2 thereof (and so that the representation and warranty in Clause 9.1(f) refers for this purpose to the audited financial statements of the [Parent] [relevant Acceding Borrower and the Group as a whole] in respect of the financial year ended on .19.) are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

     (c) the Parent and all members of the Group are relevant Acceding Borrower is in compliance with all aspects of the Franchise Agreements and (except as compliance therewith has been expressly or impliedly waived by the relevant authority) the Cable and Telecommunications Authorisations;

     (d) the borrowing to be effected by such RCF Advance will be within our corporate objects, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

     (e)  no Material Adverse Circumstance has occurred and is continuing.

     Words and expressions defined in the Agreement shall have the same meanings when used herein.

                            For and on behalf of .
                  ...........................................
                              Authorised Officer

           [IN THE CASE OF DRAWDOWN NOTICES BY BORROWERS OTHER THAN
                                 THE PARENT :

                             For and on behalf of .
                              MEDIARESEAUX MARNE



                ...............................................
                              Authorised Officer

                                  SCHEDULE 4
                           PARENT SECURITY DOCUMENTS



1    Financial Instruments Accounts Pledge Agreement

2    Going Concern Pledge Agreement.

3    Local Authority Master Receivables Assignment Agreement.

4 Master Accounts Balance and Cash Pledge Agreement and any agreement for the pledge of the balance of an account (nantissement de solde de compte) or of the cash deposited in an account (nantissement d'especes) required to be concluded thereunder.

5    Insurance Delegation Agreement.

6    Interest Rate Protection Master Receivables Assignment Agreement.

7    Construction Master Receivables Assignment Agreement.

8    Trademark Pledge Agreements

                                  SCHEDULE 5
                     List of Existing Franchise Agreements

         COLUMN 1                    COLUMN 2                  COLUMN 3                  COLUMN 4
      NAME OF LOCAL                   DATE OF                 DATE OF LOCAL             DATE OF CSA
       AUTHORITY                     FRANCHISE                  AUTHORITY               AUTHORISATION
                                     AGREEMENT                  APPROVAL


Syndicat Mixte de                24th May 1995,             24th May 1995,              16th September
 Videocommunication de             amended on             amended 0n 29th             1997, amending the
 l'Est Parisien                  3rd July 1996            March, 1996, 3rd            authorisation dated
                                                         July, 1996 and 27th            December 12th
                                                             October, 1997                  1995

Commune de Rosny-                25 July 1996                31st May 1996           8th September 1997
    sous-Bois

                                  SCHEDULE 6
                                   ACCOUNTS

                                    PART A
                         QUARTERLY MANAGEMENT ACCOUNTS

                            BALANCE SHEET END.....
                             BILAN A FIN..........

                                                                              --------------------------------------------------
                                                                               Year to date / Bilan a    Year to date budget/
                                                                                        fin...          Bilan budgete a fin...
--------------------------------------------------------------------------------------------------------------------------------
Intangibles nets                   Immobilisations incorporelles nettes
Tangible nets                      Immobilisations corporelles nettes
Financial assets                   Autres immobilisations financieres
Liquidity                          Disponibilites
Trade debtors                      Creances Clients et comptes rattaches
Debtors                            Autres creances
Prepaid expenses                   Charges constarees d'avance
Vat receivable                     TVA a recevoir
Inter cie accounts receivable      Comptes courants inter-co a recevoir
Inventory                          Stocks

Other                              Autres

--------------------------------------------------------------------------------------------------------------------------------
TOTAL                              TOTAL
--------------------------------------------------------------------------------------------------------------------------------

Capital                            Capital social
Retained earnings                  Report a nonveau
Other provisions                   Provisions pour risque et changes
Loans from particip.               Compte courant associe
Bank loan                          Emprunts et dettes financieres
Trade creditors                    Dettes Foumisseurs et comptes rattaches
Int cie payment                    Comptes courants inter-co a payer
Int cie interest paid              Interets courus
Deferred revenue                   Produits constates d avance
Ace liabilities                    Dettes fiscales et sociales
Subscribers deposit                Depots de garantie
Sundry creditors                   Autres dentes

--------------------------------------------------------------------------------------------------------------------------------
TOTAL                              TOTAL
--------------------------------------------------------------------------------------------------------------------------------
in thousands FRF                   en milliers de FF


                       CASH FLOW STATEMENT END..........
            ETAT DE L'ORIGINE DE L'UTILISATION DES FONDS A FIN.....


                                                                                 Relevant quarter/     Year to date / Chiffres
                                                                                 Dernier trimestre     cumules depuis le debut
                                                                                      acheve             de l'exercice social

------------------------------------------------------------------------------------------------------------------------------------
Net income/(loss)                  Resultat net
Depreciation                       Dotations aux amortissements
Amortisation                       Dotations aux provisions
Subscribers deposit                Depots de garantie decodeurs
Equity increase                    Augmentation de capital ou apports
Bank loans                         Augmentation des dettes financieres
Inter cie current accounts         Comptes courants inter-co
Increase/decrease working capital  Variation du fonds de roulement

------------------------------------------------------------------------------------------------------------------------------------
Total sources                      Total Ressources
------------------------------------------------------------------------------------------------------------------------------------

Capital expenditure                Acquisition d'elements de l'actif immobilise
Interest on bank loans             Interets bancaires
Repayment bank loans               Remboursement dettes financieres

------------------------------------------------------------------------------------------------------------------------------------
Total Uses                         Total Emplois
------------------------------------------------------------------------------------------------------------------------------------

Increase/(decrease) in cash        Ressources/(Emplois)

Cash balance                       Tresorerie

Difference in cash                 Variation de tresorerie
------------------------------------------------------------------------------------------------------------------------------------
in thousands FRF                   en milliers de FF

                                     Budget relevant           Budget year to date /
                                   quarter/ Budget pour          Budget - chiffres
                                   le dernier trimestre       cumules depuis le debut
                                         acheve                de l'exercice social
---------------------------------------------------------------------------------------
Net income/(loss)
Depreciation
Amortisation
Subscribers deposit
Equity increase
Bank loans
Inter cie current accounts
Increase/decrease working capital

---------------------------------------------------------------------------------------
Total sources
---------------------------------------------------------------------------------------

Capital expenditure
Interest on bank loans
Repayment bank loans

---------------------------------------------------------------------------------------
Total Uses
---------------------------------------------------------------------------------------

Increase/(decrease) in cash

Cash balance

Difference in cash
---------------------------------------------------------------------------------------

Those accounts will be modified in accordance with the Facility Agent following the introduction of additional business lines (telephony, Internet,....) to provide substantially the same level of information for each business line.

Ces comptes seront modifes en accord avee l'Agent du Credit a la suite de l' introduction de nouveaux services (telephone, Internet...) afin de foumir substantiellement le meme niveau d'information pour chaque type de service.

                           REVENUE STATEMENT END....
                         COMPTE DE REVENUS A FIN......

                                                       ----------------------------------------------------------------------------
                                                       Relevant quarter/    Year to date/      Budget relevant   Budget year to
                                                        Dernier trimestre   Chiffres cumules    quarter/Budget    date/Budget -
                                                         acheve            depuis le debut de  pour le dernier   chiffres cumules
                                                                           l'exercise social   trimestre acheve  depuis le debut de
                                                                                                                  l'exercise social
-----------------------------------------------------------------------------------------------------------------------------------
Basic accueil                Basic "bouquet d'accueil"
EBS "bouquet"                Basic etendu: 1 bouquet
                              thematique
EBS more than 1 "bouquet"    Basic etendu: plus d'l
                              bouquet thematique
Premium                      Options
Pay per view                 Paiement a la seance (evenements)
Other                        Autres
-----------------------------------------------------------------------------------------------------------------------------------
Actual Recurring Revenues    Revenu Periodique Reel
-----------------------------------------------------------------------------------------------------------------------------------

Installation                 Frais d'ouverture de ligne

TOTAL REVENUE                Revenus totaux
-----------------------------------------------------------------------------------------------------------------------------------
in thousands FRF             en milliers de FF


                    INCOME STATEMENT END...................
                       COMPTE DE RESULTAT A FIN..............

                                                    -------------------------------------------------------------------------------
                                                    Relevant quarter/     Year to date/        Budget relevant   Budget year to
                                                     Dernier trimestre    Chiffres cumules      quarter/Budget    date/Budget -
                                                      acheve             depuis le debut de    pour le dernier   chiffres cumules
                                                                         l'exercise social     trimestre acheve  depuis le debut de
                                                                                                                  l'exercise social
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                     Revenus
Direct costs                 Couts de programmes
Operating expenses           Couts operationnels
G/A expenses                 Couts de marketing
                              & administratifs
Franchise expenses           Redevances liees aux
                              conventions
Management fee               Commision de gestion
                              ou de consultation
-----------------------------------------------------------------------------------------------------------------------------------
EBITDA                       Excedent Brut d'Exploitation
-----------------------------------------------------------------------------------------------------------------------------------
Depreciation/amort.          Dotations aux amort.
                              et provisions
Financial income             Produits financiers
Financial expense            Charges financieres

Income/loss before tax       Resultat net avant impots
                              sur les societes
-----------------------------------------------------------------------------------------------------------------------------------
in thousands FRF             en milliers de FF

Those accounts will be modified in accordance with the Facility Agent following the introduction of additional business lines (telephony, Internet,...) to provide substantially the same level of information for each business lines.

Ces comptes seront modifies en accord avec l'Agent du Credit a la suite l'introduction de nouveaux services (telephone, Internet...) afin de fournir substantiellement le meme niveu d'information pour chaque type de service.

                                  SCHEDULE 6
                                   Accounts
                                    Part B
                          Monthly Management Reports

                           STATISTICS / STATISTIQUES

                                                                           ---------------------------------------------------------
                                                                             janvier     fevrier     mars     avril     mai     juin
                                                                           ---------------------------------------------------------
                                                                             January     February    March    April     May     June
------------------------------------------------------------------------------------------------------------------------------------
Homes serviceable             Logements commercialisables

SUBSCRIBERS                   ABONNES
-----------                   -------

Basic accueil                 Basic "bouquet d'accueil"

EBS "1 bouquet"               Basic etendu : 1 bouquet thematique
EBS more than 1 "bouquet"     Basic etendu : plus d'1 bouquet thematique
Premium                       Options

Pay per view events           Paiements a la senace (evenements)

PENETRATION                   TAUX DE PENETRATION (*)
-----------                   -----------------------

Basic accueil                 Basic "bouquet d'accueil"

EBS "1 bouquet"               Basic etendu: 1 bouquet thematique
and more than 1 "bouquet"     et plus d'1 bouquet thematique
Premium                       Options

Chum                          Resiliations

Revenues                      Revenus
--------                      --------

Basic accueil                 Basic "bouquet d'accueil"

EBS "1 bouquet"               Basic etendu : 1 bouquet thematique
EBS more than 1 "bouquet"     Basic etendu : plus d'1 bouquet thematique
Premium                       Options

Pay per view                  Paiements a la seance (evenements)
Other                         Autres
------------------------------------------------------------------------------------------------------------------------------------
ACTUAL RECURRING REVENUES     REVENU PERIODIQUE REEL
------------------------------------------------------------------------------------------------------------------------------------

Installation                  Frais d'ouverture de ligne

------------------------------------------------------------------------------------------------------------------------------------
TOTAL REVENUES                TOTAL REVENUS
------------------------------------------------------------------------------------------------------------------------------------

Revenue Generating Units      Unite Generant un Revenu
Availability Factor           Facteur de Disponibilite

Availability Test Result      Resultat du Test de Disponibilite
------------------------------------------------------------------------------------------------------------------------------------

                                                            -----------------------------------------------------------------------
                                                              juillet     aout     septembre     octobre     novembre     decembre
                                                            -----------------------------------------------------------------------
                                                               July      August    September     October     November     December
-----------------------------------------------------------------------------------------------------------------------------------
Homes serviceable             Logements commercialisables

SUBSCRIBERS                   ABONNES
-----------                   -------

Basic accueil                 Basic "bouquet d'accueil"

EBS "1 bouquet"               Basic etendu : 1 bouquet thematique
EBS more than 1 "bouquet"     Basic etendu : plus d'1 bouquet thematique
Premium                       Options

Pay per view events           Paiements a la senace (evenements)

PENETRATION                   TAUX DE PENETRATION (*)
-----------                   -----------------------

Basic accueil                 Basic "bouquet d'accueil"

EBS "1 bouquet"               Basic etendu: 1 bouquet thematique
and more than 1 "bouquet"     et plus d'1 bouquet thematique
Premium                       Options

Chum                          Resiliations

Revenues                      Revenus
--------                      --------

Basic accueil                 Basic "bouquet d'accueil"

EBS "1 bouquet"               Basic etendu : 1 bouquet thematique
EBS more than 1 "bouquet"     Basic etendu : plus d'1 bouquet thematique
Premium                       Options

Pay per view                  Paiements a la seance (evenements)
Other                         Autres
------------------------------------------------------------------------------------------------------------------------------------
ACTUAL RECURRING REVENUES     REVENU PERIODIQUE REEL
------------------------------------------------------------------------------------------------------------------------------------

Installation                  Frais d'ouverture de ligne

------------------------------------------------------------------------------------------------------------------------------------
TOTAL REVENUES                TOTAL REVENUS
------------------------------------------------------------------------------------------------------------------------------------

Revenue Generating Units      Unite Generant un Revenu
Availability Factor           Facteur de Disponibilite

Availability Test Result      Resultat du Test de Disponibilite
------------------------------------------------------------------------------------------------------------------------------------

Those accounts will be modified in accordance with the Facility Agent following the introduction of additional business lines (telephony, Internet,...) to provide sudstantially the same level of information for each business line.

Ces comptes seront modifies en accord avec 1'Agent du Credit a la suite de 1' introduction de nouveaux services (telephone, Internet...) afin de fourmir substantiellement le meme niveau d'information pour chaque type de service.

(*)  definition des taux de penetration:  Basic "bouquet d'accueil" = Abonnes
                                          Basic "bouquet d'accueil" / logements
                                          commercialisables
                                          Basic etendu = Abonnes Basic Etendu (1
                                          bouquet et plus de 1 bouquet) /
                                          logements commercialisable.
                                          Options = Abonnes Options / logements
                                          commercialisables.

(*)  definition of penetration rates:     Basic accueil = Basic Accueil
                                          Subscribers / Homes serviceable
                                          EBS = EBS (1 "bouquet" and more than 1
                                          "bouquer") Subscribers / Homes
                                          serviceable
                                          Premium = Premium subscribers / Homes
                                          serviceable

                                 SCHEDULE 7 -
                            COMPLIANCE CERTIFICATES
                                    PART A
        FORM OF FINANCIAL RATIO COMPLIANCE CERTIFICATE TO BE ISSUED BY
                          THE PRESIDENT OF THE PARENT


Paribas
3, rue d'Antin
75002 Paris
France

                                                                          [DATE]

Attention:  .


Dear Sirs,

                            MEDIARESEAUX MARNE S.A.
                    FRF 700,000,000 SECURED CREDIT FACILITY
                        FACILITY AGREEMENT DATED  1998)
                               (THE "AGREEMENT")

We refer to the Agreement and, in particular Clause 10.1(j)(iii) thereof. Terms defined in the Agreement shall have the same meaning when used in this Certificate.

We confirm the following:

1    As at the date of the Quarterly Management Accounts, supplied to the
Facility Agent along with this Certificate, on . [the latest Periodic Financial Ratio Test Date], each of the financial ratios in accordance the has complied (when applicable) with each of the financial ratios in accordance with Clause 11 of the Facility Agreement as follows:

     (a)  EBITDA to 1998 Business Plan Projection:
          ----------------------------------------
          The Group as a whole, on a consolidated basis, has an actual amount of the Year-to-Date EBITDA of FRF .

          The minimum Year-to-Date EBITDA required under Clause 11.1 of the Facility Agreement for this Quarterly Period is an amount of [to be inserted].

          This ratio has therefore, been complied with.

     (b)  Bank Debt to Capitalisation:
          ----------------------------
          The Group as a whole, on a consolidated basis, has an amount of Bank
          Debt of FRF   .  and Shareholders' Contributions of FRF .
          Consequently, the ratio of Bank Debt to Capitalisation is . %.

          The maximum percentage permitted under Clause 11.2 of the Facility Agreement for this Quarterly Period is an amount of [to be inserted].

          This ratio has therefore, been complied with.

     (c)  Pro-Forma Debt Service:
          -----------------------
          The Group as a whole, on a consolidated basis, has an amount of Annualised EBITDA of FRF . and Pro-Forma Debt Service of FRF . Consequently, the ratio of Annualised EBITDA to Pro-Forma Debt Service is . : 1.

          The maximum ratio permitted under Clause 11.3 of the Facility Agreement for this Quarterly Period is an amount of [to be inserted].

          This ratio has therefore, been complied with.

     (d)  Interest Coverage
          -----------------

          The Group as a whole, on a consolidated basis, has made Interest Payments in an amount of FRF . and therefore, the ratio of Annualised EBITDA (see paragraph (c) above) to Interest Payments is . :1.

          The minimum ratio required under Clause 11.4 of the Facility Agreement for this Quarterly Period is an amount of [to be inserted].

          This ratio has therefore, been complied with.

     (e)  Bank Debt to Annualised EBITDA:
          ------------------------------

          The Group as a whole, on a consolidated basis, has a ratio of Bank Debt (see paragraph (b) above) to Annualised EBITDA (see paragraph (c) above ) of . :1.

          The maximum ratio permitted under Clause 11.5 of the Facility Agreement for this Quarterly Period is an amount of [to be inserted].

     This ratio has therefore, been complied with.

2 The Quarterly Management Accounts submitted to the Facility Agent on this Periodic Ratio Test Date along with this Certificate, fairly present the consolidated financial position of the Parent.

3 The above-mentioned Quarterly Management Accounts have been prepared in accordance with the French Accounting Principles consistently applied (except to the extent previously disclosed and reconciled in those Quarterly Management Accounts).

4    [No Default is outstanding]

     or

     [A Default has occurred and is continuing in relation to Clause . Consequently, the following remedial action is being taken: [List action taken or to be taken]

This Certificate is for the information of, and can only be relied on by, the Facility Agent and the Banks and is not to be relied on by any other person or referred to, in whole or in part, without our prior written consent.


                               Yours faithfully,

                                  SCHEDULE 7

                                    PART B

   FORM OF CERTIFICATE TO BE ISSUED BY THE STATUTORY AUDITORS OF THE PARENT
          PURSUANT TO CLAUSE 10.1(J)(II) CONCERNING EXCESS CASH FLOW

Paribas
3, rue d'Antin
75002 Paris
France

                                                                          [DATE]


Attention:

Dear Sirs,

                            MEDIARESEAUX MARNE S.A.
                    FRF 700,000,000 SECURED CREDIT FACILITY
                         FACILITY AGREEMENT DATED . 1998
                               (THE "AGREEMENT")]


We refer to the Agreement and in particular, to Clause 10.1(j)(ii) thereof. Terms defined in the Agreement shall have the same meaning when used in this Certificate.

We confirm that for the purposes of Clause 5.4 of the Facility Agreement (Mandatory Prepayment), the Parent Group has an Excess Cash Flow amounting to FRF . for the latest annual accounting period to which the annual audited Accounts (delivered pursuant to Clause 10.1(f) of the Agreement) relate.

This Certificate is for the information of, and can only be relied on by, the Facility Agent and the Banks and is not to be relied on by any other person or referred to, in whole or in part, without our prior written consent.


                               Yours faithfully,

                                  SCHEDULE 8A

 ESSENTIAL PRINCIPLES AND DOCUMENTS REQUIRED FOR APPROVAL OF A PROPOSED FUTURE
                              FRANCHISE AGREEMENT
                   AS A PERMITTED FUTURE FRANCHISE AGREEMENT


                                     PART A

         ESSENTIAL PRINCIPLES OF PERMITTED FUTURE FRANCHISE AGREEMENTS


     Any Proposed Future Franchise Agreement must comply with the following Essential Principles in order to qualify as an Permitted Future Franchise
     Agreement:

     1. The normal expiration date of the Proposed Future Franchise Agreement should not be earlier than five years following the Final Maturity Date (as such term is defined in the Facility Agreement).

     2. The Proposed Future Franchise Agreement should be exclusive to the extent permitted by French law as concerns the transmission of radio and television by means of a cable network covering the entire territory within the jurisdiction of a Local Authority.

     3. The franchise fees payable to the Local Authority under such Proposed Future Franchise Agreement should not exceed the higher of 5% of Cable Broadcasting System Revenues related to such Proposed Future Franchise Agreement or FRF30 per home per year in the territory covered by the Proposed Future Franchise Agreement ("FRANCHISE HOMES"). However, approval of a figure greater than such 5% of Cable Broadcasting System Revenues or FRF30 per Franchise Home per year, but not more than 10% of Cable Broadcasting System Revenues or FRF60 per Franchise Home per year may (notwithstanding the introductory paragraph of Clause 10.2 of the Facility Agreement) be given by the Facility Agent without prior consultation of the Majority Banks. The Parent shall furnish the Facility Agent in writing with the justification for such different figure, and the Facility Agent shall inform the Parent of its decision within two Banking Days. Approval of the Facility Agent to such higher figure shall not be unreasonably withheld.

     4. Early termination of the Proposed Future Franchise Agreement by the Local Authority without cause (motif d'interet general) should be permitted only upon the giving of at least three months' notice by the Local Authority to the relevant member of the Group.

     5. The indemnity payable to relevant member of the Group at the end of the Proposed Future Franchise Agreement by the Local Authority should be based:

        (a) in the event of early termination of the Proposed Future Franchise Agreement by the Local Authority without cause (motif d'interet general), on (i) the net book value of the assets that are subject to reversionary rights in favour of the Local Authority (biens de retour), (ii) the fair market value of the assets subject to a purchase option (biens de reprise) if the Local Authority chooses to exercise its purchase option over such biens de reprise, (iii) the value of the relevant member of the Group's possible accumulated losses, determined as a function of its income statements (la valeur des pertes possibles cumulees determinees a partir de ses comptes d'exploitation) and (iv) the value of its client list at the date of termination (la valeur du fichier des abonnes a la date de cessation des relations contractuelles) resulting from such termination (or any other method which is more protective of the relevant member of the Group); and

        (b) upon normal expiration of the Proposed Future Franchise Agreement, on (i) the net book value of those assets that are biens de retour which have not been fully amortised and which had been approved as modernisation investments by the Local Authority and (ii) the fair market value of the assets subject to a purchase option (biens de reprise) if the Local Authority chooses to exercise its purchase option over such biens de reprise (or any other method which is more protective of the relevant member of the Group).

     6. The Proposed Future Franchise Agreement should provide the relevant member of the Group with the opportunity of limiting coverage of the cable network to those areas where the implantation of such a cable network is economically sound (on the basis of objective criteria such as household density, cost of construction per home passed, or a "coverage map").

     7. The relevant member of the Group should not be required under the Proposed Future Franchise Agreement to provide services other than cable radio and television services without the consent of the relevant member of the Group.

     8. The Proposed Future Franchise Agreement should not prevent the relevant member of the Group from terminating the Proposed Future Franchise Agreement should the CSA refrain from granting the authorisation to operate (exploiter) the cable network, and the Proposed Future Franchise Agreement should not in such case require the relevant member of the Group to pay any additional amounts to the relevant Local Authority.

     9. The Proposed Future Franchise Agreement should not limit the ability of the relevant member of the Group to use the infrastructure in the geographical area covered by the Proposed Future Franchise Agreement to service neighbouring geographical areas, including in the event of expiration or termination of the Franchise Agreement.

     10. The Proposed Future Franchise Agreement should not limit the ability of the relevant member of the Group to develop telecommunications services (including telephone, high-speed data transmission, video, Internet access multi-media services and other related services).

                                  SCHEDULE 8A


                                    PART B

    CERTIFICATE OF COMPLIANCE WITH ESSENTIAL PRINCIPLES OF PERMITTED FUTURE
                             FRANCHISE AGREEMENTS


Paribas
3, rue d'Antin
75002 Paris
France

                                                                          [DATE]

Attention:  .


Dear Sirs,

                            MEDIARESEAUX MARNE S.A.
                    FRF 700,000,000 SECURED CREDIT FACILITY
                        FACILITY AGREEMENT DATED . 1998)
                               (THE "AGREEMENT")

We refer to the Agreement and, in particular Clause 10.2(p)(i)(A)(1) and
Schedule 8A Part A thereof. Terms defined in the Agreement shall have the same meaning when used in this Certificate.

We hereby confirm that we [we anticipate signing] [ ., an Acquired Company, anticipates signing a Franchise Agreement with . as Local Authority, and that such Franchise Agreement complies with the Essential Principles of Permitted Future Franchise Agreements contained in Schedule 8A, Part A of the Agreement.

                               Yours faithfully,

                            Mediareseaux Marne S.A.


                                       by
                                       .

                               Authorised Officer

                                  SCHEDULE 8A

                                    PART C

   DOCUMENTS REQUIRED TO BE DELIVERED TO THE FACILITY AGENT FOR APPROVAL OF
                     A PROPOSED FUTURE FRANCHISE AGREEMENT
                   AS A PERMITTED FUTURE FRANCHISE AGREEMENT

     The following is a list of documents a copy of which the Parent must furnish to the Facility Agent before any Proposed Future Franchise Agreement relating to the Cable Broadcasting and Telecommunications Systems may qualify as a Permitted Future Franchise Agreement:

     (a) The relevant Local Authority Public Service Delegation Approval required pursuant to the Cable Broadcasting and Telecommunications Laws, approving the Proposed Future Franchise Agreement, together with evidence that a copy of the text of the Local Authority Public Service Delegation Approval has been transmitted to the relevant prefecture as required by law for the purposes of a controle de legalite.

     (b) The signed Proposed Future Franchise Agreement, together with evidence that a copy of such signed Proposed Future Franchise Agreement has been transmitted to the relevant prefecture as required by law for the purposes of a controle de legalite.

     (c)  One or more of the following documents:

          (i) a certification to the effect that the relevant member of the Group has been informed by the Local Authority that the prefecture has not requested any further information or documents with respect to the Local Authority Public Service Delegation Approval and has not received a request by any third party for a recours administratif within the time limits required by law; or

          (ii) a certification to the effect that relevant member of the Group has been informed by the Local Authority that the prefecture has requested further information or documents with respect to the Local Authority Public Service Delegation Approval, and that such further information or documents have been provided; and/or that the Local Authority has received a request by any third party for a recours administratif but that the Local Authority has decided not to revoke the Local Authority Public Service Delegation Approval; or

          (iii) a certification to the effect that relevant member of the Group has been informed by the Local Authority that such further information has been requested and/or that such a request for a recours administratif has been made but that the Parent has concluded that it is likely that such further information will result in a favourable decision by the prefecture and/or that such recours administratif will not result in a revocation by the Local Authority of its decision. In such case, the Facility Agent shall transmit such certification, together with any documents in support of such conclusion provided by the Borrower to the Banks. The Banks shall be entitled to review such materials for a period not in excess of thirty (30) days and the request by the prefecture for further information and/or the request for a recours administratif shall not bar the Proposed Future Franchise Agreement from becoming a Permitted Future Franchise Agreement so long as the Majority Banks consent thereto (such consent not to be unreasonably withheld).

(d)       Where relevant, one or more of the following documents:

          (i) a certification of the Parent to the effect that the relevant prefecture or any third party (tiers) with standing (interet a agir) has filed such an appeal with the administrative court and that such appeal has been denied by the administrative court, such certification to be accompanied by a copy of the decision of the administrative court; or

          (ii) a certification of the Parent to the effect that the relevant prefecture or any third party (tiers) with standing (interet a agir) has filed such an appeal with the administrative court (tribunal administratif), but that the Parent has concluded that such appeal is without legal foundation. In such case, the Facility Agent shall transmit such certification, together with any documents in support of such conclusion provided by the Parent (including, if so requested by the Facility Agent, a legal opinion of external counsel to the Borrower provided at the expense of the Parent) to the Banks. The Banks shall review such materials for a period not in excess of thirty (30) days and the Proposed Future Franchise Agreement shall qualify as a Permitted Future Franchise Agreement if the Majority Banks determine (such determination not to be unreasonably withheld) that such appeal is without legal foundation.

                                  SCHEDULE 8B

 ESSENTIAL PRINCIPLES AND DOCUMENTS REQUIRED FOR APPROVAL OF A PROPOSED FUTURE
        RADIO AND TELEVISION NETWORK PUBLIC DOMAIN OCCUPATION AGREEMENT
  AS A PERMITTED FUTURE RADIO AND TELEVISION NETWORK PUBLIC DOMAIN OCCUPATION
                                   AGREEMENT


                                    PART A

 ESSENTIAL PRINCIPLES OF PERMITTED FUTURE RADIO AND TELEVISION NETWORK PUBLIC
                         DOMAIN OCCUPATION AGREEMENTS


     Any Proposed Future Radio and Television Network Public Domain Occupation Agreement or the Local Authority Direct Authorisation Approval to which it relates must comply with the following Essential Principles in order to qualify as an Approved Future Radio and Television Network Public Domain Occupation Agreement:

     1. The normal expiration date of the Proposed Future Radio and Television Network Public Domain Occupation Agreement should not be earlier than five years following the Final Maturity Date (as such term is defined in the Facility Agreement).

     2. Early termination of the Proposed Radio and Television Network Public Domain Occupation Agreement by the Local Authority without cause (motif d'interet general) should be permitted only upon the giving of at least three months' notice by the Local Authority to the relevant member of the Group.

     3. The Proposed Future Radio and Television Network Public Domain Occupation Agreement should not limit the ability of the relevant member of the Group to use the infrastructure in the geographical area covered by the Proposed Future Radio and Television Network Public Domain Occupation Agreement to service neighbouring geographical areas, during the term of the Radio and Television Network Public Domain Occupation Agreement.

     4. The Proposed Future Radio and Television Network Public Domain Occupation Agreement should not limit the ability of the relevant member of the Group to develop telecommunications services (including telephone, high-speed data transmission, video, Internet access, multi-media services and related activities).

                                  SCHEDULE 8B

                                    PART B

 CERTIFICATE OF COMPLIANCE WITH ESSENTIAL PRINCIPLES OF PERMITTED FUTURE RADIO
          AND TELEVISION NETWORK PUBLIC DOMAIN OCCUPATION AGREEMENTS


PARIBAS
3, rue d'Antin
75002 Paris
France

                                                                          [DATE]

Attention:  .


Dear Sirs,

                            MEDIARESEAUX MARNE S.A.
                    FRF 700,000,000 SECURED CREDIT FACILITY
                        FACILITY AGREEMENT DATED  1998)
                               (THE "AGREEMENT")

We refer to the Agreement and, in particular Clause 10.2(q)(i)(A)(1) and
Schedule 8B Part A thereof. Terms defined in the Agreement shall have the same meaning when used in this Certificate.

We hereby confirm that [we anticipate signing] [ ., an Acquired Company, anticipates signing a Radio and Television Network Public Domain Occupation Agreement with . as Local Authority, and that such Radio and Television Network Public Domain Occupation Agreement complies with the Essential Principles of Permitted Future Radio and Television Network Public Domain Occupation Agreements contained in Schedule 8B, Part A of the Agreement.


                               Yours faithfully,

                            Mediareseaux Marne S.A.


                                       by
                                       .
                               Authorised Officer

                                  SCHEDULE 8B

                                    PART C

   DOCUMENTS REQUIRED TO BE DELIVERED TO THE FACILITY AGENT FOR APPROVAL OF
A PROPOSED FUTURE RADIO AND TELEVISION PUBLIC DOMAIN OCCUPATION AGREEMENT AS A
    PERMITTED FUTURE RADIO AND TELEVISION NETWORK PUBLIC DOMAIN OCCUPATION
                                   AGREEMENT

     The following is a list of documents a copy of which the Parent must furnish to the Facility Agent before any Proposed Future Radio and Television Network Public Domain Occupation Agreement relating to the Cable Broadcasting and Telecommunications Systems may qualify as a Permitted Future Radio and Television Network Public Domain Occupation Agreement:

     (a) The relevant Local Authority Direct Authorisation Approval required pursuant to the Cable Broadcasting and Telecommunications Laws, approving the Proposed Future Radio and Television Network Public Domain Occupation Agreement.

     (b) The signed Proposed Future Radio and Television Network Public Domain Occupation Agreement, together with evidence that copies of the text of the Local Authority Public Service Delegation Approval and such signed Proposed Future Radio and Television Network Public Domain Occupation Agreement have been transmitted to the relevant prefecture as required by law for the purposes of a controle de legalite.

     (c)  One of more of the following documents:

          (i) a certification to the effect that the relevant member of the Group has been informed by the Local Authority that the prefecture has not requested any further information or documents with respect to the Local Authority Direct Authorisation Approval and has not received a request by any third party for a recours administratif within the time limits required by law; or

          (ii) a certification to the effect that the relevant member of the Group has been informed by the Local Authority that the prefecture has requested further information or documents with respect to the Local Authority Direct Authorisation Approval, and that such further information or documents have been provided; and/or that the Local Authority has received a request by any third party for a recours administratif but that the Local Authority has decided not to revoke the Local Authority Direct Authorisation Approval; or

          (iii) a certification to the effect that the relevant member of the Group has been informed by the Local Authority that such further information has been requested and/or that such a request for a recours administratif has been made but that the Parent has concluded that it is likely that such further information will result in a favourable decision by the prefecture and/or that such recours administratif will not result in a revocation by the Local Authority of its decision. In such case, the Facility Agent shall transmit such certification, together with any documents in support of such conclusion provided by the Borrower to the Banks. The Banks shall be entitled to review such materials for a period not in excess of thirty (30) days and the request by the prefecture for further information and/or the request for a recours administratif shall not bar the Proposed Future Radio and Television Network Public Domain Occupation Agreement from becoming a Permitted Future Radio and Television Network Public Domain Occupation Agreement so long as the Majority Banks consent thereto (such consent not to be unreasonably withheld).

     (d)  Where relevant, one or more of the following documents:

          (i) a certification of the Parent to the effect that the relevant prefecture or any third party (tiers) with standing (interet a agir) has filed such an appeal with the administrative court and that such appeal has been denied by the administrative court, such certification to be accompanied by a copy of the decision of the administrative court; or

          (ii) a certification of the Parent to the effect that the relevant prefecture or any third party (tiers) with standing (interet a agir) has filed such an appeal with the administrative court (tribunal administratif), but that the Parent has concluded that such appeal is without legal foundation. In such case, the Facility Agent shall transmit such certification, together with any documents in support of such conclusion provided by the Parent (including, if so requested by the Facility Agent, a legal opinion of external counsel to the Borrower provided at the expense of the Borrower) to the Banks. The Banks shall review such materials for a period not in excess of thirty (30) days and the Proposed Future Radio and Television Network Public Domain Occupation Agreement shall qualify as a Permitted Future Radio and Television Network Public Domain Occupation Agreement if the Majority Banks determine (such determination not to be unreasonably withheld) that such appeal is without legal foundation.

                                  SCHEDULE 9
                             ADDRESSES FOR NOTICES


THE PARENT:                   12, rue Albert Einstein
                              77420 Champs-sur-Marne
                              France
                              Attention:  President of the Board of Directors
                              Copy : Financial and Administrative Director
                              Facsimile:  (33) (0) 1.64.61.14.05

                              with copies to:
                              ---------------

                              United Pan-Europe Communications
                              Fred. Reoskestraat 123
                              PO Box 74763
                              1070 BT Amsterdam
                              Attention : Chief Financial Officer
                              Fax no: 00 (31) 20778 9861

THE FACILITY AGENT:           3, rue d'Antin
                              75002 Paris
                              Attention: Gabriel Lefebvre
                              Facsimile: (33) (0) 1 42 98 43 17
                              Reference:  384 DOM "Coordination des Financements
                              Structures"

                              Copy:   Guillaume Plassard
                              Facsimile:  (33) (0) 1 42 98 09 79

                              Reference: 401 Media/Telecom/Finance Group
THE SECURITY AGENT:           3, rue d'Antin
                              75002 Paris
                              Attention: Gabriel Lefebvre
                              Facsimile: (33) (0) 1 42 98 43 17

                              Reference: 384 DOM "Coordination des Financements Structures"

                              Copy:   Guillaume Plassard
                              Facsimile:  (33) (0) 1 42 98 09 79

                              Reference: 401 Media/Telecom/Finance Group

THE ARRANGER:                 3, rue d'Antin
                              75002 Paris
                              Attention: Gabriel Lefebvre
                              Facsimile: (33) (0) 1 42 98 43 17

                              Reference: 384 DOM "Coordination des Financements Structures"

                              Copy:   Guillaume Plassard
                              Facsimile:  (33) (0) 1 42 98 09 79

                              Reference: 401 Media/Telecom/Finance Group
THE BANKS:                    3, rue d'Antin
                              75002 Paris
                              Attention: Gabriel Lefebvre
                              Facsimile: (33) (0) 1 42 98 43 17

                              Reference:  384 DOM "Coordination des
                              Financements Structures"

                              Copy:   Guillaume Plassard
                              Facsimile:  (33) (0) 1 42 98 09 79

                              Reference: 401 Media/Telecom/Finance Group

THE ACCEDING BORROWERS        Details to be provided to the Facility Agent by
(IF ANY):                     the Parent or by the relevant Acceding Borrower at
                              the time of the signature of the Borrower
                              Accession Notice.

                                  SCHEDULE 10

                              1998 BUSINESS PLAN

                                  SCHEDULE 11

                       INTEREST RATE PROTECTION STRATEGY

The Parent will conclude or cause to be concluded by any Acceding Borrowers, Interest Rate Protection Agreements as follows :

i) The covenant of the Parent to comply with the present Interest Rate Protection Strategy will commence on the date at which the aggregate amount of the Advances first reaches FRF 200,000,000. The Parent and any Acceding Borrower shall fulfil such requirement, and provide evidence thereof to the Facility Agent, within ten (10) Banking Days from such date.

ii) The covenant of the Parent to comply with the present Interest Rate Protection Strategy will cease to be in effect as from the date the amount of the Advances has become less than FRF 200,000,000.

iii) Reference Rate : 3 month or 6 month LIBOR

     Strike Price : no more than 8% per annum

iv)  Type of instrument : cap or collar

v)   Minimum fraction of outstanding to be covered as follows:

Outstanding Amount                                  Amount to be covered
------------------                                  --------------------

Less than FRF 200,000,000                           Nil

Greater than or equal to FRF 200,000,000 but less   FRF 100,000,000
 than FRF 250,000,000

Greater than or equal to FRF 250,000,000 but less   FRF 125,000,000
 than FRF 300,000,000

Greater than or equal to FRF 300,000,000 but less   FRF 150,000,000
 than FRF 350,000,000

Greater than or equal to FRF 350,000,000 but less   FRF 175,000,000
 than FRF 400,000,000

Greater than or equal to FRF 400,000,000 but less   FRF 200,000,000
 than FRF 450,000,000

Greater than or equal to FRF 450,000,000 but less   FRF 225,000,000
 than FRF 500,000,000

Greater than or equal to FRF 500,000,000 but less   FRF 250,000,000
than FRF 550,000,000

Greater than or equal to FRF 550,000,000 but less   FRF 275,000,000
than FRF 600,000,000

Greater than or equal to FRF 600,000,000 but less   FRF 300,000,000
than FRF 650,000,000

Greater than or equal to FRF 650,000,000 but less   FRF 325,000,000
than FRF 700,000,000

FRF 700,000,000                                     FRF 350,000,000


vi) Minimum duration of Interest Rate Protection Agreements : 4 years as from the date of signature, or, if less, a duration equal to the time remaining to run between the date of signature of the Interest Rate Protection Agreements, and the date at which the amount of the Advances shall become less than FRF 200,000,000 according to the repayment schedule (Clause 5.2 of the Agreement)

vii) Transactions will be concluded pursuant to the master agreements sponsored by the Association Francaise des Banques.

viii) The Parent shall provide the Facility Agent with proof of the signature of each Interest Rate Protection Agreement.

                                  SCHEDULE 12

                    ACQUIRED COMPANY NEGATIVE PLEDGE LETTER


                        LETTERHEAD OF ACQUIRED COMPANY

PARIBAS
3, rue d'Antin
75002 Paris
France

                                                                          [DATE]

Attention:  .


Dear Sirs,

                            MEDIARESEAUX MARNE S.A.
                    FRF 700,000,000 SECURED CREDIT FACILITY
                        FACILITY AGREEMENT DATED . 1998)
                               (the "AGREEMENT")

We refer to the Agreement and, in particular Clause 10.1(ff) thereof. Terms defined in the Agreement shall have the same meaning when used in this Certificate.

We hereby undertake that, from the date hereof and so long as any monies are owing under any of the Facility Documents, any part of the Advances remains outstanding, or any Overdraft Utilisation remains outstanding, without the prior written consent of the Facility Agent acting on the instructions of the Majority Banks, we will not permit any Encumbrance (other than Permitted Encumbrances and Encumbrances required to be granted to the Security Agent on behalf of the Senior Creditors pursuant to the Facility) to subsist, arise or be created or extended over all or any part of our present or future undertakings, assets, rights or revenues to secure or prefer any of our present or future indebtedness or that of any other person.

Yours sincerely,

 .

                                  SCHEDULE 13
                           SUBSTITUTION CERTIFICATE

To: PARIBAS as Facility Agent

From: [THE EXISTING BANK] and [THE NEW BANK]     Date: [   ]

 MEDIARESEAUX MARNE - FRF 700,000,000, SECURED CREDIT AGREEMENT DATED [DATE]

We refer to Clause 19.3 (Procedure for transfers).

1  We [     (the "EXISTING BANK") and [                      ] (the "NEW BANK")
   agree to the Existing Bank transferring to the New Bank all the Existing Bank's rights and obligations referred to in the Schedule to this Substitution Certificate, in accordance with Clause 19.3 (Procedure for transfers).

2  The specified date for the purposes of Clause 19.3 is [date of transfer].

3 The Facility Office and address for notices of the New Bank for the purposes of Clause 18 (Notices) are set out in the Schedule.

4 The New Bank hereby appoints the Facility Agent and the Security Agent to act as its agent on its behalf, which appointment the Facility Agent and the Security Agent accept, with respect to the Facility Documents and the Security Documents, to hold the benefit of the same and confirms it is bound by the Facility Documents and the Security Documents to which the Banks are party.

5 This Substitution Certificate, by which we assign our rights to the New Bank, shall be notified to the Parent and to any Acceding Borrower by huissier (bailiff) in accordance with the provisions of Article 1690 of the Civil Code.

6  This Substitution Certificate is governed by French law.

                                 THE SCHEDULE

                   RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

[Details of the rights and obligations of the Existing Bank to be transferred, including under the Subordination Agreement].

[Existing Bank]                                        [New Bank]

By:                                                    By:

Date:                                                  Date:

[NEW BANK]

[Facility Office                                       Address for notices]

[FACILITY AGENT]
[for and on behalf of itself as Facility Agent and on behalf of each party to the Facility Agreement and the Parent and the relevant Acceding Borrower]

                                  SCHEDULE 14
                        EXISTING THIRD-PARTY TRADEMARKS

Trademark            Owner             Registration number  Date of registration
                                           with French          with French
                                       National Industrial  National Industrial
                                       Property Institute   Property Institute

Mediareseaux         Mediareseaux SA       955635357             05 05 1995
Marne
MR Mediareseaux      Mediareseaux SA       96609366              15-03-1996
(semi-figurative)

                                  SCHEDULE 15
                           BORROWER ACCESSION NOTICE
                           -------------------------

To:  Paribas as Facility Agent

From:  name of Acceding Borrower and Mediareseaux Marne

Date: [                ]

We refer to the Agreement for a FRF700,000,000 Secured Credit Facility entered into between Mediareseaux Marne and the Banks and Financial Institutions listed in Schedule 1 to such Agreement (as from time to time amended, varied, extended, restated, refinanced or replaced, hereinafter referred to as the "FACILITY AGREEMENT").

We refer to Clause 2.5 of the Facility Agreement. Words and expressions defined in the Facility Agreement have the same meanings when used in this deed.

We hereby give you notice that Name of Acceding Borrower of address shall become a Borrower and hereby agrees to be bound by all the terms of the Facility Agreement as Borrower in accordance with Clause 2.5 of the Facility Agreement, as if it had been a party thereto at the date of the signature of the Facility Agreement.

The address for notices of name of Acceding Borrower for the purposes of Clause
19.1 of the Facility Agreement is:

[



                   ]

This Notice is governed by French law.


[NAME OF ACCEDING BORROWER]                  MEDIARESEAUX MARNE


Authorised Signatory
[Appropriate execution Clause]

By:                                          By:

By:

PARIBAS


Signed for and on behalf of

Banque Paribas

by:  [Denis de Paillerets]

by:  [Guillaume Plassard]

                                  SCHEDULE 16
                           FORM OF PARENT GUARANTEE
                           ------------------------

                                   GUARANTEE
                                   ---------

BETWEEN THE UNDERSIGNED:

(1) THE BANKS, as such term is defined in the Facility Agreement (including any entity which becomes a Bank hereafter pursuant to the provisions of the Facility Agreement), represented by Paribas, in its capacity as Security Agent (hereinafter the "BENEFICIARIES");

(2) PARIBAS, a societe anonyme with directorate and supervisory board organised under the laws of France, with a registered capital of FRF 5,761,476,600, located at 3, rue d'Antin, 75002 Paris, France, duly registered in the Registry of Commerce and Companies of Paris under no 662 047 885, acting in its own name and as a mandataire (hereinafter the "SECURITY AGENT") and

(3) MEDIARESEAUX MARNE, a societe anonyme organised under the laws of France, with a share capital of FRF 144,000,000, whose registered office is 12, rue Albert Einstein, 77420 Champs-sur-Marne, France, and which is registered at the Registry of Commerce and Companies of Meaux under no 400 461 950 (hereinafter the "GUARANTOR").

WHEREAS:

(A)  Pursuant to a facility agreement dated                 1998 (the "FACILITY
     AGREEMENT") between inter alia, Paribas as Facility Agent, Paribas as Security Agent, the Banks named therein, and the Guarantor as Parent and Original Borrower, the Banks have agreed to make available to the Guarantor and to Acceding Borrowers a loan facility for a maximum principal amount of FRF 700,000,000 (seven hundred million French francs).

(B) Pursuant to the terms of the Facility Agreement, the Guarantor has promised to guarantee to the Beneficiaries the payment of any sum due by any Acceding Borrower (as such term is defined in the Facility Agreement) authorised to use all or part of the credit facility made available pursuant to the terms of the Facility Agreement.

(C) [ACCEDING BORROWER] a FORM OF COMPANY, organised under the laws of France, with a registered capital of FRF . , located at . , France, duly registered in the Registry of Commerce and Companies of under no . (hereinafter the "DEBTOR") wishes to accede to the Facility Agreement as an Acceding Borrower in order to benefit from all or part of the credit facility made available pursuant to the Facility Agreement. As such right is subject to the granting of a guarantee by the Guarantor in favour of the Beneficiaries, represented by the Security Agent, the parties have concluded this agreement.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1    GUARANTEE
     ---------

1.1 The Guarantor hereby expressly guarantees on an in solidum basis (caution solidaire) the payment of all amounts which are or become due by the Debtor to the Banks pursuant to the Facility Agreement (hereinafter the "GUARANTEED LIABILITIES") up to an aggregate principal amount of six hundred and eighty million French francs (FRF 680,000,000) plus interests, commissions, costs and accessory amounts of any kind.

1.2 In consequence thereof, and waiving any right it may have pursuant to Articles 2021 and 2026 of the Civil Code (renonciation aux benefices de discussion et de division), the Guarantor undertakes unconditionally and irrevocably to pay immediately to the Security Agent, in its capacity as agent of the Beneficiaries, on simple written demand of the Security Agent, all Guaranteed Liabilities which may become due for any reason whatsoever.

1.3 In the event that the Guarantor becomes entitled to be subrogated to the rights, privileges or security of the Beneficiaries, or in the event that the Guarantor becomes substituted in respect of the Beneficiaries by virtue of any such subrogation, the Guarantor agrees to refrain from exercising any action or right as against the Debtor until the Beneficiaries have received full payment of the Guaranteed Liabilities.

1.4 The Guarantor shall not be entitled to benefit from any legal or judicial postponement which may be claimed by the Debtor.

1.5 Any amount paid by the Guarantor hereunder shall be paid without set-off against any amounts which may be otherwise due by the Beneficiaries and net of any present or future taxes, duties, withholdings or deductions whatsoever which may be made, withheld or deducted by or on behalf of any French or foreign tax authorities.

2  REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR
   -----------------------------------------------

2.1 The Guarantor expressly represents and warrants that the signature of this guarantee agreement has been duly authorised by resolutions adopted on by its board of directors, pursuant to Article 98 and Articles 101 et seq of the law no 66-537 24th July 1966.

3    TERM
     ----
     The obligations resulting from this Guarantee Agreement shall remain in force for as long as (i) the Facility Documents remain in force and applicable or (ii) any amount remains due and payable in respect of the Guaranteed Liabilities.

     Consequently, the Guarantor shall not be released from its obligations hereunder until such time as (i) none of the Facility Documents remains in force, and (ii) no amount remains due in respect of the Guaranteed Liabilities.

4    GOVERNING LAW AND JURISDICTION
     ------------------------------
4.1 This Agreement is governed by French law as to its validity, construction and enforcement.

4.2 The parties hereby irrevocably consent to the exclusive jurisdiction of the Commercial Court of Paris (Tribunal de Commerce de Paris) in connection with any action or proceeding arising out of this Guarantee Agreement or any documents or instruments delivered pursuant to this Agreement.

Signed in Paris in three (3) copies on:


  THE BANKS                              )
  Beneficiaries                          )
  Represented by :                       )
  PARIBAS                                )
  Represented by:

  Denis de Paillerets                    )

  Guillaume Plassard                     )


  PARIBAS                                )
  Security Agent                         )
  Represented by:

  Denis de Paillerets                    )

  Guillaume Plassard                     )


  MEDIARESEAUX MARNE                     )*
  Guarantor                              )
  Represented by :                       )

  Patrick Drahi                          )
  President                              )


  (*) Insert the handwritten mention: "Good for in solidum guarantee for the sum of FRF 680,000,000 and any interest, commissions, fees and accessories, as described more fully above."

                                   SIGNATURE



THE BORROWER:
------------

Signed for and on behalf of              )
MEDIARESEAUX MARNE                       )

by: Patrick Drahi


THE ARRANGER:
------------

Signed for and on behalf of              )
PARIBAS                                  )

by: Denis de Paillerets


by: Guillaume Plassard


THE FACILITY AGENT
------------------

Signed for and on behalf of              )
PARIBAS                                  )

by: Denis de Paillerets


by: Guillaume Plassard


THE SECURITY AGENT
------------------

Signed for and on behalf of              )
PARIBAS                                  )

by: Denis de Paillerets


by: Guillaume Plassard




THE BANKS

PARIBAS                                  )

by: Denis de Paillerets


by: Guillaume Plassard